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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ACTIVISION BLIZZARD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3100 Ocean Park Boulevard
Santa Monica, California 90405

April 20, 2010

Notice of 2010 Annual Meeting of Stockholders

Dear Stockholder:

        You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Activision Blizzard, Inc. The meeting will be held on Thursday, June 3, 2010, beginning at 9:00 a.m., Pacific Daylight Time, at the offices of Equity Office at 3200 Ocean Park Boulevard, Santa Monica, California, 90405.

        Information about the meeting and the matters on which stockholders will act is included in the accompanying proxy statement.

        The purposes of this year's annual meeting are to:

          1.     elect 11 directors; and

          2.     act on a proposal to approve our 2008 Incentive Plan, as amended and restated to increase the maximum number of shares of Activision Blizzard, Inc.'s common stock authorized for issuance pursuant to awards granted under the plan and the maximum number of shares that may be issued pursuant to certain types of awards under the plan, to revise certain provisions relating to the granting of incentive compensation intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended, and to amend certain limitations with respect to the granting of awards under the plan.

        The Board of Directors of Activision Blizzard, Inc. has fixed April 6, 2010 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

        It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading "Procedural Matters" in the proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Robert A. Kotick President and Chief Executive Officer

** Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on Thursday, June 3, 2010 **

The proxy statement and our 2009 annual report to stockholders are each available at: http://www.cstproxy.com/activision/2010

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2010

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2010

GENERAL

        This proxy statement is furnished in connection with the solicitation by the Board of Directors ("Board") of Activision Blizzard, Inc., a Delaware corporation, of proxies from holders of our issued and outstanding shares of common stock, par value $0.000001 per share ("Common Stock"). The proxies being solicited will be used at the annual meeting of our stockholders to be held on Thursday, June 3, 2010, at the offices of Equity Office at 3200 Ocean Park Boulevard, Santa Monica, California, 90405, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement of the meeting (the "Annual Meeting"). We will be mailing a notice regarding the Internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the Internet) to stockholders on or prior to April 23, 2010. All references to the "Company," "we," "us," "our," and "Activision Blizzard" in this proxy statement mean Activision Blizzard, Inc.

PROCEDURAL MATTERS

Record Date and Quorum

        Stockholders of record at the close of business on April 6, 2010 are entitled to notice of, and to vote at, the Annual Meeting. There were 1,243,483,898 shares of our Common Stock outstanding and entitled to vote on the record date. Each such share of our Common Stock is entitled to one vote on each matter presented for action at the Annual Meeting. A majority of the outstanding shares of our Common Stock entitled to vote at the meeting must be present in person or by proxy at the Annual Meeting in order for a quorum to be present. Proxies representing abstentions will be included for purposes of determining whether a quorum is present at the Annual Meeting, but proxies representing "broker non-votes" will not be included. A "broker non-vote" occurs when a broker, bank or other nominee who holds shares for a beneficial owner to be represented at a meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Required Votes

        In the election of directors (proposal 1), you may vote "for" or "against," or "abstain" from voting with respect to one or more nominees. Similarly, you may vote "for" or "against," or "abstain" from voting, with respect to the amended and restated Activision Blizzard, Inc. 2008 Incentive Plan (proposal 2).

        Election of any nominee as a director (proposal 1) and approval of proposal 2 each requires the affirmative vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, shares not present and broker non-votes will not have any effect on the voting outcome with respect to the election of directors or proposal 2. Shares present but not voted for one or both of the proposals (either because of an express abstention or because the vote is otherwise not cast) will have the same effect as a vote "against" a director nominee or proposal 2, as the case may be.

        Because the election of directors (proposal 1) and the approval of proposal 2 are each a "non-routine" proposal, if you hold your shares in street name and do not give your broker, bank or other nominee instructions as to how to vote your shares with respect to the proposal, your broker, bank or other nominee will not have authority to vote your shares, resulting in a broker non-vote with respect to that proposal. Broker non-votes will not count as voted on the proposal, or as present or represented at the meeting, and so will have no effect on the vote.

        Stockholders have no dissenters' rights or rights of appraisal under Delaware law or our Certificate of Incorporation or Bylaws in connection with the election of directors (proposal 1) or approval of proposal 2.

Proxies

        Whether or not you are able to attend the Annual Meeting, you are urged to vote your shares by proxy. Stockholders of record may vote online at www.continentalstock.com, by calling (866) 894-0537 or, if they receive a copy of this proxy statement by mail, by completing and mailing the proxy card enclosed with that proxy statement. If you are a stockholder of record and you choose to vote by mail, please complete, sign and date the proxy card as soon as possible. If you hold shares in street name through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares.

        The shares of Common Stock represented by all valid proxies we receive prior to the Annual Meeting that are not properly revoked prior to being voted at the Annual Meeting will be voted at the Annual Meeting as directed. If no directions are specified, those proxies will be voted FOR each of the director nominees named in this proxy statement (proposal 1) and FOR approval of the amended and restated Activision Blizzard, Inc. 2008 Incentive Plan (proposal 2). Any stockholder may revoke or change that stockholder's proxy at any time before the proxy is voted at the Annual Meeting by (1) sending a written notice of revocation of the proxy to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405, (2) properly delivering a subsequently dated proxy or (3) voting in person at the Annual Meeting.

Attending and Voting at the Annual Meeting

        You should be prepared to present a valid form of photo identification, such as a driver's license, state-issued ID card or passport, to gain admittance to the Annual Meeting. In addition, if you are a stockholder of record, your ownership as of the record date will be verified by reference to our records prior to admittance into the Annual Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com.

        Stockholders of record who wish to vote in person at the Annual Meeting must request a ballot at the meeting. Street-name holders who wish to vote in person at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares of record.

Costs of Proxy Solicitation

        We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card, the notice regarding the Internet availability of proxy materials and any additional solicitation materials we send to stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to those beneficial owners. In addition, proxies may be solicited, personally or by telephone, by our directors, officers and regular employees without additional compensation.

 PROPOSAL 1—
ELECTION OF DIRECTORS

General

        On July 9, 2008, a business combination (the "Combination") by and among Activision, Inc., Sego Merger Corporation, a wholly owned subsidiary of Activision, Inc., Vivendi S.A. ("Vivendi"), VGAC LLC, a wholly owned subsidiary of Vivendi ("VGAC"), and Vivendi Games, Inc. ("Vivendi Games"), a wholly owned subsidiary of VGAC, was consummated. In connection with the consummation of the Combination, Activision, Inc. was renamed Activision Blizzard, Inc., we changed our fiscal year end from March 31st to December 31st and our Certificate of Incorporation and Bylaws were amended.

        Pursuant to our Bylaws, our Board is comprised of 11 members, consisting of six Vivendi directors (the "Vivendi Directors"), two executive directors (the "Executive Directors") and three independent directors (the "Independent Directors"). Three subcommittees of our Nominating and Corporate Governance Committee select nominees for the three categories of directors, as follows:

  •
  the Vivendi Nominating Committee selects the Vivendi Director nominees—Messrs. Capron, Crépin, Lévy, Morris, Roussel and Turrini are the six Vivendi Director nominees for election at the Annual Meeting;

  •
  the Executive Nominating Committee selects the Executive Director nominees—Messrs. Kelly and Kotick are the two Executive Director nominees for election at the Annual Meeting; and

  •
  the Independent Nominating Committee selects the Independent Director nominees—Messrs. Corti, Morgado and Sarnoff are the three Independent Director nominees for election at the Annual Meeting.

The process undertaken by our Nominating and Corporate Governance Committee (through the three subcommittees identified above) in selecting qualified director candidates is described below under "Corporate Governance Matters—Director Qualifications."

        Stockholders will elect 11 directors at the Annual Meeting. Those elected will serve until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each nominee. However, if any nominee becomes unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with our Bylaws.

        Pursuant to our Bylaws and an investor agreement among Vivendi, VGAC, Vivendi Games and us, VGAC, which holds a majority of the outstanding shares of our Common Stock, has agreed to vote its shares in a manner that ensures that all of the nominees are elected. For more information about the composition of our Board, the nominating subcommittees, our Bylaws and the investor agreement, see "Corporate Governance" and "Certain Relationships and Related Transactions" below.

Nominees

        The following table sets forth the names of the nominees and certain information about them (including their terms of service). Each of the nominees currently serves as a director of Activision Blizzard. Each has consented to be named in this proxy statement and has agreed to continue to serve as a director if elected at the Annual Meeting.

Name of Nominee	Age	Principal Occupation	Director Since
Philippe G. H. Capron	51	Chief Financial Officer of Vivendi	2008
Robert J. Corti	60	Chairman of the Board of Avon Products Foundation	2003
Frédéric R. Crépin	40	Senior Vice President, Head of Legal Department of Vivendi	2008
Brian G. Kelly	47	Co-Chairman of the Board of Activision Blizzard	1995
Robert A. Kotick	47	President and Chief Executive Officer of Activision Blizzard	1991
Jean-Bernard Lévy	55	Chairman of the Management Board and Chief Executive Officer of Vivendi	2008
Robert J. Morgado	67	Chairman of Maroley Media Group	1997
Douglas P. Morris	71	Chairman and Chief Executive Officer of Universal Music Group	2008
Stéphane Roussel	48	Senior Executive Vice President, Human Resources of Vivendi	2009
Richard Sarnoff	51	Co-Chairman of Bertelsmann	2005
Régis Turrini	51	Senior Executive Vice President, Strategy and Development of Vivendi	2009

For information regarding each nominee's current committee membership, please see "Corporate Governance Matters—Board of Directors and Committees—Board Committees" below.

        All of our directors bring to our Board a wealth of leadership and management experience, including board experience and experience derived from their service as executives of large public companies. Certain individual qualifications and skills of each of our directors that we believe contribute to the Board's effectiveness and success are described in his biography below.

        Mr. Capron became a director of Activision Blizzard in July 2008 in connection with the Combination. He has served as Chief Financial Officer and as a Member of the Management Board of Vivendi, a global communications and entertainment company, since April 2007. He joined Vivendi as Executive Vice President in January 2007. From 2006 until 2007, Mr. Capron served as Executive Vice President Finance and as a member of the Management Board of the Arcelor Group, a steel manufacturer (now part of Arcelor Mittal), and from 2002 until 2006 Mr. Capron was Executive Vice President of Arcelor. Mr. Capron is a member of the Supervisory Boards of each of Canal+ Group, a film and television studio and distributor controlled by Vivendi, Canal+ France, a French premium pay television channel controlled by Vivendi, Maroc Telecom, a Moroccan telecommunications provider and subsidiary of Vivendi, and Group Virbac, a French veterinarian pharmaceutical company, and is a director of each of SFR, a French mobile phone company controlled by Vivendi, NBC Universal, Inc., a media and entertainment company in which Vivendi has a minority investment, GVT Holdings, S.A., a Brazilian telecommunications and Internet solutions provider controlled by Vivendi, and Tinubu Square, a French provider of credit risk management solutions. Mr. Capron is a graduate of the École des Hautes Études Commerciales, the Institut d'Études Politiques de Paris and the École Nationale d'Administration.

        Mr. Capron's qualifications for election to our Board include his ability to provide the perspective of an active Chief Financial Officer, drawing on his extensive experience in financial leadership roles at large international corporations with worldwide operations. He also brings to Activision Blizzard strong leadership skills and knowledge of visual media, communications and entertainment markets, gained in part through his years of service on a variety of Supervisory Boards in these industries, as described above.

        Mr. Corti has been a director of Activision Blizzard since December 2003 and serves as Chairperson of the Audit Committee. Mr. Corti has more than 25 years of experience at Avon Products, Inc., a global manufacturer and marketer of beauty and related products. Mr. Corti joined Avon Products, Inc.'s tax department as a tax associate in 1976 and held positions of increasing responsibility in Avon Products, Inc.'s finance department throughout his tenure there, serving as the Executive Vice President and Chief Financial Officer of Avon Products, Inc. from 1998 until he retired from his positions as Chief Financial Officer in November 2005 and Executive Vice President in March 2006. Mr. Corti has served on the Board of Directors of Bacardi Limited, a wine and spirits group, since June 2006, and on the Board of Directors of ING Direct, a U.S. subsidiary of ING Groep, a Dutch insurance conglomerate, since January 2008. Mr. Corti also serves as Chairman of the Board of Directors of the Avon Products Foundation. Mr. Corti holds a B.A. degree in Accounting from Queens College and an M.B.A. degree in Taxation from St. John's University. Mr. Corti is also a certified public accountant.

        Mr. Corti's qualifications for election to our Board include his financial expertise, and his wealth of accounting and tax experience, gleaned in part from his long tenure in Avon's finance department. Having served Avon for more than 25 years, working his way up to more and more senior roles within that organization, Mr. Corti offers the unique perspective of having helped to guide a large public company with international operations through the changing economic and competitive landscape of the last two and a half decades. Mr. Corti serves on our Audit Committee, and he qualifies as an audit committee financial expert (as defined in the applicable rules of the SEC) and is financially sophisticated within the meaning of the NASDAQ Marketplace Rules.

        Mr. Crépin became a director of Activision Blizzard in July 2008 in connection with the Combination and serves as Chairperson of the Nominating and Corporate Governance Committee. He has served as Senior Vice President, Head of Legal Department of Vivendi since August 2005. Mr. Crépin joined Vivendi's office of the General Counsel and Legal Department in July 2000. Prior to joining Vivendi, Mr. Crépin served as an associate at several law firms in each of Paris and New York and is a member of both the Paris and the New York bars. He is a graduate of the Institut d'Études Politiques de Paris, holds an L.L.M. degree from New York University School of Law, a Masters Degree in European business law from the Université Paris II Panthéon Assas and a Masters Degree in employment and labor law from the Université Paris X Nanterre.

        Mr. Crépin's qualifications for election to our Board include his ability to offer the perspective of a practicing attorney and his experience as head of Vivendi's Legal Department, with responsibility for overseeing a large team of lawyers responsible for advising Vivendi on the wide range of legal issues that arise in the course of operating a large, international public company. Drawing on this experience, Mr. Crépin brings to our Board a wealth of practical, problem-solving skills and extensive knowledge of the legal and regulatory frameworks in which large, international public companies operate.

        Mr. Kelly has held various positions of responsibility with Activision Blizzard since 1991, including serving as a director of Activision Blizzard since July 1995 and the Co-Chairman of our Board since October 1998. Mr. Kelly holds a B.A. degree in accounting from Rutgers University and a J.D. degree from Fordham University School of Law.

        Mr. Kelly's qualifications for election to our Board include his dedication to Activision Blizzard over almost two decades of service in our executive ranks, and as a director and Co-Chairman of our

Board, and the depth of institutional knowledge and understanding he possesses by virtue of that service. During that time, he has demonstrated his superior leadership skills, his devotion to Activision Blizzard and his commitment to helping to ensure our ongoing success.

        Mr. Kotick has been a director of Activision Blizzard and our Principal Executive Officer since February 1991 and was our Chairman and Chief Executive Officer from February 1991 until July 2008, when he became our President and Chief Executive Officer in connection with the Combination. Mr. Kotick is also a member of the Board of Trustees for The Center for Early Education, is Chairman of the Committee of Trustees at the Los Angeles County Museum of Art and is a member of the Board of Directors of the Tony Hawk Foundation. In addition, he served on the Board of Directors of Yahoo!, an Internet content and service provider, from 2003 until 2008.

        Mr. Kotick's qualifications for election to our Board include his devotion to Activision Blizzard, which he has demonstrated during his almost two decades of service to us, including as our Principle Executive Officer, President, Chief Executive Officer and Chairman of the Board. As a result, he possesses a depth of institutional knowledge and understanding of our organization, as well as practical experience in a Chief Executive Officer role. Mr. Kotick also brings to Activision Blizzard his perspective as a Board member at a variety of other organizations, and his experience in helping those organizations achieve their diverse goals and overcome a widely varying range of challenges through changing economic and social times.

        Mr. Lévy became a director of Activision Blizzard in July 2008 in connection with the Combination and serves as Chairman of our Board and Chairperson of the Compensation Committee. He has served as the Chairman of the Management Board of Vivendi and Chief Executive Officer of Vivendi since April 2005 and was Chief Operating Officer of Vivendi from August 2002 until April 2005. Mr. Lévy currently serves as the Vice-Chairman of the Supervisory Board of Maroc Telecom, a Moroccan telecommunications provider and subsidiary of Vivendi, and as the Chairman of the Supervisory Board of each of Canal+ France, a French premium pay television channel controlled by Vivendi, and Viroxis, a French pharmaceutical and biotechnology company. Mr. Lévy is also a member of the Supervisory Board of Canal+ Group, a film and television studio and distributor controlled by Vivendi, and is a director of each of Société Générale, a French-based banking group, SFR, a French mobile phone company controlled by Vivendi, NBC Universal, Inc., a media and entertainment company in which Vivendi has a minority investment, VINCI, a French integrated concessions and construction group, GVT Holdings, S.A., a Brazilian telecommunications and Internet solutions provider controlled by Vivendi, French Europlace, an entity which promotes Paris as a financial centre, Institut Telecom, a public administrative institution whose mission lies in higher education, research and continuing training in the field of information and communication science and technology, and l'Institut Pasteur, a private foundation dedicated to the prevention and treatment of diseases. Mr. Lévy previously served as Chairman and Chief Executive Officer of VU Net and VTI and as a director of each of UGC, Cegetel, Oddo Pinatton Group and HCA. Mr. Lévy has degrees from the École Polytechnique and the École Nationale Supérieure des Télécommunications.

        Mr. Levy's qualifications for election to our Board include his ability to provide the perspective of an active Chief Executive Officer, drawing on his extensive experience in that role and other senior executive roles at large international corporations with worldwide operations. He also brings to Activision Blizzard strong leadership skills and knowledge of visual media, communications and entertainment markets, gained in part through his years of service as a director and on Supervisory Boards at a variety of global companies in these industries, as described above.

        Mr. Morgado has been a director of Activision Blizzard since February 1997. Mr. Morgado is Chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as Chairman and Chief Executive Officer of the Warner Music Group, Inc., a music content company comprised of recorded music and music publishing businesses, from 1985 to

1995. Mr. Morgado serves on the boards of directors of the Maui Arts & Cultural Center and New Milford Hospital in Connecticut. He is also a member of the Board of Managers of Nest Top, LLC, the controlling shareholder of Nest Family and Nest Learning Systems, a children's entertainment company. Mr. Morgado holds a B.A. degree from Chaminade University of Honolulu and an M.P.A. degree from The State University of New York.

        Mr. Morgado's qualifications for election to our Board include his extensive experience as a Chief Executive Officer and director at a variety of media and entertainment companies, and his perspective as the creator and Chairman of a media entertainment investment company, the Maroley Media Group, which has been in existence for 15 years. Mr. Morgado serves on our Audit Committee, and qualifies as financially literate as required under the NASDAQ Marketplace Rules.

        Mr. Morris became a director of Activision Blizzard in July 2008 in connection with the Combination. He has served on Vivendi's Management Board since April 2005. Mr. Morris is currently the Chairman and Chief Executive Officer of Universal Music Group, a music content company comprised of recorded music and music publishing businesses and a subsidiary of Vivendi, a position he has held since November 1995. Mr. Morris also currently serves as a director for various subsidiaries of Universal Music Group and for CBS Corporation, a mass media corporation, as well as serving on the Board of Directors of the Robin Hood Foundation, a charitable organization which attempts to alleviate problems caused by poverty in New York City, and the Board of Directors of the Rock and Roll Hall of Fame. Mr. Morris holds a B.A. degree from Columbia University.

        Mr. Morris' qualifications for election to our Board include his perspective as Chief Executive Officer of a large, public entertainment company operating worldwide, a position he has held for 15 years, and as a board member at a variety of other media and entertainment companies. Mr. Morris also brings to Activision Blizzard his perspective as a board member and trustee of organizations outside of the media and entertainment markets—namely the Robin Hood Foundation, the Rock and Roll Hall of Fame, and the Cold Spring Harbor Laboratory—where he has gained breadth of experience through dealing with the wide range of issues and challenges that those organizations face.

        Mr. Roussel has been a director of Activision Blizzard since June 2009. He has served as Senior Executive Vice President, Human Resources of Vivendi since May 2009. From July 2004 until March 2009, when he became an Executive Vice President of Vivendi, he served as Executive Vice President, Human Resources of SFR, a French telecommunications company controlled by Vivendi. Prior to joining SFR, Mr. Roussel held various positions in the human resources departments of Xerox, document management company, and the Carrefour Group, a global distribution group. He has a degree from the École des Psychologues Practiciens.

        Mr. Roussel's qualifications for election to our Board include his ability to provide the perspective of a senior executive human resources role for a variety of large, international public companies. Mr. Roussel brings to Activision Blizzard an intimate knowledge of the varying needs of companies, particularly with respect to employee relations and compensation matters, and a demonstrated ability to help lead companies and their workforces through ever-changing conditions in the macroeconomic environment and within the dynamic markets in which our business operates.

        Mr. Sarnoff has been a director of Activision Blizzard since August 2005, and is employed by Bertelsmann AG, a diversified media and services company, where he serves as Co-Chairman of Bertelsmann, Inc. and President of Bertelsmann Digital Media Investments. Previously, Mr. Sarnoff served as Executive Vice President and Chief Financial Officer of Random House, Inc., a general trade book publisher and subsidiary of Bertelsmann AG. He currently serves on the Board of Directors of Amdocs, Inc., a provider of software and services to the telecommunications industry. Mr. Sarnoff also served as a member of the Supervisory Board of Bertelsmann AG from 2002 to 2008, as a member of the Board of Directors of the Princeton Review, an educational preparation company, from 2000 to 2009 and as a member of the Board of Directors of Audible, Inc., a provider of spoken audio entertainment, information, and educational programming, from 2001 to 2008. He was also formerly Chairman of the Board of the American Association of Publishers. Mr. Sarnoff holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard Business School.

        Mr. Sarnoff's qualifications for election to our Board include his experience serving as Chief Financial Officer and a variety of other senior leadership roles both in and outside of the media, entertainment and digital technology industries. He also brings to Activision Blizzard strong leadership skills and business acumen, gained in part through his years of service on the boards of large, international public companies competing in diverse markets. Mr. Sarnoff serves on our Audit Committee, and qualifies as financially literate as required under the NASDAQ Marketplace Rules.

        Mr. Turrini has been a director of Activision Blizzard since June 2009. He has served as Senior Executive Vice President, Strategy and Development of Vivendi since January 2008 and was Executive Vice President, Mergers and Acquisitions of Vivendi from January 2003 until January 2008. Mr. Turrini has also served as the Chairman and Chief Executive Officer of Vivendi Telecom International, an international telecommunications provider and subsidiary of Vivendi, since January 2008, and as the Chairman, of Wengo SAS, a French voice over internet protocol (i.e., VOIP) service provider and subsidiary of Vivendi, since March 2009. In addition, Mr. Turrini currently serves as a member of the Supervisory Board of each of Maroc Telecom, a Moroccan telecommunications provider and subsidiary of Vivendi, and Canal+ France, a French premium pay television channel controlled by Vivendi, and is a director of GVT Holdings, S.A., a Brazilian telecommunications and Internet solutions provider controlled by Vivendi. Prior to joining Vivendi, Mr. Turrini served as a judge in the French administrative judicial system, was an associate at two law firms in Paris and was a managing partner of the investment bank Arjil & Company. He is a member of the Paris bar. He has degrees from the Institut d'Études Politiques de Paris and the École Nationale d'Administration.

        Mr. Turrini's qualifications for election to our Board include his ability to contribute his perspective on how we can grow and expand our business, as well as his perspective on our strategy within the broader markets in which we compete, developed in part through his experience as Senior Executive Vice President of Strategy and Development and Executive Vice President of Mergers and Acquisitions of Vivendi, as noted above. His experience as Chief Executive Officer and service as a board member of companies in the communications and entertainment industries demonstrate his strong leadership skills and knowledge of the entertainment industry.

Required Vote and Board Recommendation

        Each director is elected by the affirmative vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting. At the Annual Meeting, VGAC is expected to vote its shares FOR the election of each nominee for director in accordance with the investor agreement and our Bylaws.

The Board recommends that you vote FOR the election
of each nominee for director.

PROPOSAL 2—
APPROVAL OF THE 2008 INCENTIVE PLAN, AS AMENDED AND RESTATED

General

        The Activision Blizzard Inc. 2008 Incentive Plan was adopted by our Board on July 28, 2008, approved by our stockholders and amended and restated by our Board on September 24, 2008, amended and restated by our Board with stockholder approval on June 3, 2009 and amended and restated by the Compensation Committee of our Board with stockholder approval on December 17, 2009 (as so amended and restated, the "2008 Plan"). The 2008 Plan authorizes the Compensation Committee of our Board to grant equity- and cash-based compensation for the purpose of providing incentives and rewards for performance to the directors, officers and other employees of, and consultants to, Activision Blizzard and our subsidiaries. On February 10, 2010, our Board adopted, subject to stockholder approval, amendments to the 2008 Plan to increase the maximum number of shares of our Common Stock authorized for issuance pursuant to awards granted under the 2008 Plan and the maximum number of shares that may be issued pursuant to certain types of awards under the 2008 Plan and, on April 14, 2010, our Compensation Committee adopted, subject to stockholder approval, amendments to the 2008 Plan to revise certain provisions relating to the granting of incentive compensation intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the "Internal Revenue Code") and to amend certain limitations with respect to the granting of awards under the 2008 Plan, all as described below.

Proposed Amendments

        Increase in the maximum number of shares of our Common Stock authorized for issuance pursuant to awards granted and the maximum number of shares that may be issued pursuant to certain types of awards.    The changes that would be implemented by the proposed amendments of the 2008 Plan, if it is adopted by our stockholders, include the following:

  •
  an increase in the maximum number of shares of our Common Stock issuable under the 2008 Plan by 56,000,000 shares (those additional 56,000,000 shares, the "Proposed Additional Shares"); and

  •
  an increase in the limit on the number of shares of our Common Stock that may be issued under the 2008 Plan pursuant to the following types of awards as follows:

  •
  incentive stock options by 56,000,000 shares;

  •
  awards other than options or share appreciation rights ("SARs") by 28,000,000 shares; and

  •
  custom awards granted under Section 10 of the plan (i.e., awards not explicitly contemplated by the 2008 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock or factors that may influence the value of our Common Stock or that are valued based on the performance of Activision Blizzard or any of our subsidiaries or business units or other factors designated by the Compensation Committee) by 11,200,000 shares.

        Revision of certain provisions relating to the granting of incentive compensation intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.    In addition, if the proposed amendments to the 2008 Plan are approved by our stockholders, the following changes to the 2008 Plan will be implemented:

  •
  the revision of the definition of "covered employee" as used in the 2008 Plan to include any "executive officer" of the Company within the meaning of Rule 3b-7 under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), rather than any plan participant who is, or is determined by the Compensation Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code;

  •
  the revision of the definition of "management objectives" (as described below) to remove any language that could be interpreted to suggest that the Compensation Committee is unable to make awards to covered employees that are not intended to be performance-based compensation;

  •
  the revision of the definition of management objectives and of the definition of "performance period" to remove any language that could be interpreted to suggest that we are restricted from making awards of performance shares or performance share units that become payable upon the achievement of performance criteria other than management objectives; and

  •
  the amendment of the provisions regarding custom awards to clarify that those awards may be determined by reference to the achievement of management objectives.

        Amendment of certain limitations on our ability to make awards to plan participants.    Further, if the proposed amendments to the 2008 Plan are approved by our stockholders, the following changes to the 2008 Plan will be implemented:

  •
  the increase by $4 million of the maximum aggregate value of performance units which may be granted to any one participant in a single fiscal year, from $2 million to $6 million; and

  •
  the increase by $4 million of the maximum aggregate value of custom awards not involving the issuance or transfer of shares of our Common Stock which may be granted to any one participant in a single fiscal year, from $2 million to $6 million.

Reasons for Stockholder Approval

        Stockholder approval of the amendments to the 2008 Plan is necessary in order for us to meet the stockholder approval requirements of the NASDAQ Stock Market ("NASDAQ"). If our stockholders do not approve the amendments to the 2008 Plan, the 2008 Plan will not be amended and any future awards under the 2008 Plan will be made under the terms of the 2008 Plan that are currently in effect, for so long as available shares remain.

        Increase in the maximum number of shares of our Common Stock authorized for issuance pursuant to awards granted and the maximum number of shares that may be issued pursuant to certain types of awards.    Equity-based compensation has been a major component of our compensation programs for many years. The Board believes that our ability to grant equity-based compensation has been a significant factor in our achievement of its growth objectives and our ability to increase stockholder value and is critically important for our continued success. The principal factors shaping the Board's view in this regard are as follows:

  •
  Recruiting and Retention.  In the industry in which we compete, our use of equity-based compensation is vital in order for us to attract and retain executive, creative and technical talent and other key employees. In particular, the market for creative and technical talent is extremely competitive in the interactive entertainment software industry.

  •
  Motivation.  Our use of equity-based compensation is fundamental to our ability to motivate our employees to achieve our growth objectives.

  •
  Alignment with Stockholder Interests.  Our ability to use equity-based compensation gives it the most effective means to align the interests of our employees with those of our stockholders because equity-based compensation directly links the employee's compensation to an increase in the value of our Common Stock.

Without a new share authorization under the 2008 Plan, we believe that, in the near future, we will cease being able to make grants under the plan and, as a result, no longer have the ability to utilize equity-based compensation as a meaningful component of our compensation programs, putting us at a significant competitive disadvantage and compromising our ability to enhance stockholder value.

        As of April 1, 2010, 19,985,756 shares of our Common Stock remained available for issuance under the 2008 Plan. If the proposed addition of 56,000,000 shares is approved by our stockholders, we anticipate having sufficient shares to meet our needs for recruiting, retention and motivation through the next three to four fiscal years, although those expectations could change in response to extraordinary circumstances (such as acquisitions).

        Revision of certain provisions relating to the granting of incentive compensation intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.    Amending the 2008 Plan will clarify the provisions in the existing plan relating to incentive compensation that is intended to qualify for the exception from Section 162(m) of the Internal Revenue Code for "performance-based compensation." (Whether or not our stockholders approve the amendments to the 2008 Plan, we may make awards outside of the 2008 Plan to our employees, including our "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code (generally, the chief executive officer and the three other highest paid officers other than the chief financial officer), and may make awards under the 2008 Plan that we are unable to deduct because of the limitations imposed by Section 162(m) of the Internal Revenue Code, which limits the ability of publicly held corporations like the Company to deduct compensation paid to "covered employees" within the meaning of Section 162(m).)

        Amendment of certain limitations on our ability to make awards to plan participants.    Increasing the limitations on the value of performance units and custom awards not involving the issuance or transfer of shares of our Common Stock will provide us with increased flexibility to award compensation to our employees, which we believe will increase our ability to motivate our employees to achieve our growth objectives, thus increasing stockholder value.

Summary of the 2008 Plan, as Proposed to be Amended and Restated

        The following summary of the principal terms and provisions of the 2008 Plan as proposed to be amended and restated is qualified in its entirety by the terms of the 2008 Plan, which is included as Appendix A attached to this proxy statement and incorporated herein by reference.

  Shares Available Under the 2008 Plan

        On April 1, 2010, we had 19,985,756 shares of our Common Stock reserved for future issuance under the 2008 Plan (which, for the sake of clarity, does not include the Proposed Additional Shares), subject to adjustment as provided in the 2008 Plan in the event of stock splits, stock dividends, the issuance of rights and certain other events. The NASDAQ Official Closing Price of our Common Stock on April 1, 2010 was $11.92 per share. As described above, on February 10, 2010, our Board adopted, subject to stockholder approval, the amendment described herein increasing the maximum number of shares of our Common Stock reserved for issuance under the 2008 Plan by 56,000,000 shares.

        The number of shares reserved for issuance under the 2008 Plan on April 1, 2010 may be further increased from time to time by:

  •
  the number of shares relating to awards outstanding under the Prior Plans at April 1, 2010 that:

  •
  expire, or are forfeited, terminated or cancelled, without the issuance of shares;

  •
  are settled in cash in lieu of shares; or

    •
    are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; and

  •
  if the exercise price of any option outstanding under any Prior Plan at September 24, 2008 is, or the tax withholding requirements with respect to any award outstanding under any Prior Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to us of shares already owned, the number of shares equal to the withheld or transferred shares.

"Prior Plans" means the following equity incentive plans: (1) the Activision, Inc. 1998 Incentive Plan, as amended; (2) the Activision, Inc. 1999 Incentive Plan, as amended (the "1999 Plan"); (3) the Activision, Inc. 2001 Incentive Plan, as amended; (4) the Activision, Inc. 2002 Incentive Plan, as amended (the "2002 Plan"); (5) the Activision, Inc. 2002 Executive Incentive Plan, as amended; (6) the Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended (the "2002 Studio Plan"); (7) the Activision, Inc. 2003 Incentive Plan, as amended (the "2003 Plan"); and (8) the Activision, Inc. 2007 Incentive Plan (the "2007 Plan"). At the time the 2008 Plan was approved by our stockholders on September 24, 2008, there were 87,899,042 shares subject to awards outstanding under the Prior Plans that potentially could become available for awards under the 2008 Plan. On September 24, 2008, the effective date of the 2008 Plan, we ceased to grant awards under the Prior Plans, although those plans remain in effect and continue to govern outstanding awards.

        Under the 2008 Plan:

  •
  shares relating to awards that expire, or are forfeited, terminated or cancelled, without the issuance of shares, awards that are settled in cash in lieu of shares and awards that are exchanged, with the Compensation Committee's permission, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock, will again be available for issuance or transfer under the 2008 Plan;

  •
  if the exercise price of any option is, or the tax withholding requirements with respect to any award granted under the 2008 Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to us of shares already owned, a number of shares equal to the withheld or transferred shares will again be available for issuance or transfer under the 2008 Plan; and

  •
  if a SAR is exercised and settled in shares, a number of shares equal to the difference between the total number of shares with respect to which the award is exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the 2008 Plan, with the result being that only the number of shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of shares of our Common Stock available for issuance or transfer under the 2008 Plan.

        Shares utilized under the 2008 Plan may be newly issued shares, treasury shares or a combination of both.

        The 2008 Plan contains the following aggregate and individual annual grant limitations:

  •
  Limits on ISOs.  The number of shares that we may issue or transfer upon the exercise of incentive stock options ("ISOs") may not exceed 84,878,935 (which equals the number of shares available for grant under the 2007 Plan at the time the 2008 Plan was approved by stockholders, plus 70,000,000 shares consisting of the 14,000,000 shares that were reserved for issuance under the 2008 Plan in December 2009 plus the Proposed Additional Shares) in the aggregate;

  •
  Limits on Awards Other than Options and SARs.  The number of shares that we may issue or transfer as or pursuant to awards other than options or SARs may not exceed 50,000,000 in the aggregate, including no more than 20,000,000 in the aggregate as or pursuant to custom awards

    (i.e., awards not explicitly contemplated by the 2008 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock or factors that may influence the value of our Common Stock or that are valued based on the performance of Activision Blizzard or any of our subsidiaries or business units or other factors designated by the Compensation Committee (which may include the achievement of management objectives));

  •
  Limits on Options and SARs.  The number of shares issuable or transferable in respect of options and SARs granted to any one participant in a single fiscal year may not exceed 4,000,000 in the aggregate;

  •
  Limits on Restricted Shares and Restricted Share Units.  The number of (1) restricted shares granted to any one participant in a single fiscal year and (2) shares issuable or transferable in respect of restricted share units granted to that participant in that year, may not exceed 2,000,000 in the aggregate;

  •
  Limits on Performance Shares.  The number of performance shares granted to any one participant in a single fiscal year may not exceed 3,000,000 in the aggregate;

  •
  Limits on Performance Units.  The value of performance units granted to any one participant in a single fiscal year may not exceed $6 million in the aggregate (with the value of any such grant to be determined as of the date of the grant);

  •
  Limits on Incentive Bonuses.  The amount of any senior executive plan bonuses paid under the 2008 Plan to any one participant for a single fiscal year may not exceed $6 million in the aggregate; and

  •
  Limits on Custom Awards.  The number of shares issuable or transferable in respect of custom awards granted to any one participant in a single fiscal year may not exceed 3,000,000 in the aggregate and the value of any custom award that does not involve the issuance or transfer of shares may not exceed $6 million in the aggregate (with the value of any such award to be determined as of the date of the award).

  Eligibility

        Directors, officers and other employees of, and consultants to, Activision Blizzard and our subsidiaries are eligible to participate in the 2008 Plan. As of April 1, 2010, approximately 7,600 individuals were considered eligible to be selected by the Compensation Committee to receive awards under the 2008 Plan, including our 8 executive officers and our 10 directors who are not executive officers.

  Types of Awards Authorized

        The 2008 Plan provides for the granting of stock options, SARs (both freestanding SARs and SARs granted in tandem with stock options), restricted shares, restricted share units, performance shares, performance units, dividend equivalents and custom awards. Awards granted under the 2008 Plan will be upon whatever terms are approved by the Compensation Committee and set forth in an award agreement or other evidence of an award, provided that (a) the exercise price per share of stock options, and the price per share of freestanding SARs, granted under the 2008 Plan will be not less than the "market value per share" (defined as (i) the closing price per share of Common Stock as reported on the principal securities exchange, association or quotation system on which the Common Stock is then listed or quoted, or (ii) if clause (i) does not apply, the fair market value of a share of Common Stock as determined by the Compensation Committee), and (b) no stock option or freestanding SAR granted under the 2008 Plan may be exercised more than 10 years from the date of grant. An award will contain those terms and provisions, consistent with the 2008 Plan, which

Compensation Committee approves, including provisions for the acceleration of vesting or the lapse, expiration or termination of restrictions or other conditions upon the occurrence of certain events, including change of control events.

        The 2008 Plan also provides that the Compensation Committee may from time to time authorize payment of a senior executive plan bonus to a participant who is a "covered employee" (defined for purposes of the 2008 Plan as an "executive officer" of the Company within the meaning of Rule 3b-7 under the Exchange Act), which incentive compensation will become payable upon the achievement of specified management objectives, as described below. The payment of a senior executive plan bonus under the 2008 Plan may be made in cash, in shares of our Common Stock or a combination of both, as determined by the Compensation Committee.

  Management Objectives

        The 2008 Plan contemplates that the Compensation Committee will establish "management objectives" for purposes of any grants of incentive bonuses. Under the 2008 Plan, the Compensation Committee may also establish management objectives in connection with grants of stock options, SARs, restricted shares, restricted share units, performance shares, performance units and custom awards. For example, the Compensation Committee may specify management objectives that must be achieved as a condition to exercising options or SARs, to result in termination or early termination of the restrictions applicable to restricted shares or restricted share units or to result in the vesting of performance shares or performance units.

        Subject to the limits described below, management objectives may be described in terms of either Activision Blizzard-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department, region or function. The Compensation Committee may provide, in connection with the setting of management objectives, that any evaluation of performance may include or exclude certain items, including, without limitation, asset write downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Standards Codification ("ASC") Subtopic 225-20 or in management's discussion and analysis of financial condition and results of operations appearing in our Annual Report on Form 10-K for the applicable year, acquisitions or divestitures and foreign exchange gains and losses.

        Management objectives applicable to any award to a participant who is a covered employee within the meaning of the 2008 Plan that is intended to be deductible under Section 162(m) of the Internal Revenue Code will be limited to measurable and specified levels of performance or relative peer company performance in any one or more of the following objectives, or any combination of any of them, as determined by the Compensation Committee in its sole discretion: adjusted net earnings; appreciation in or maintenance of the price of our Common Stock (or any other publicly traded securities of Activision Blizzard), including, without limitation, comparisons with various stock market indices; attainment of strategic and operational initiatives; budget; cash flow (including, without limitation, free cash flow); cost of capital; cost reduction; earnings and earnings growth (including, without limitation, earnings per share, earning before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization); market share; market value added; net income; net sales; operating profit and operating income; pretax income before allocation of corporate overhead and bonus; quality; recruitment and development of associates; maintenance of internal control over financial reporting and corporate governance practices; reductions in costs; return on assets and return on net assets; return on equity; return on invested capital; sales and sales growth; successful acquisition/divestiture; and total stockholder return and improvement of stockholder return.

        If the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances, render previously established management objectives unsuitable, the Compensation Committee may in its discretion modify those management objectives or the minimum acceptable level of achievement of those objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Internal Revenue Code. In such case, the Compensation Committee may not make any such modification of the management objectives or minimum acceptable level of achievement with respect to such covered employee.

  Administration and Amendments

        The 2008 Plan is administered by the Compensation Committee. The Compensation Committee has sole discretion to interpret any provision of the 2008 Plan or an award thereunder, make any determination necessary or advisable for the administration of the 2008 Plan and awards thereunder, and waive any condition or right of ours under an award or discontinue or terminate an award. Further, any decision or determination made by the Compensation Committee with respect to the 2008 Plan or an award thereunder will be made by the Compensation Committee in its sole and absolute discretion, subject to the terms of the 2008 Plan. The interpretation and construction by the Compensation Committee of any provision of the 2008 Plan or of any award, and any determination by the Compensation Committee pursuant to any provision of the 2008 Plan or of any award, will be final and conclusive.

        The Compensation Committee may amend the 2008 Plan from time to time without further approval by stockholders, except where the amendment must be approved by stockholders in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which our Common Stock is listed or quoted (currently, NASDAQ). Further, if an amendment to the 2008 Plan would increase the number of shares of our Common Stock that may be issued or transferred upon the exercise of ISOs, then that amendment will be subject to stockholder approval and will not be effective unless and until that approval has been obtained.

        Subject to the foregoing, the Compensation Committee may amend the terms of any award granted under the 2008 Plan prospectively or retroactively, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code. No amendment to any award may materially and adversely affect the rights of any participant taken as a whole without his or her consent.

  Change of Control

        Awards under the 2008 Plan may provide that, upon a change of control of Activision Blizzard, those awards will become vested or earned, in whole or in part. For example, an award of options or SARs may provide that unvested options or SARs will become vested and immediately exercisable, either in whole or in part, upon a change of control. Similarly, awards of restricted shares, restricted share units, performance shares and performance units, custom awards and incentive bonuses may provide that the restrictions or other conditions prescribed by the Compensation Committee, if any, with respect thereto will automatically lapse, expire and terminate, and those awards will be deemed to be earned, in whole or in part, upon a change of control.

  Transferability

        The 2008 Plan expressly provides that, with our consent, which may be granted or withheld in our sole and absolute discretion, a participant may transfer an award for estate planning purposes or pursuant to a domestic relations order, provided the transferee executes an agreement, in form satisfactory to us, to be bound by the terms and conditions of the 2008 Plan and the award being transferred. Unless otherwise permitted by the Compensation Committee, except as described in the immediately preceding sentence (1) no award or other derivative security granted under the 2008 Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution and (2) stock options and SARs are exercisable during the optionee's lifetime only by him or her or by his or her guardian or legal representative.

  Adjustments

        The number of shares authorized under the 2008 Plan, the number of, and, if applicable, amounts payable for, shares subject to outstanding awards and the various limits contained in the 2008 Plan will be adjusted in the event of stock dividends, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event or in the event of a change of control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2008 Plan whatever alternative consideration (including cash), if any, the Compensation Committee, in good faith, determines to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee will also make or provide for such adjustments in the number of shares available under the 2008 Plan and the other limitations contained in the 2008 Plan as is appropriate to reflect any transaction or event described above. Further, in the event that we issue warrants or other rights to acquire common shares on a pro-rata basis to all stockholders, the Compensation Committee will make those adjustments in the number of shares authorized under the 2008 Plan and in the limits contained in the 2008 Plan as it determines are equitable, including proportionately increasing the number of authorized shares or any such limit.

  Withholding Taxes

        To the extent that we or any of our subsidiaries is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2008 Plan and the amounts available to us or our subsidiary for that withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or other person make arrangements satisfactory to us for payment of the balance of the taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit.

  Termination

        No award will be made under the 2008 Plan after September 24, 2018, but all awards made on or prior to September 24, 2018 will continue in effect thereafter subject to the terms of those awards and of the 2008 Plan.

Federal Income Tax Consequences

        The following discussion of the principal U.S. federal income tax consequences with respect to awards under the 2008 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following discussion is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion assumes that awards granted under the 2008 Plan are exempt from, or comply with, the provisions of Section 409A of the Internal Revenue Code. This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

  Non-Qualified Stock Options

        In general, no income will be recognized by an optionee at the time a non-qualified stock option is granted. At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  Incentive Stock Options

        No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares are issued to the optionee pursuant to the exercise of an ISO and no disqualifying disposition of those shares is made by the optionee within two years after the date of grant or within one year after the transfer of those shares to the optionee, then upon sale of those shares any amount realized in excess of the exercise price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of those shares at the time of exercise (or, if less, the amount realized on the disposition of those shares if a sale or exchange) over the exercise price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as capital gain (or loss).

  Stock Appreciation Rights

        Generally, no income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.

  Restricted Shares

        A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for the restricted shares) at the time the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of the shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

  Restricted Share Units

        No income generally will be recognized upon the award of restricted share units. The recipient of a restricted share unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that the shares are transferred to the participant under the award (reduced by any amount paid by the participant for the restricted share units), and the capital gains/loss holding period for the shares will also commence on that date.

  Performance Shares and Performance Units

        No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

  Senior Executive Plan Bonuses

        The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of our Common Stock received as payment of a bonus.

  Tax Consequences to Activision Blizzard or Subsidiary

        To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary of ours for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, and that the deduction is not disallowed by the $1 million limitation on certain compensation of covered employees under Section 162(m) of the Internal Revenue Code.

  Section 409A of the Internal Revenue Code

        To the extent that any award granted under the 2008 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A. If an award does not comply with the requirements of Section 409A, penalty taxes and interest may be imposed on the participant receiving the award.

New Plan Benefits

        Awards under the 2008 Plan are discretionary. As a consequence, other than amounts payable under our incentive plans, as discussed below in "Executive Compensation—Compensation Discussion and Analysis," and equity awards to unaffiliated directors, as discussed in "Director Compensation—Equity Compensation and Stock Ownership Guidelines," we cannot currently determine the number or type of awards that may be granted in the future under the 2008 Plan.

        Since the date the 2008 Plan was adopted through April 1, 2010: options to purchase 1,200,000 shares of our Common Stock, 80,000 performance shares and 150,000 restricted shares had been issued to Mr. Tippl; options to purchase 200,000 shares of our Common Stock and 60,000 restricted shares units had been issued to Mr. Hodous; options to purchase 200,000 shares of our Common Stock has been issued to Mr. Morhaime; options to purchase 300,000 shares and 75,000 restricted shares units had been issued to Mr. Walther; options to purchase an aggregate of 2,360,000 shares of our Common Stock, an aggregate of 80,000 performance shares, an aggregate of 150,000 restricted shares and an aggregate of 280,000 restricted share units had been issued to our executive officers as a group (including Messrs. Tippl, Hodous, Morhaime and Walther); options to purchase an aggregate of 60,000 shares of our Common Stock and an aggregate of 50,000 restricted share units had been issued to our non-executive directors as a group; and options to purchase an aggregate of 11,071,657 shares of our

Common Stock and 3,385,605 restricted share units had been issued to our non-executive employees as a group. No awards had been made to Messrs. Kotick or Hack.

        None of our director nominees or any associate of any of our directors, director nominees or executive officers has received any equity incentive award under the 2008 Plan since April 1, 2010. However:

  •
  Mr. Morhaime's employment agreement with us provides that we will recommend to the Compensation Committee that he receive a grant of options to purchase 200,000 shares of our Common Stock once per year during the term of his agreement to the extent awards are being made to our other senior executives during that year. Please see "Executive Compensation—Employment Agreements—Michael Morhaime" below; and

  •
  Pursuant to his employment agreement with us, as amended in March 2010, if approved by the Compensation Committee, Mr. Tippl will receive a grant of options to purchase 525,000 shares of our Common Stock, 350,000 restricted share units and 225,000 performance shares. Please see "Executive Compensation—Employment Agreements—Thomas Tippl" below.

Required Vote and Board Recommendation

        The affirmative vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal 2.

The Board recommends that you vote FOR approval of the 2008 Plan, as amended and restated.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information, as of December 31, 2009, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted average exercise price of outstanding options, warrants and rights(2)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Activision, Inc. 1998 Incentive Plan, as amended	327,983		$3.14	—	(3)
Activision, Inc. 2001 Incentive Plan, as amended	2,852,521		$4.92	—	(3)
Activision, Inc. 2002 Executive Incentive Plan	5,127,116		$2.81	—	(3)
Activision, Inc. 2003 Incentive Plan	28,233,935		$7.91	—	(3)
Activision, Inc. 2007 Incentive Plan	20,341,595		$14.64	—	(3)
Activision Blizzard, Inc. 2008 Incentive Plan	15,776,733		$11.39	16,490,932	(4)

All stockholder approved plans	72,659,883		$9.62	16,490,932

Equity compensation plans not approved by stockholders:
Activision, Inc. 1999 Incentive Plan, as amended(5)	931,279		$3.82	—	(3)
Activision, Inc. 2002 Incentive Plan, as amended(6)	6,327,451		$4.26	—	(3)
Activision, Inc. 2002 Studio Employee Retention Incentive Plan(7)	403,156		$3.05	—	(3)
Other Employee Stock Options	4	(8)	$0.51	—

All non-stockholder approved plans	7,661,890		$4.15	—

Total	80,321,773		$9.04	16,490,932

(1)
Reflects options to purchase shares of our Common Stock and, in the case of the 2003 Plan, the 2007 Plan and the 2008 Plan, 74,559 restricted share units, 5,067,900 restricted share units and 3,365,792 restricted share units, respectively, each reflecting the right to receive a share of Common Stock.

(2)
As there is no exercise price for restricted share units, the values in this column represent the weighted average exercise price of any outstanding options under the relevant plan.

(3)
Upon adoption of the 2008 Plan, pursuant to the terms thereof, we ceased making awards under each of the Prior Plans, although each Prior Plan remains in effect and continues to govern outstanding awards thereunder.

(4)
The number of shares reserved for issuance under the 2008 Plan may be increased from time to time as described in "Proposal 2—Approval of the 2008 Incentive Plan, as Amended and Restated—Summary of the 2008 Plan, as Proposed to be Amended and Restated—Shares Available Under the 2008 Plan."

(5)
On April 26, 1999, our Board approved the 1999 Plan. The 1999 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted share awards, deferred share awards and other equity based awards to our or any of our subsidiaries' directors, officers, key employees, consultants, representatives and other agents. Only non-qualified stock options have been granted under the 1999 Plan. All options granted under the 1999 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 1999 Plan expired on May 31, 2009; however, we ceased making awards under the 1999 Plan upon adoption of the 2007 Plan.

(6)
On April 4, 2002, our Board approved the 2002 Plan. The 2002 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted share awards, deferred share awards and other equity based awards to our or any of our subsidiaries' or affiliates' officers (other than executive officers), employees, consultants and advisors. Only non-qualified stock options have been granted under the 2002 Plan. All options granted under the 2002 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Plan expires on April 3, 2012; however, we ceased making awards under the 2002 Plan upon adoption of the 2007 Plan.

(7)
On December 16, 2002, our Board approved the 2002 Studio Plan. The 2002 Studio Plan permitted the granting of non-qualified stock options and restricted share awards to our or our subsidiaries' and affiliates' key studio employees (other than executive officers and directors). Only non-qualified stock options have been granted under the 2002 Studio Plan. All options granted under the 2003 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Studio Plan expires on December 18, 2012; however, we ceased making awards under the 2002 Studio Plan upon adoption of the 2007 Plan.

(8)
Options granted to Robert A. Kotick to purchase shares of our Common Stock at a price of $0.51 per share, which expire on May 22, 2010.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of April 1, 2010, with respect to the beneficial ownership of our Common Stock by (1) each executive officer named in the "Summary Compensation Table" below (the "named executive officers"), (2) each director and each nominee for election as director, (3) all current executive officers and directors as a group, and (4) each stockholder (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act that we know to be the beneficial owner of more than 5% of our Common Stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

	Shares of Activision Blizzard Beneficially Owned
Beneficial Owner	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G.H. Capron	7,000		—		7,000	*
Robert J. Corti	44,000	(3)	325,280	(4)	369,280	*
Frédéric R. Crépin	7,000		—		7,000	*
Bruce L. Hack	—		400,000	(5)	400,000	*
Brian Hodous	56,609		480,000	(5)	536,609	*
Brian G. Kelly	926,484	(6)	1,843,213	(7)	2,769,697	*
Robert A. Kotick	4,096,149	(8)	9,363,806	(9)	13,459,955	1.07
Jean-Bernard Lévy	7,000		—		7,000	*
Robert J. Morgado	151,332		351,946	(10)	503,278	*
Michael Morhaime	—		220,000	(5)	220,000	*
Douglas P. Morris	10,000		—		10,000	*
Stéphane Roussel	—		7,500	(11)	7,500	*
Richard Sarnoff	42,000		200,834	(12)	242,834	*
Thomas Tippl(13)	327,534	(14)	711,114	(5)	1,038,648	*
Régis Turrini	—		7,500	(11)	7,500	*
Chris B. Walther	—		—		—	—
All current directors and executive officers as a group (18 persons)	5,722,210	(15)	14,773,030	(16)	20,495,240	1.63
VGAC(17)	718,643,890		—		718,643,890	57.80

*
Less than 1%.

(1)
Consists of shares of Common Stock that may be acquired upon (a) the exercise of stock options that are exercisable on or within 60 days of April 1, 2010 (i.e., May 31, 2010) or (b) the vesting of restricted share units that vest within 60 days of April 1, 2010 (i.e., May 31, 2010).

(2)
The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2010 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 1,243,431,512, the total number of shares of our Common Stock outstanding on that date (including 184,474 restricted shares of Common Stock and 2,500,000 performance shares of Common Stock, all of which were issued and outstanding but subject to forfeiture on that date), and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)
Consists of shares held jointly by Mr. Corti and his spouse, who share voting and investment power with respect to such shares.

(4)
Consists of (a) options to purchase 317,780 shares of our Common Stock and (b) 7,500 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(5)
Consists of options to purchase shares of our Common Stock.

(6)
Consists of (a) 916,884 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership and (b) 9,600 shares held in UTMAs for the benefit of Mr. Kotick's minor children of which Mr. Kelly is the custodian, as to which Mr. Kelly disclaims beneficial ownership.

(7)
Consists of (a) 1,829,032 options to purchase shares of our Common Stock held by Mr. Kelly and (b) 14,181 options to purchase shares our Common Stock held in the 45121I Trust, a trust for the benefit of Mr. Kotick's minor children, of which Mr. Kelly is trustee, as to which Mr. Kelly disclaims beneficial ownership.

(8)
Consists of (a) 354,141 shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is trustee and beneficiary; (b) 2,500,000 performance shares of our Common Stock that were granted to Mr. Kotick on July 9, 2008 in connection with his employment agreement and which vest in accordance with that agreement; (c) 160,610 shares of our Common Stock held in the 10122CP Trust, of which Mr. Kotick and his spouse are joint trustees and joint beneficiaries; (d) 1,076,598 shares held in the 1011 Foundation, Inc. a charitable foundation of which Mr. Kotick is the President, as to which Mr. Kotick disclaims beneficial ownership; and (e) 4,800 shares held in UTMA for the benefit of Mr. Kotick's minor relative of which Mr. Kotick is the custodian, as to which Mr. Kotick disclaims beneficial ownership.

(9)
Consists of options to purchase shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is trustee and beneficiary.

(10)
Consists of (a) options to purchase 344,446 shares of our Common Stock and (b) 7,500 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(11)
Consists of restricted share units, each representing the conditional right to receive one share of our Common Stock.

(12)
Consists of (a) options to purchase 193,334 shares of our Common Stock and (b) 7,500 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(13)
Consists of equity held by the Thomas and Laura Tippl Family Trust. Thomas and Laura Tippl are co-trustees of such trust and share voting and investment power with respect thereto.

(14)
Includes 184,474 restricted shares of our Common Stock, 64,474 of which vest on October 3, 2010 and one-quarter of the remaining 120,000 of which vest on each of February 15, 2011, 2012, 2013 and 2014.

(15)
Includes shares of our Common Stock held indirectly by such individuals through trusts or other entities as described in footnotes (6) and (8) above.

(16)
Includes (a) options to purchase 14,735,530 shares of our Common Stock and (b) 37,500 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(17)
VGAC is a wholly owned subsidiary of Vivendi. The address for both VGAC and Vivendi is 42, avenue de Friedland, 75380 Paris cedex 08, France.

        The following table sets forth information, as of April 1, 2010, with respect to the beneficial ownership of shares of Vivendi by (1) each of our named executive officers, (2) each director and each nominee for election as a director of Activision Blizzard, and (3) all current executive officers and directors of Activision Blizzard, as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

	Shares of Vivendi Beneficially Owned
Beneficial Owner	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G. H. Capron	27,117	(3)	147,368	(4)	174,485	*
Robert J. Corti	—		—		—	—
Frédéric R. Crépin	4,349	(5)	157,061	(6)	161,410	*
Bruce L. Hack	—		—		—	—
Brian Hodous	—		—		—	—
Brian G. Kelly	—		—		—	—
Robert A. Kotick	—		—		—	—
Jean-Bernard Lévy	244,599	(7)	2,235,956	(8)	2,480,555	*
Robert J. Morgado	—		—		—	—
Michael Morhaime	—		—		—	*
Douglas P. Morris	10,000		121,334	(9)	131,334	*
Stéphane Roussel	10,026	(10)	190,323	(11)	200,349	*
Richard Sarnoff	—		—		—	—
Thomas Tippl	—		—		—	—
Régis Turrini	13,494	(12)	305,387	(13)	318,881	*
Chris B. Walther	—		—		—	—
All current executive officers and directors as a group (18 persons)	309,585		3,157,429	(14)	3,467,014	*

*
Less than 1%.

(1)
Consists of shares of Vivendi common stock that may be acquired upon (a) the exercise of stock options that are exercisable on or within 60 days of April 1, 2010 or (b) vesting and settlement of restricted share units that vest within 60 days of April 1, 2010 (i.e., May 31, 2010), or shares held in the Vivendi Group Savings Plan. Shares held in the Vivendi Group Savings Plan are restricted and may not be withdrawn from the plan except in limited circumstances as determined under French law. For purposes of this table, the number of shares (rounded to the nearest whole share) attributable to the Vivendi Group Savings Plan is equal to (a) the person's outstanding balance under the plan as of April 1, 2010, divided by (b) €20.17 per share, which is the closing price of Vivendi's common stock as reported on the NYSE Euronext market as of April 1, 2010.

(2)
The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2010 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 1,228,779,927, the total number of shares of record of Vivendi that were issued and outstanding on that date, and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)
Includes 9,334 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011.

(4)
Consists of (a) options to purchase 112,000 shares of Vivendi common stock; (b) 13,334 shares underlying performance-based RSUs which vest on April 17, 2010 (and will then be owned but may not be sold or otherwise transferred until April 19, 2012); and (c) 22,034 shares held in the Vivendi Group Savings Plan.

(5)
Consists of (a) 2,000 shares that are owned but that may not be sold or otherwise transferred until April 14, 2010, (b) 15 shares that are owned but that may not be sold or otherwise transferred until December 15, 2010; and (c) 2,334 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011.

(6)
Consists of (a) options to purchase 152,000 shares of Vivendi common stock; (b) 2,334 shares underlying performance-based RSUs which vest on April 17, 2010 (and will then be owned but may not be sold or otherwise transferred until April 19, 2012); and (c) 2,727 shares held in the Vivendi Group Savings Plan.

(7)
Includes (a) 30,000 shares that are owned but that may not be sold or otherwise transferred until April 14, 2010; (b) 30,000 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011; and (c) 7,394 shares that are owned by Mr. Lévy's spouse and his two minor children, as to which Mr. Lévy disclaims beneficial ownership.

(8)
Consists of (a) options to purchase 2,200,000 shares of Vivendi common stock; (b) 30,000 shares underlying performance-based RSUs which vest on April 17, 2010 (and will then be owned but may not be sold or otherwise transferred until April 19, 2012); and (c) 5,956 shares held in the Vivendi Group Savings Plan.

(9)
Consists of (a) options to purchase 37,333 shares that are exercisable on or within 60 days of April 1, 2010; (b) unvested options to purchase 74,667 shares of Vivendi common stock, which will vest upon Mr. Morris's termination from Vivendi for any reason other than cause; and (c) 9,334 shares underlying performance-based RSUs, which will vest upon Mr. Morris's termination from Vivendi for any reason other than cause.

(10)
Includes (a) 4,667 shares that are owned but that may not be sold or otherwise transferred until April 14, 2010; (b) 15 shares that are owned but that may not be sold or otherwise transferred until December 15, 2010; and (c) 4,667 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011.

(11)
Consists of (a) options to purchase 182,000 shares of Vivendi common stock; (b) 4,667 shares underlying performance-based RSUs which vest on April 17, 2010 (and will then be owned but may not be sold or otherwise transferred until April 19, 2012); and (c) 3,656 shares held in the Vivendi Group Savings Plan.

(12)
Includes (a) 5,334 shares that are owned but that may not be sold or otherwise transferred until April 14, 2010; (b) 15 shares that are owned but that may not be sold or otherwise transferred until December 15, 2010; and (c) 5,334 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011.

(13)
Consists of (a) options to purchase 288,000 shares of Vivendi common stock; (b) 6,667 shares underlying performance-based RSUs which vest on April 17, 2010 (and will then be owned but may not be sold or otherwise transferred until April 19, 2012); and (c) 10,720 shares held in the Vivendi Group Savings Plan.

(14)
Includes (a) options to purchase 3,046,000 shares of Vivendi common stock; (b) 66,336 shares underlying performance-based RSUs; and (c) 45,093 shares held in the Vivendi Group Savings Plan.

CORPORATE GOVERNANCE MATTERS

Board of Directors and Committees

  Controlled Company Exemption

        Since the consummation of the Combination, Vivendi, through its subsidiary VGAC, has held more than 50% of the power to vote for the election of our directors. Accordingly, we qualify as a "controlled company" under Rule 5615(c)(1) of the NASDAQ Marketplace Rules. As a controlled company, under Rule 5615(c)(2) of the NASDAQ Marketplace Rules, we are exempt from the requirements to have:

  •
  a majority of directors who qualify as "independent directors" pursuant to Rule 5605(a)(2) of the NASDAQ Marketplace Rules (which we refer to as "independent directors" in this proxy statement);

  •
  the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors; and

  •
  our director nominees selected, or recommended for our Board's selection, by either a majority of the independent directors or a nominating committee composed solely of independent directors.

  Board Composition and Meetings

        Our Board consists of 11 members. Pursuant to our Bylaws, provided that the percentage of outstanding shares of our Common Stock owned by Vivendi together with its controlled affiliates ("Vivendi's voting interest") does not fall and remain below 50% for a period of 90 consecutive days, our Board will include:

  •
  six Vivendi Directors;

  •
  two Executive Directors; and

  •
  three Independent Directors.

Vivendi Directors, Executive Directors and Independent Directors are selected in the manner described under "—Special Nominating Subcommittees" below.

        If Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then our Board will include a number of Vivendi Directors proportional to Vivendi's voting interest. If, at any time while our securities are listed on NASDAQ or any other U.S. stock exchange, applicable law or listing rules require that at least a majority of our Board be "independent" as defined by the law or listing rules, then (1) the size of our Board will be increased to add the number of additional directors required to satisfy the law or listing rules, and (2) those vacancies will be filled by individuals nominated by the Vivendi Directors and appointed by the affirmative vote of a majority of the directors then in office.

        From January 1, 2009 until June 5, 2009, the members of our Board were Philippe G. H. Capron, Robert J. Corti, Frédéric R. Crépin, Bruce L. Hack, Brian G. Kelly, Robert A. Kotick, Jean-Bernard Lévy, Robert J. Morgado, Douglas P. Morris, René P. Pénisson and Richard Sarnoff. Since June 5, 2009, the members of our Board have been Stéphane Roussel, Régis Turrini and Messrs. Capron, Corti, Crépin, Kelly, Kotick, Lévy, Morgado, Morris and Sarnoff.

        Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board determined that each of Messrs. Corti, Morgado and Sarnoff was an independent director.

        In accordance with our Corporate Governance Principles and Policies, a copy of which can be accessed on our website at http://investor.activision.com/documents.cfm, the Board must meet at least quarterly and in conjunction with the annual meeting of our stockholders. Our Board met six times during 2009, including at least once per quarter and in conjunction with the annual meeting. Each person who served on our Board during 2009 attended at least 75% of the aggregate of (1) the total number of meetings held by our Board during the period for which he was a director and (2) the total number of meetings held by each committee on which he served during the period in which he so served, in each case during 2009, with the exception of Mr. Turrini, who attended two of the three Board meetings held during the period he was a director.

        All directors are expected to attend the Annual Meeting. All persons serving as directors at the time attended the 2009 annual meeting of stockholders with the exception of Mr. Hack (who was not seeking reelection).

  Board Committees

        Our Board has three standing committees, each of which operates under a written charter approved by our Board: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Nominating and Corporate Governance Committee. In addition, there is a subcommittee of the Compensation Committee—the Section 16 Subcommittee—and there was an additional subcommittee of that committee—the Section 162(m) Subcommittee—until March 2010 (see "—Compensation Subcommittees for the Approval of Certain Awards" below). In accordance with our Bylaws there are also three subcommittees of the Nominating and Corporate Governance Committee—the Vivendi Nominating Committee, the Executive Nominating Committee and the Independent Nominating Committee (see "—Special Nominating Subcommittees" below). In addition, from time to time, our Board may form special, ad hoc committees to which it delegates certain authority to administer particular duties of the Board.

        The following table shows the membership of the Board's standing committees and the subcommittees of those committees prior to June 5, 2009:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Robert J. Corti	X	(1)	X	(2)(3)	—
Frédéric R. Crépin	—		X	(2)	—
Jean-Bernard Lévy	—		X	(1)(2)	X	(4)(5)
Robert J. Morgado	X		X	(2)(3)	X	(5)(6)
Douglas P. Morris	—		—		X	(4)
Réne P. Pénisson	—		X		X	(1)(4)(5)
Richard Sarnoff	X		—		X	(5)(6)

(1)
Chairperson

(2)
Member of the Section 162(m) Subcommittee since its formation in February 2009

(3)
Member of the Section 16 Subcommittee since its formation in February 2009

(4)
Member of the Vivendi Nominating Committee

(5)
Member of the Executive Nominating Committee

(6)
Member of the Independent Nominating Committee

        The following table shows the membership of the Board's standing committees and the subcommittees of those committees since June 5, 2009:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Robert J. Corti	X	(1)	X	(2)(3)	—
Frédéric R. Crépin	—		X	(2)	X	(1)(4)(5)
Jean-Bernard Lévy	—		X	(1)(2)	X	(4)(5)
Robert J. Morgado	X		X	(2)(3)	X	(5)(6)
Douglas P. Morris	—		—		X	(4)
Stéphane Roussel	—		X		—
Richard Sarnoff	X		—		X	(5)(6)

(1)
Chairperson

(2)
Member of the Section 162(m) Subcommittee until its disassembly in March 2010

(3)
Member of the Section 16 Subcommittee

(4)
Member of the Vivendi Nominating Committee

(5)
Member of the Executive Nominating Committee

(6)
Member of the Independent Nominating Committee

  Audit Committee

        You can access the written charter that describes the Audit Committee's composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

        With respect to membership on the Audit Committee, the charter currently provides that the committee must have at least three members and that:

  •
  all Audit Committee members must be determined by the Board to be independent directors under the NASDAQ Marketplace Rules and otherwise satisfy the NASDAQ Marketplace Rules with respect to audit committee membership (including meeting the criteria for independence set forth in Exchange Act Rule 10A-3);

  •
  no director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies, unless our Board determines that the simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee;

  •
  all Audit Committee members must understand fundamental financial statements;

  •
  at least one Audit Committee member must be designated by the Board as an "audit committee financial expert" as defined in the applicable rules of the SEC; and

  •
  no Audit Committee member can have participated in the preparation of the financial statements of Activision Blizzard or any of our current subsidiaries at any time during the three years prior to the proposed appointment of that Audit Committee member.

Further, our Corporate Governance Principles and Policies require that the Audit Committee members be independent under the criteria set forth therein, and the NASDAQ Marketplace Rules require that at least one Audit Committee member meets the financial sophistication requirements set forth therein.

        Based upon information requested from and provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Audit Committee is an independent director under both the NASDAQ Marketplace Rules and otherwise satisfies the NASDAQ requirements for audit committee membership (including independence as set forth in Exchange Act Rule 10A-3), and that each member of the Audit Committee is financially literate as required under the NASDAQ Marketplace Rules. Our Board has also determined that Mr. Corti is an audit committee financial expert as defined in the applicable rules of the SEC and is financially sophisticated within the meaning of the NASDAQ Marketplace Rules. Messrs. Corti, Morgado and Sarnoff are also independent under the criteria specified in the Corporate Governance Principles and Policies.

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Activision Blizzard and our subsidiaries and the audits of our financial statements and internal control over financial reporting. The Audit Committee's responsibilities include:

  •
  selecting, evaluating and overseeing our independent registered public accounting firm, including determining that firm's compensation;

  •
  overseeing our annual audit and quarterly reviews;

  •
  overseeing our financial reporting process and internal controls;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  reviewing and approving or disapproving related person transactions; and

  •
  reviewing and discussing with the independent auditors the results of the annual audit of our financial statements, including any comments or recommendations of our independent registered public accounting firm, and, based on that review and discussions and other considerations, recommending to our Board whether our financial statements should be included in our Annual Report on Form 10-K.

        Our independent registered public accounting firm reports directly to the Audit Committee.

        Before we or any of our subsidiaries engage our independent registered public accounting firm to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The chairperson of the Audit Committee may delegate to one or more members of the committee the authority to grant pre-approvals, provided the pre-approvals are reported to the Audit Committee at its next scheduled meeting.

        In accordance with our Corporate Governance Principles and Policies, our Audit Committee is also responsible for evaluating any stockholder proposals submitted to us for inclusion in any proxy statement for, and consideration at, any meeting of our stockholders.

        The Audit Committee's charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate.

        In accordance with our Corporate Governance Principles and Policies, the Audit Committee must meet at least quarterly. The Audit Committee met seven times during 2009, including at least once quarterly.

  Compensation Committee

        You can access the written charter that describes the Compensation Committee's composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

        With respect to membership on the Compensation Committee, the charter currently provides that the committee must have at least three members, at least two of whom must be:

  •
  "non-employee directors" as defined in Rule 16b-3 under the Exchange Act;

  •
  "outside directors" as defined under Section 162(m) of the Internal Revenue Code; and

  •
  determined by the Board to be "independent directors" under the NASDAQ Marketplace Rules.

Further, our Corporate Governance Principles and Policies require that the Compensation Committee members who are "independent directors" also be independent under the criteria set forth therein.

        Furthermore, in accordance with our Bylaws, provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, the Compensation Committee must include at least one Independent Director and have a majority of Vivendi Directors, and the chairperson of the committee must be a Vivendi Director. If Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Compensation Committee will include at least a number of Vivendi Directors proportional to Vivendi's voting interest.

        Based upon information requested from and provided by each director concerning his background, employment and affiliations, our Board has determined that Messrs. Corti and Morgado are each non-employee directors as defined in Rule 16b-3 under the Exchange Act, outside directors as defined under Section 162(m) of the Internal Revenue Code and independent directors under the NASDAQ Marketplace Rules. Messrs. Corti and Morgado are also independent under the criteria specified in the Corporate Governance Principles and Policies. The Board has determined that Messrs. Lévy, Crépin and Roussel are each outside directors as defined under Section 162(m) of the Internal Revenue Code, but none of them have been determined by the Board to be non-employee directors as defined in Rule 16b-3 under the Exchange Act or independent directors under the NASDAQ Marketplace Rules.

        The Compensation Committee discharges our Board's responsibilities relating to compensation paid to our directors and executive officers and evaluates and makes recommendations to our Board regarding compensation under our equity incentive plans and other compensation policies, programs, agreements and arrangements. Please see "Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Executive Compensation—Scope of Authority of the Compensation Committee" below for a description of the Compensation Committee's responsibilities.

        The Compensation Committee may delegate its authority and duties to subcommittees, individual committee members, or management, as it deems appropriate in accordance with applicable laws, rules and regulations, provided that no subcommittee may consist of fewer than two members. Please see "—Compensation Subcommittees for the Approval of Certain Awards" below for a description of the subcommittee currently maintained by the Compensation Committee. As further described in "Executive Compensation—Compensation Discussion and Analysis," the Compensation Committee consults with management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in establishing our executive compensation program.

        The Compensation Committee's charter authorizes it to engage independent counsel or other consultants or advisors, including compensation consultants, to advise the Compensation Committee with respect to amounts or forms of director compensation and benefits and employee and executive compensation and benefits.

        In accordance with our Corporate Governance Principles and Policies, the Compensation Committee must meet at least twice annually. The Compensation Committee met nine times during 2009.

        For additional information regarding the Compensation Committee, see "Executive Compensation—Compensation Discussion and Analysis" below.

  Compensation Subcommittees for the Approval of Certain Awards

        In February 2009, the Compensation Committee established two subcommittees—the Section 162(m) Subcommittee and the Section 16 Subcommittee.

        Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation paid to individuals who meet the definition of "covered employee" within the meaning of Section 162(m). "Performance-based" compensation (such as performance bonuses) is exempted from this limitation if a number of conditions are satisfied, including the approval of the compensation by a committee consisting solely of outside directors as defined under Section 162(m). At the time the Section 162(m) Subcommittee was established, the Compensation Committee did not consist solely of outside directors, so the subcommittee, which consisted of at least two outside directors, was established. The Section 162(m) Subcommittee's duties consisted of reviewing and approving all proposed performance-based cash compensation to potential covered employees, but it did not have the authority to act without the prior recommendation of the entire Compensation Committee. In March 2010, the Compensation Committee was then comprised solely of outside directors, so the Compensation Committee disassembled the Section 162(m) Subcommittee.

        In order to exempt the grant of equity awards to individuals subject to Section 16 of the Exchange Act (and transactions related to such awards, such as the exercise of stock options) from certain provisions of Section 16, the grant must be approved by our entire Board or a committee composed solely of non-employee directors within the meaning of Section 16. The Section 16 Subcommittee, which is required to consist of at least two non-employee directors, was established. The Section 16 Subcommittee's duties consist of reviewing and approving all proposed grants of equity awards to individuals subject to Section 16, but it does not have the authority to act without the prior recommendation of the entire Compensation Committee. When applicable, the approval of equity awards by the Section 16 Subcommittee is also intended to constitute approval for purposes of Section 162(m) of the Internal Revenue Code.

  Nominating and Corporate Governance Committee

        You can access the written charter that describes the Nominating and Corporate Governance Committee's composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

        The charter currently provides that the Nominating and Corporate Governance Committee must consist of at least three directors.

        Furthermore, in accordance with our Bylaws, provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, the committee will include at least one Independent Director and have a majority of Vivendi Directors, and the chairperson of the committee will be a Vivendi Director. If Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Nominating and Corporate Governance Committee will include at least a number of Vivendi Directors proportional to Vivendi's voting interest.

        Based upon information requested from and provided by each director concerning his background, employment and affiliations, our Board has determined that Messrs. Morgado and Sarnoff are each independent directors. Messrs. Morgado and Sarnoff are also independent under the criteria specified in the Corporate Governance Principles and Policies. None of Messrs. Crépin, Lévy and Morris has been determined by the Board to be independent directors under the NASDAQ Marketplace Rules.

        In accordance with our Bylaws, we maintain three subcommittees of the Nominating and Corporate Governance Committee (the "Special Nominating Subcommittees") whose primary function is to nominate Board candidates in accordance with our Bylaws. Please see "—Special Nominating Subcommittees" below.

        The Nominating and Corporate Governance Committee's other responsibilities (which may be discharged with the assistance of the Special Nominating Subcommittees) include:

  •
  periodically evaluating the size of our Board and recommending to the Board any appropriate increase or decrease;

  •
  making recommendations to our Board regarding the size and composition of each standing committee of the Board;

  •
  periodically reviewing our Certificate of Incorporation and Bylaws as they relate to corporate governance matters and recommending changes to our Board;

  •
  overseeing the evaluation of our Board; and

  •
  assisting in management succession planning.

        The Nominating and Corporate Governance Committee's charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate, including a search firm to assist in the identification of director candidates.

        In accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee must meet at least twice annually. The Nominating and Corporate Governance Committee met twice during 2009.

  Special Nominating Subcommittees

        Pursuant to our Bylaws, our Board maintains the following Special Nominating Subcommittees of the Nominating and Corporate Governance Committee:

  •
  the Vivendi Nominating Committee, which includes only Vivendi Directors;

  •
  the Executive Nominating Committee, which includes two Vivendi Directors and two Independent Directors; and

  •
  the Independent Nominating Committee, which includes only Independent Directors.

The Vivendi Nominating Committee, Executive Nominating Committee and Independent Nominating Committee nominate the Vivendi Director nominees, the Executive Director nominees and the Independent Director nominees, respectively.

        The Nominating and Corporate Governance Committee will consider Independent Director candidates submitted by stockholders, as described below under "—Stockholder Recommendation of Directors." In addition, stockholders may nominate Independent Directors in accordance with procedures set forth in our Bylaws, as described below under "Stockholder Proposals and Director Nominations for 2011 Annual Meeting."

        The Nominating and Corporate Governance Committee considers the qualifications of potential director nominees as described below under "—Director Qualifications." Pursuant to our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee's charter, the committee, through the Special Nominating Subcommittees, identifies and evaluates potential candidates. The Special Nominating Subcommittees may consider candidates suggested by its members, other directors, senior management and shareholders and may, at the Company's expense, retain search firms, consultants and other advisors to identify, screen, and/or evaluate candidates. Candidates may be interviewed in person by directors and management.

        Pursuant to our Bylaws, the Vivendi Nominating Committee and the Independent Nominating Committee will be maintained as long as Vivendi's voting interest does not fall and remain below 10% for a period of 90 consecutive days, and the Executive Nominating Committee will be maintained as long as Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days.

        Pursuant to the investor agreement, provided that Vivendi's voting interest does not fall and remain below 10% for a period of 90 consecutive days, Vivendi and its affiliates will vote their shares of Common Stock in favor of the election of director nominees designated by each of the Independent Nominating Committee and the Executive Nominating Committee and against all proposals to remove Independent Directors or Executive Directors except for malfeasance. For more information about the investor agreement, see "Certain Relationships and Related Transactions—Relationships and Transactions—Relationships and Transactions with Vivendi and its Affiliates—Investor Agreement" below.

  Director Qualifications

  Skills and Characteristics

        As described above under "—Special Nominating Subcommittees," pursuant to our Bylaws, we have three Special Nominating Subcommittees—the Vivendi Nominating Committee, the Executive Nominating Committee and the Independent Nominating Committee—that are responsible for selecting our director nominees, so our director nomination process is largely driven by our corporate governance structure. In accordance with our Corporate Governance Principles and Policies, all director nominees, whether Vivendi Director nominees, Executive Director nominees or Independent Director nominees, should have appropriate skills and characteristics required of Board members, assessed in the context of the perceived needs of the Board at the time. In accordance with the Nominating and Corporate Governance Committee's charter, the Nominating and Corporate Governance Committee and its Special Nominating Subcommittees, in their selection of candidates, consider the following attributes, among others: experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and independence. In addition, the committee considers the qualifications of potential nominees identified through the stockholder solicitation procedure described below based on an objective set of criteria established by the committee. These criteria are generally consistent with the attributes listed in the charter, but also include evidence of leadership and the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company. In selecting candidates, the Nominating and Corporate Governance Committee and the Board take diversity into account, seeking to ensure a representation of diverse perspectives and experience, although the Company's nominating procedures and policies do not prescribe specific standards for diversity.

  Other Directorates

        Pursuant to our Corporate Governance Principles and Policies, our directors must obtain the approval of the Nominating and Corporate Governance Committee before accepting any board membership at another publicly held company, and in no case can any director serve on more than four other boards of publicly held companies.

  Offer of Resignation Upon Change in Professional Role

        Pursuant to our Corporate Governance Principles and Policies, unless the Nominating and Corporate Governance Committee determines otherwise, if a Vivendi Director or an Independent Director retires, changes employment or otherwise has a significant change in his professional role or responsibilities that may reasonably be seen as affecting his ability to serve, he must offer to resign from our Board. Unless our Board or the Nominating and Corporate Governance Committee determines otherwise, or he has an agreement with us to the contrary, if an Executive Director retires, resigns or otherwise has a significant change in his professional role or responsibilities, he must offer his resignation from our Board.

        Our Board or, at our Board's discretion, the Nominating and Corporate Governance Committee will consider whether the continued service of any director so offering to resign is appropriate in light of that change, and if our Board or the Nominating and Corporate Governance Committee determines that the director continues to contribute significantly to us, his membership on our Board may continue.

  Vacancies on our Board

        Pursuant to our Bylaws, any vacancy on our Board will be filled by the affirmative vote of a majority of the remaining directors then in office, provided that until Vivendi's voting interest falls and remains below 10% for a period of 90 consecutive days:

  •
  a vacancy created by the resignation, death or removal of a Vivendi Director may only be filled by the affirmative vote of a majority of the Vivendi Nominating Committee; and

  •
  a vacancy created by the resignation, death or removal of an Independent Director may only be filled by the affirmative vote of a majority of the Independent Nominating Committee.

In addition, until Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days, a vacancy created by the resignation, death or removal of an Executive Director may only be filled through the unanimous vote of the Executive Nominating Committee.

  Stockholder Recommendation of Directors

        Stockholders may submit candidates for election as directors in accordance with our Bylaws, as described under "Stockholder Proposals and Director Nominations for 2011 Annual Meeting."

        In addition, in accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to our Board regarding, Independent Director candidates submitted to us by our stockholders. For a director candidate submitted by a stockholder, or group of stockholders, to be considered by the Nominating and Corporate Governance Committee, that recommendation must be in writing and must include the following information:

  •
  the name, address, phone number and email address of the stockholder and evidence of the stockholder's ownership of our Common Stock, including the number of shares beneficially owned and the length of time of ownership;

  •
  the name of the director candidate, the candidate's address, phone number and email address, the candidate's resume or a list of his or her qualifications to be a director of Activision Blizzard and the candidate's consent to be named a director if nominated; and

  •
  a description of any arrangements or understandings between the stockholder and the director candidate and any other persons (including their names), pursuant to which the recommendation is made.

        In addition, our Board has established a procedure to identify potential stockholder nominees to serve as independent directors, pursuant to which the Nominating and Corporate Governance Committee solicits, on an annual basis, recommendations for candidates for nomination from stockholders that have held more than 1% of our Common Stock for at least nine months at the time of the solicitation. The Nominating and Corporate Governance Committee considers the qualifications of any candidates submitted to it in response to those solicitations based on an objective set of criteria established by the Nominating and Corporate Governance Committee, as described above, and, in the exercise of its business judgment and subject to its fiduciary duties, recommends to the Independent Nominating Committee a nominee from among all of the candidates that it has considered. The Independent Nominating Committee retains full authority, subject to its business judgment and its fiduciary duties, to nominate any candidate to stand for election to our Board and to make any recommendations to our stockholders regarding who should elected as a director, and is not required under the procedure to nominate, or recommend in favor the election of, any candidate. No stockholders submitted candidates in response to our solicitation in advance of the Annual Meeting. You can access this procedure, including the objective criteria used by the Nominating and Corporate Governance Committee to evaluate nominees submitted in accordance with the procedure, on our website at http://investor.activision.com/documents.cfm.

  Board Leadership Structure and Role in Risk Oversight

        Our Board of Directors is led by the Chairman of the Board, with the assistance of our Co-Chairman. Neither role is occupied by the person serving as our Chief Executive Officer. The Board feels that this division is appropriate because it believes that our Chief Executive Officer's responsibility is the day-to-day management of the Company, while the primary responsibility of our Board is to oversee the Chief Executive Officer's performance of his function. Having different individuals serve as the Chairman and Co-Chairman, on the one hand, and the Chief Executive Officer, on the other, allows the Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. If our Board were to select our Chief Executive Officer or another employee to serve as Chairman, in accordance with our Corporate Governance Principles and Policies, the Independent Directors would consider the appointment of a lead director.

        Part of our Board's supervision of our affairs includes overseeing our risk management. The Board discharges these responsibilities primarily through the Audit Committee, which is responsible for discussing with our management the guidelines and policies governing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps they have taken to monitor and manage such exposure. Our management team communicates regularly with the Audit Committee about these matters and, further, our internal audit department annually provides a formal report to the Audit Committee on our management's strategic risk assessment. In addition, the Compensation Committee provides oversight with respect to risks that may be created by our compensation programs. Each member of the Board is invited to attend the meeting of the Audit Committee at which the formal internal audit risk assessment is presented, and the Board of Directors is otherwise kept abreast of its committees' risk oversight and other activities via reports of the committee chairmen to the full Board. The Board believes that, in light of the variety of risks that we face and their interrelated nature, oversight of risk management is ultimately the responsibility of the Board.

Stockholder Communications with our Board

        To communicate directly with our full Board, the Vivendi Directors, the Executive Directors, the Independent Directors, any committee of our Board or any individual Board member, stockholders may send written correspondence addressed to those director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405.

        In accordance with our Corporate Governance Principles and Policies, all communications addressed to our Board or one or more directors will be opened by the Corporate Secretary or his designee to determine whether the contents contain a message to one or more of our directors. Communications that relate to our accounting practices, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee. Any other communications that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, in the reasonable judgment of the Corporate Secretary or his designee, inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Code of Conduct

        We have a code of ethics, our Code of Conduct, which applies to all of our directors and employees worldwide, including our Chairman, Co-Chairman, Chief Executive Officer and Chief Financial Officer. We also have a Principal Compliance Officer, who administers our ethics and compliance program. You can access a copy of our Code of Conduct on our website at http://investor.activision.com/documents.cfm. Furthermore, we will post any amendments to, or waivers of, the Code of Conduct that apply to our Chairman, Co-Chairman, Chief Executive Officer and Chief Financial Officer, and any other related information on our website at http://investor.activision.com/documents.cfm.

 EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions of our executive officers as of April 20, 2010.

Name	Age	Office
Michael J. Griffith	53	Vice Chairman of Activision Blizzard and President and Chief Executive Officer of Activision Publishing
Brian Hodous	46	Chief Customer Officer of Activision Blizzard
Robert A. Kotick	47	President and Chief Executive Officer of Activision Blizzard
Michael Morhaime	42	President and Chief Executive Officer of Blizzard Entertainment, Inc.
George L. Rose	48	Executive Vice President and Chief Public Policy Officer of Activision Blizzard
Thomas Tippl	43	Chief Operating Officer and Chief Financial Officer of Activision Blizzard
Chris B. Walther	43	Chief Legal Officer and Secretary of Activision Blizzard
Ann E. Weiser	52	Chief Human Resources Officer of Activision Blizzard

        The following are biographical summaries of our executive officers other than Mr. Kotick, for whom a biographical summary is set forth under "Proposal 1—Election of Directors" above. None of our executive officers is related to any other of our executive officers or our directors, and each executive officer holds office at the discretion of our Board and subject to the terms of that executive officer's employment agreement.

        Michael J. Griffith became our Vice Chairman in March 2010 and has served as President and Chief Executive Officer of Activision Publishing, Inc. ("Activision Publishing"), a subsidiary of Activision Blizzard and our primary operating unit until the consummation of the Combination, since June 2005. Prior to joining us, Mr. Griffith served in a number of executive level positions at The Procter & Gamble Company, a manufacturer of consumer goods products, from 1981 to 2005, including President of The Procter & Gamble Company's Global Beverage Division from 2002 to 2005, Vice President and General Manager of Coffee Products from 1999 to 2002 and Vice President and General Manager of Fabric & Home Care—Japan and Korea and Fabric & Home Care Strategic Planning—Asia from 1997 to 1999. Mr. Griffith holds a B.A. degree from Albion College and an M.B.A. degree from the University of Michigan.

        Brian Hodous became our Chief Customer Officer in July 2008 in connection with the Combination and was Chief Customer Officer of Activision Publishing from November 2006 until the consummation of the Combination. Prior to joining us, Mr. Hodous was employed by Cadbury Schweppes plc, an international confectionery and beverage company, where he held the position of Group Director and Executive Vice President of Global Sales from 1999 to 2006. Prior to working at Cadbury Schweppes, Mr. Hodous served in various sales and senior management positions of increasing responsibility with Wyeth Pharmaceuticals, Pillsbury, a food products company, Drackett Products, a homecare products producer, and GlaxoSmithKline plc., a pharmaceutical manufacturer. Mr. Hodous holds a B.A. degree in Marketing and Management from Marquette University.

        Michael Morhaime became an executive officer of Activision Blizzard in July 2008 in connection with the Combination. Mr. Morhaime co-founded Blizzard Entertainment, Inc. ("Blizzard Entertainment"), now an indirect subsidiary and, along with Activision Publishing, one of our two principal operating units, in February 1991 and transitioned to the role of President from Vice President in April 1998. Mr. Morhaime served on the Executive Committee of Vivendi Games from January 1999, when Blizzard Entertainment became a subsidiary of Vivendi Games, until the consummation of the Combination. Mr. Morhaime holds a B.S. degree in electrical engineering from the University of California at Los Angeles.

        George L. Rose became our Executive Vice President and Chief Public Policy Officer in November 2009. Prior to that, he served as our Chief Legal Officer from July 2008, when the Combination was consummated, to November 2009 and was Chief Legal Officer of Activision Publishing from September 2007 until the consummation of the Combination. Mr. Rose joined us in July 1995 and held various positions of increasing responsibility within the Business and Legal Affairs Department since that time, including serving as our Senior Vice President, General Counsel and Secretary from April 2000 until September 2007. Prior to joining us, Mr. Rose was in private practice in Los Angeles from 1986 to 1995. Mr. Rose holds a B.B.A. degree from the University of Michigan and a J.D. degree from Harvard Law School.

        Thomas Tippl became our Chief Financial Officer in July 2008 in connection with the Combination and was appointed Chief Operating Officer in March 2010. He served as our Chief Corporate Officer and Chief Financial Officer from March 2009 until March 2010 and has been the Chief Financial Officer of Activision Publishing since October 2005. Prior to joining us, Mr. Tippl served as Head of Investor Relations and Shareholder Services at The Procter & Gamble Company from 2004 to 2005. Mr. Tippl also served as Finance Director of The Procter & Gamble Company, Baby Care, Europe and as a member of the Board of Directors of The Procter & Gamble Company's Fater Italy Joint Venture from 2001 to 2003. Mr. Tippl co-founded The Procter & Gamble Company's Equity Venture Fund in 1999 and also served as Associate Director of Acquisitions and Divestitures for The Procter & Gamble Company from 1999 to 2001. Prior to 1999, Mr. Tippl served in various financial executive positions for The Procter & Gamble Company in Europe, China and Japan. Mr. Tippl holds a Masters degree in Economics & Social Sciences from the Vienna University of Economics and Business Administration.

        Chris B. Walther became our Chief Legal Officer in November 2009 and our Secretary in February 2010. Prior to joining us, Mr. Walther held a number of positions of increasing responsibility within the legal department of The Procter & Gamble Company from 1992 to 2009, including serving as General Counsel of Central and Eastern Europe, Middle East and Africa, General Counsel for Northeast Asia and, most recently, as General Counsel for Western Europe. Mr. Walther also led Procter & Gamble's corporate and securities and M&A practices. Before joining Procter & Gamble, Mr. Walther served as a law clerk for Senior Judge Harry W. Wellford of the United States Sixth Circuit Court of Appeals. Mr. Walther holds a B.A. degree from Centre College and a J.D. degree from the University of Kentucky College of Law.

        Ann E. Weiser became our Chief Human Resources Officer in July 2008 in connection with the Combination and was Chief Human Resources Officer of Activision Publishing from September 2007 until the consummation of the Combination. Prior to joining us, Ms. Weiser served in a number of executive level human resources positions at Royal Ahold, an international retail operator, from 2001 to 2007, most recently as Chief Human Resource Officer of Royal Ahold's U.S. Foodservice division. Prior to that, Ms. Weiser held a series of increasingly responsible human resources leadership positions at such companies as U.S. Office Products, Mariner Post-Acute Network, a provider of health services, and Kraft, Inc., a food and beverage company. Ms. Weiser holds a B.A. in sociology from California State University in Long Beach, CA.

EXECUTIVE COMPENSATION

        The following discussion and tables set forth information with regard to compensation for services rendered in all capacities to us and our subsidiaries during 2009 by the named executive officers included in the "Summary Compensation Table" below.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions. This section:

  •
  describes the business environment in which we operate and the resulting requirements for talent;

  •
  summarizes our compensation philosophy and objectives;

  •
  outlines our decision-making approach related to executive compensation; and

  •
  describes the elements and rationale behind our compensation programs for 2009, as well as planned refinements for 2010.

This section also briefly describes certain changes to our compensation arrangements that occurred after December 31, 2009 and prior to filing of this proxy statement. See "—Recent Events" below.

  Business Environment and Associated Talent Requirements

        We operate in the entertainment software industry, which sits at the convergence of the entertainment, media, high-technology and consumer products sectors. Our industry features a number of characteristics, including:

  •
  a high-growth, high-risk environment relative to more mature industries;

  •
  a dependence on "hit titles," which constitute a disproportionate level of revenues and profits relative to other games we sell;

  •
  rising costs of development partially due to increasingly complex technological requirements;

  •
  an increasing importance on building and growing key franchises with sustained game quality; and

  •
  a global customer and end-user demographic with a number of distribution channels.

        We continue to improve organizational effectiveness and in-house capabilities to control costs. We believe our success in the business environment in which we operate requires executive talent with the following characteristics:

  •
  significant global experience managing complex brands and franchises;

  •
  an in-depth knowledge of sophisticated strategies and operational models focused on brand management, finance, operations, sales and category management; and

  •
  an aptitude for and experience in managing entertainment and high-technology products and talent in a rapidly changing, high-growth, high-risk environment.

        Finding top executives with these characteristics often requires recruitment of executives from larger and more mature industries, such as consumer products. For example, several of our named executive officers come from top-tier global consumer products companies that feature well-developed, sophisticated reward and recognition models.

  Compensation Philosophy and Objectives

        To respond to these requirements for top executive talent, the Compensation Committee has established the following compensation philosophy for the named executive officers:

  •
  Attract and Retain Key Executive Talent.  Employment agreements are an important element to attract and retain executive talent and typically provide for a minimum three-year commitment.

  •
  Competitive Requirements.  Compensation should reflect the competitive talent market from which we recruit. For executives, base salary is targeted at the median of our peer group and the appropriate survey data, while annual cash and total direct compensation are targeted at up to the 75th percentile to attract and retain the highest caliber individuals in the areas where we compete for talent, as well as to reward outstanding performance. For information about our peer group, see "—Use of Compensation Surveys and Peer Company Data" below.

  •
  Alignment with Stockholders' Interests.  Our objective is to align executive compensation with the interests of stockholders through the use of performance-based incentive programs and equity. As such, a significant portion of the compensation opportunity should be variable and linked to performance that increases shareholder value.

  •
  Accountability for Achieving Clearly Defined Short- and Long-Term Goals Aligned with Our Strategy. Performance goals for named executive officers should be clearly defined to provide clear alignment between our business strategy, financial results, and incentive payouts.

        Currently, we have employment agreements with each of our named executive officers. We believe these agreements are critical in enabling us to attract and retain talent in a highly competitive industry. The employment agreements specify base salary, annual incentive targets, and certain equity awards, and include provisions regarding the consequences of termination of employment and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions. See "—Employment Agreements" below for a summary of the material terms of each agreement.

        Our named executive officers each received a front-loaded equity grant at the time of hire or contract renewal, the value of which is targeted so that the total compensation package including salary and annual bonus over the course of the entire contract period, which is typically 3 to 5 years, equates to the 75th percentile versus our peer companies and the applicable survey data. These equity grants vest ratably over the contract term or upon attainment of specified performance objectives, which we believe provides the executive with a more significant equity position up front, enhancing retention, and allowing the executive to benefit from stock price appreciation during his tenure. In addition, in accordance with his employment agreement entered into on July 9, 2008, Mr. Morhaime received a front-loaded option grant at the Combination and also receives annual grants of stock options, consistent with his former equity plan at Vivendi Games, and we may provide supplemental long-term incentive grants to our other executive officers if circumstances warrant.

  Decision- Making Approach to Executive Compensation

  Scope of Authority of the Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  reviewing and approving all compensation programs applicable to executive officers who are subject to Section 16 of the Exchange Act, and employees whose projected annual cash compensation exceeds $2 million per year;

  •
  establishing and evaluating the long-term strategy of employee compensation;

  •
  reviewing and approving the Chief Executive Officer's corporate goals and evaluating his performance;

  •
  participating in the establishment of equity grant guidelines and overall pool size and approving all equity awards;

  •
  reviewing and discussing with management the compensation-related disclosures included in the proxy statement and annual report;

  •
  reviewing and approving all executive officer employment agreements; and

  •
  annually reviewing the compensation payable to our Board of Directors.

        In accordance with our Bylaws, which require a majority of the committee members to be Vivendi designees, the Compensation Committee consists of two independent directors and three directors designated by Vivendi, including the Compensation Committee Chairman. For additional information regarding the Compensation Committee, its charter and its subcommittees, see "Corporate Governance Matters—Board of Directors and Committees—Compensation Committee" above. In this Compensation Discussion and Analysis, when we refer to the Compensation Committee, we are referring to the committee serving at the time the compensation decision was made.

  Role of Executive Officers in Compensation Decisions

        The role of the Compensation Committee is to align the executive compensation program with stockholders' interests and our business strategy. The Compensation Committee believes this alignment can be best achieved by consulting with our senior management because of their involvement with our day-to-day operations. As such, management provides the Compensation Committee with valuable insights into our day-to-day operations, what types of rewards and incentives are effective, and recommendations for compensation decisions. For 2009, the Compensation Committee consulted with the named executive officers, as well as our former Chief Legal Counsel, Mr. Rose, and our Chief Human Resources Officer, Ms. Weiser, in formulating compensation plans, and members of that group attended Compensation Committee meetings.

  Role of Compensation Consultants in Compensation Decisions

        Pursuant to the Compensation Committee's charter, the Compensation Committee may engage compensation consultants to help formulate director and executive compensation. The Compensation Committee retained Frederic W. Cook & Co. Inc. ("Cook & Co.") in 2009 for advice on the appropriateness and competitiveness of our executive compensation programs. The Cook & Co. consultant who performs these services reports directly to the Compensation Committee and regularly attends Compensation Committee meetings. Our management team retained Mercer (US) Inc. ("Mercer") in 2009 to provide information, analyses, and advice regarding executive compensation. The Mercer consultant who performs these services reports to our Chief Human Resources Officer and from time to time attends Compensation Committee meetings. Information provided by the consultants was used by management to assist in developing recommendations for executive compensation for 2009, as well as for 2010.

  Factors Considered in Making Compensation Decisions

        In general, our senior management team and the Compensation Committee evaluate a variety of factors when making compensation decisions for our executive officers, including:

  •
  an individual's skill set, experience, historical performance and expected future value to the Company, and the impact on us if that individual were to leave the Company;

  •
  the level of total compensation for our other senior executives; and

  •
  compensation data from peer companies and published surveys as a general market reference.

The Compensation Committee uses the information provided by management and the outside advisors described above to be better informed about Activision Blizzard and the market for executive positions.

        Compensation plans and policies are put into practice through individual employment agreements with each of the named executive officers, which are approved by the Compensation Committee at the time of hire or renewal. The Compensation Committee ultimately exercised its independent and subjective judgment in developing and approving each of the employment agreements, with the following compensation parameters in mind:

  •
  Base salary is targeted at the 50th percentile of salaries among our peer group companies and similarly situated executives in the survey data, unless the executive is renewing his contract with no change in responsibilities, in which case the then-current base salary is maintained, subject to annual merit increases.

  •
  Target annual incentive as a percentage of base salary is based on market data and internal equity.

  •
  Total direct compensation is targeted at up to the 75th percentile of the peer group and survey data.

        The Committee believes the use of employment agreements that are aligned with these compensation policies helps motivate a high-performing group of executives to drive positive business results.

  Use of Compensation Surveys and Peer Company Data

        We annually consult third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees, and similar business-related factors to discern broader compensation trends in the market. For 2009 these surveys included the Croner Software Games Survey, the Radford Executive Survey, the Towers Watson General Industry Executive Database, and a custom Radford survey sponsored by Microsoft that researched compensation program changes with respect to the economic downturn.

        In addition, we utilized compensation data obtained from SEC filings of our 15 selected peer group companies, discussed below, including compensation elements of those companies' named executive officers, Company-wide equity usage rates over a 3-year period, and potential dilution from employee stock and option grants. The surveys and peer company data help us understand the competitive market for the industries in which we compete for talent, including gaming, technology, entertainment and leisure, and consumer products sectors, as well as the broader market.

        In light of our growth and increasingly global business, a new peer group for the post-Combination Company was developed and approved by the Compensation Committee in December 2008. Since its establishment, we have used this peer group as a key reference point to help guide compensation decisions for our executive officers. The primary screening criteria for the selection of the peer group were as follows:

  •
  Industry: gaming, technology, consumer packaged goods, and entertainment & leisure

  •
  Size: revenue (generally $2 billion to $10 billion); market capitalization (approximately $8 billion to $16 billion); and

  •
  Business characteristics: consumer orientation and global operations.

        Two companies in our peer group, Take-Two Interactive and Viacom, were outside the initial revenue screen, but the Compensation Committee determined that their industry and business characteristics warranted their inclusion. In addition, although the overall stock market downturn pushed several peer company market capitalizations below the $8 billion threshold criteria after the peer companies were selected, the Compensation Committee believes these companies continue to be appropriate comparator companies. We believe the inclusion of consumer packaged goods companies along with our more direct industry comparator groups (gaming, technology, and entertainment) is warranted given that several of our named executive officers come from top-tier global consumer products companies and such companies continue to be among those from which we recruit executive talent.

        The resulting peer group reflects our blend of gaming, technology, consumer packaged goods and entertainment focus, our revenue and market capitalization taking into account contemplated growth over the next few years, and a similar mix of domestic and international operations. The executive compensation peer group consists of 15 companies, balanced among the four industry groups as indicated below (most recent trailing four quarters of revenue in billions available as of March 2010 are shown in parentheses)

Gaming	Technology	Consumer Packaged Goods	Entertainment & Leisure
Electronic Arts, Inc. ($3.5B) Take-Two Interactive Software, Inc. ($982m)	eBay, Inc. ($8.7B) Yahoo!, Inc. ($6.5B) Symantec Corporation ($5.9B) Adobe Systems, Inc. ($3.0B) Intuit, Inc. ($3.3B)	H.J. Heinz Company ($10.4B) Campbell Soup Company ($7.6B) Clorox Corporation ($5.5B) Hershey Company ($5.3B)	Viacom, Inc. ($13.6B) Mattel, Inc. ($5.4B) Hasbro, Inc. ($4.1B) Warner Music Group Corporation ($3.2B)

        While the peer group provides the Compensation Committee with an important general frame of reference, the Compensation Committee, where appropriate, may consider the compensation practices of other specific companies with which we compete directly for executive talent. Furthermore, we evaluate broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each element.

        As part of the competitive compensation assessment our Compensation Committee undertook in March 2010, as further described below, the Compensation Committee compared Mr. Kotick's compensation to compensation packages of CEOs in the peer group listed above, with the exception of the Take-Two CEO, who was excluded from the summary statistics because he receives compensation from a third party management company. The Committee also used the compensation surveys indicated above prepared by Radford and Towers Watson for purposes of assessing the competitiveness of Mr. Kotick's compensation.

  Compensation Risk Management

        The Compensation Committee reviews the Company's incentive compensation plans to determine if the plan design motivates employees to take inappropriate risks that are likely to have a material adverse effect on the Company. The incentive plans in which our named executive officers and other key employees participate are designed to encourage achievement of high levels of performance against challenging targets tied to achievement of the overall corporate strategy, while mitigating potential risks.

        Performance measures are balanced between financial, operational and qualitative targets and long and short-term time horizons for achievement. In the Corporate Annual Incentive Plan (the "CAIP"), financial results are capped at 125% to 200% of target, while individual qualitative measures are capped at 120% of target. Activision Blizzard may recover amounts of performance-based compensation (including bonuses and long term incentive awards) in the event of an earnings restatement, if the amounts paid were in excess of what would have been paid had the restated numbers been used. The Compensation Committee does not require the named executive officers to hold shares obtained from equity incentive plans or prescribe ownership guidelines; however, equity grants contain recapture provisions should a named executive officer breach his employment agreement with the Company, including post-termination obligations. Short sales or margin accounts with Activision Blizzard securities are prohibited.

  Elements of Compensation Program for 2009

        An overview of the elements of our compensation program and their purpose is summarized below. Not all of these elements are applicable to all named executive officers.

Compensation Element	Purpose
Salary	Compensate for day-to-day responsibilities.
Annual bonus—Corporate Annual Incentive Plan	Drive annual corporate and business unit financial results, as well as individual contributions toward strategic initiatives.
Long-term incentives (e.g., stock options, restricted share awards and performance shares)	Create alignment with stockholders, drive long-term stockholder value, and provide retention.
Perquisites/benefits	Provide modest supplemental benefits to attract key talent.
Retirement payments/benefits	Provide modest supplemental post-retirement income to attract key talent.
Change of control and termination of employment payments/benefits	Ensure unbiased assessment of mergers and acquisitions activity and fair treatment in event of termination.

        In addition to the compensation elements described above, Mr. Morhaime also participates in the Blizzard Bonus Plan and a profit-sharing program under the 2008 Plan (the "Morhaime Profit Sharing Plan"). The Blizzard Bonus Plan and Morhaime Profit Sharing Plan, which are described in more detail below, serve as Mr. Morhaime's primary short-term incentives and provide for a sharing of Blizzard Entertainment operating profit and a discretionary payment, thereby providing him with a meaningful incentive to continue to drive the profitability of this division.

  Salary

        Each of our named executive officers is party to an employment agreement. Salary, along with target annual incentives and long term incentive awards, was initially determined upon the signing or renewal of each executive's employment agreement. The salary and any guaranteed minimum annual salary increases represent the outcome of negotiations with the executive. In approving executive contracts, the Compensation Committee utilizes its judgment to determine the appropriate amount and form of compensation necessary to recruit, retain and motivate the executive. Salary increases are determined based on performance during the previous fiscal year, with reference to competitive market data and salaries of our other executives for internal equity purposes.

        Salaries for the named executive officers during 2009 are shown in the table below. Due to the challenging financial environment and a desire to be prudent with our fixed costs during this time, we decided to delay the annual salary increase for our employees until June 2009, except for increases for executives whose employment agreements provide for salary increases as of a specific date. In light of this decision, Mr. Kotick elected to forgo a salary increase for 2009.

        In March 2010 the Compensation Committee reviewed a competitive compensation assessment using our peer group and survey data to evaluate the competitiveness of our executive compensation program and to evaluate potential refinements for 2010. For information about our peer group, see "—Use of Compensation Surveys and Peer Company Data" above. After considering each executive's performance for 2009, the level of total compensation for each of our senior executives, and market data, the Compensation Committee determined 2010 salaries for the named executive officers as indicated in the table below:

Name	Salary on 1/1/2009	Salary for 2009	Salary approved for 2010	Percentage Increase		Contractual Provision
Robert A. Kotick	$950,000	$950,000	$1,007,000 (eff. 1/1/2010)	6%		Avg. increase of executive team (excluding promotion increases and contract guarantees)
Thomas Tippl	$535,000	$750,000 (eff. 2/15/09)	$850,000 (eff. 3/23/10)	13%	(1)	Avg. increase of executive team (excluding promotion increases and contract guarantees)(2)
Brian Hodous	$500,000	$575,000 (eff. 8/1/09)	$592,000 (eff. 3/7/10)	3%	(3)	None
Michael Morhaime	$475,000	$520,000 (eff. 3/1/09)	$751,000(4) (eff. 3/1/10)	5%	(4)	None(5)
Chris Walther	n/a	$500,000 (eff. 10/26/09)	$510,000 (eff. 3/7/10)	2%	(3)	None

(1)
Mr. Tippl's total increase consists of a 6% merit increase effective February 15, 2010 and a 7% increase for his promotion to Chief Operating Officer effective March 23, 2010.

(2)
Mr. Tippl's employment agreement was amended in April 2009 in connection with his appointment as our Chief Corporate Officer and Chief Financial Officer, and again in March 2010 in connection with his appointment as Chief Operating Officer. Prior to the April 2009 amendment, he was contractually entitled to a 4% annual salary increase. From February 15, 2010 until March 22, 2010 Mr. Tippl's annual base salary was $795,000.

(3)
6% annual increase prorated for the period since the last increase (for Mr. Hodous) or the executive's start date (for Mr. Walther). We used this proration approach so that, going forward, Mr. Hodous and Mr. Walther may be included in the Company's standard merit increase cycle.

(4)
As of January 1, 2010 the portion of Mr. Morhaime's annual bonus that was guaranteed for 2009 was converted into salary, increasing his annual base salary to $715,000. In addition, Mr. Morhaime received a 5% merit increase effective March 1, 2010.

(5)
Mr. Morhaime's employment agreement was amended in November 2009. Prior to the amendment, he was contractually entitled to an annual salary increase equal to the greater of 5% and the percentage increase in the consumer price index during the immediately preceding 12 months for Irvine, California.

  Corporate Annual Incentive Plan (i.e., the CAIP)

        2009 Opportunities.    The Compensation Committee established the following threshold, target, and maximum payout opportunities for the named executive officers under our CAIP for 2009. In setting the target levels, the Compensation Committee considered any requirements in the applicable employment agreements, competitive market data, our desired pay mix, and compensation levels of our other senior executives. If a named executive officer satisfied (but did not exceed) all performance goals, the executive officer would receive a payment equal to his or her target payout (although the Compensation Committee retained the discretion to reduce award payments). Actual payouts were aligned to performance results and could have ranged as follows:

	2009 Corporate Annual Incentive Plan Payout Opportunity (% of Salary)(1)
Name	Minimum		Target	Maximum(2)
Robert A. Kotick	0%		200%	322%
Thomas Tippl	0%		100%	169%
Brian Hodous	0%		75%	126%
Michael Morhaime(3)	37.5	%(4)	75%	132%
Chris Walther(5)	—		—	—

(1)
Reflects annual opportunity.

(2)
The maximum percentages of salary vary for each executive based on the opportunity as a percentage of salary, mix of measures, weightings, and maximum payout of each measure. Maximum payout as a percentage of the target for each measure is shown in the tables below.

(3)
In addition to the CAIP opportunity shown above, Mr. Morhaime participated in the Blizzard Bonus Plan, which is a compensation program provided by Blizzard Entertainment, the division for which he is responsible, and the Morhaime Profit Sharing Plan, which in 2009 replaced a similar arrangement formerly provided to Mr. Morhaime by Blizzard Entertainment. Mr. Morhaime's participation in the Blizzard Bonus Plan and Morhaime Profit Sharing Plan are discussed in more detail below.

(4)
For 2009 Mr. Morhaime's employment agreement specified that he would receive a guaranteed bonus under the CAIP equal to a specified percentage of his salary. As of January 1, 2010 the guaranteed bonus was canceled, his salary was increased and his CAIP opportunity was reduced proportionately.

(5)
Mr. Walther was not eligible to participate in the CAIP in 2009 because his employment with us began after September 30, 2009.

        2009 Achievement of Performance Goals and Payouts.    We believe a focus on earnings and profitability provides incentives to executives to achieve goals that contribute to increasing stockholder value. For the named executive officers, 70% to 80% of the target opportunity under our CAIP is weighted on non-GAAP measures of profitability. The other 20% to 30% of the award is based on individual measures that support the overall Company strategy and business unit objectives for the year, and are selected by the Compensation Committee based on each named executive officer's responsibilities and areas of oversight. These more qualitative measures include successful product launches, controlling costs, strategic hiring, and improvements in processes. Measures and weightings for each of the named executive officers are shown in the following tables.

        Our Compensation Committee and Board established the financial goals and individual performance goals based on the financial plan for the period ended December 31, 2009. The established financial goals required significant year-over-year improvement in profitability, demanded superior performance from our management team, and were selected to drive accountability for Activision Blizzard and/or applicable business units for each executive. In the last eight fiscal years, despite sustained year-over-year revenue and operating income growth, performance-based payouts were below target in four of those fiscal years (including below target with respect to Activision Blizzard operating income in 2009), demonstrating the difficulty of achieving these stretch goals.

        Market conditions were challenging in 2009 according to the NDP Group, Charttrack and Gfk, with total retail software sales in the US and Europe down 10% from the prior year. However, despite the market weakness, Call of Duty: Modern Warfare 2 attained record retail sales, and as of December 31, 2009, there were approximately 11.5 million gamers worldwide subscribed to play World of Warcraft. In addition, we had several other successful product launches throughout the year.

        For 2009, the threshold level of 85% of targeted non-GAAP Activision Blizzard operating income that was required in order for the Company to fund the CAIP was attained. However, some of our planned product launches, notably Blur and Starcraft II, were delayed until 2010 so no payout was earned on those metrics.

        The corporate performance measures used in the CAIP are non-GAAP financial measures. An explanation of how these measures were calculated is provided in the footnotes to the table below. For additional information on the reconciliation of GAAP line items to Non-GAAP measures, please see "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Measures" in Exhibit 99.1 to our Form 8-K filed on February 10, 2010 (which is not incorporated by reference herein).

	Performance Goals and Actual Results
Non-GAAP Corporate Performance Measures	Goal	Actual Results	Achievement (%)
	(dollars in millions, except share-based amounts)
Activision Blizzard Operating Income(1)	$1,349.8	$1,234.1	91%
Activision Blizzard Diluted Earnings Per Share(2)	$0.68	$0.69	101%
Blizzard Entertainment Operating Income(1)(3)	$710.4	$555.0	78%
Activision Blizzard Cash Flow(4)	$646.1	$1,194.0	185% (capped at 125%)

(1)
Non-GAAP operating income measures exclude, as applicable: the impact of the change in deferred net revenues and related cost of sales with respect to certain of our online-enabled games; expenses related to stock-based payments; Activision Blizzard's non-core exit operations (which are the operating results of products and operations of the historical Vivendi Games, Inc. businesses that we have exited or substantially wound down); costs related to the Combination (including transaction costs, integration costs, and restructuring activities); and the amortization of intangibles and impairment of intangible assets.

(2)
"Activision Blizzard Diluted Earnings Per Share," a non-GAAP financial measure, was calculated as non-GAAP net income, divided by weighted average diluted shares.

(3)
Corresponds to segment operating income. For more information, see Note 6 in our consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2009.

(4)
"Activision Blizzard Cash Flow" is an internal measure calculated by adjusting our non-GAAP net income with year-over-year cash changes in working capital and capital expenditures for the year ended December 31, 2009.

        We established performance measures for each individual and assigned a weighting, expressed as percentages, to each performance measure, as reflected in the following table. Maximum and actual payout as a percentage of the target is also shown below. This total percentage of target is then applied to the individual's target percentage of salary.

Name/Measure(1)	Weight (%)	Maximum Payout (As Percentage of Target)	Actual Payout (As Percentage of Target)
Robert A. Kotick—TOTAL TARGET PAYOUT $1,900,000
Activision Blizzard Earnings per Share	50	200%	101%
Activision Blizzard Cash Flow	20	125	125%
Reduce Product Costs	10	120	0%
Improve Depth and Quality of Leadership	10	120	120%
Blur Product Launch	5	120	0%
Licensed Product Launch	5	120	0%

Total	100	161	88%
Thomas Tippl—TOTAL TARGET PAYOUT $722,978
Activision Blizzard Operating Income	60	200	91%
Activision Blizzard Cash Flow	20	125	125%
Reduce Product Costs	10	120	0%
Improve Depth and Quality of Leadership	10	120	120%

Total	100	169	92%
Brian Hodous—TOTAL TARGET PAYOUT $401,014
Business Unit Operating Income	60	200	0%
Activision Blizzard Cash Flow	10	125	125%
Regional Improvements	10	120	0%
Wii Product Launches	10	120	0%
Improve Depth and Quality of Leadership	10	120	120%

Total	100	169	25%
Michael Morhaime—TOTAL TARGET PAYOUT $383,161
Blizzard Entertainment Operating Income	60	200	78%
Activision Blizzard Operating Income	10	200	91%
Product Line Improvement	10	120	0%
Starcraft Product Launch	10	120	0%
Customer Service Quality Improvements	10	120	0%

Total	100	176	56%

(1)
Mr. Walther did not participate in the CAIP in 2009 because his employment did not commence in time to be eligible.

All CAIP payouts were based solely on the achievement of specified Company and individual performance measures and the weighting thereof.

  Other Annual Incentive Plans and Bonus Programs for 2009

        In addition to the CAIP discussed above, we provided other incentive plan and bonus payments to select executives.

        The Compensation Committee awarded a special achievement bonus in the amount of $500,000 to Mr. Kotick for his strong 2009 performance. The Committee had the highest degree of satisfaction with Mr. Kotick's accomplishments. In particular, the Compensation Committee assessed the unexpectedly difficult macro-economic and industry conditions, the Company's excellent market share and financial performance relative to its peers, and the successful completion of the Company's integration efforts post-merger.

        The Compensation Committee awarded an additional discretionary bonus to Mr. Hodous in the amount of $197,834 to recognize his contributions that the Compensation Committee felt were not adequately reflected in his CAIP award.

        The Compensation Committee awarded Mr. Walther a discretionary bonus in the amount of $65,000 to recognize his significant contributions to the Company in the initial months of his employment.

        Pursuant to his employment agreement, Mr. Morhaime received an end-of-year bonus in the amount of $260,000 (50% of his salary) under the Blizzard Bonus Plan for 2009. Under the Blizzard Bonus Plan, Mr. Morhaime's target bonus and minimum bonus for 2009 were 50% of his salary and 25% of his salary, respectively. The Blizzard Bonus Plan is provided to Mr. Morhaime as a continuation of a program he participated in while employed by Vivendi Games. The amount earned by Mr. Morhaime was based on a subjective determination by the Compensation Committee.

        Mr. Morhaime also participated in the Morhaime Profit Sharing Plan, which provides him a minimum sharing of the "profit sharing pool" which is determined as a percentage of operating income for the Blizzard Entertainment division. For 2009 Mr. Morhaime received the minimum sharing percentage provided for by his employment agreement. Due to the dynamics of the gaming business and Mr. Morhaime's position as well as our strategic focus on profitability, the prevalent market practice of profit sharing programs in the gaming industry, contractual obligations, and to incentivize and reward him for his contribution to Blizzard Entertainment and Activision Blizzard profits, similar to the Blizzard Bonus Plan, we made the decision to maintain a profit sharing component in Mr. Morhaime's compensation going forward. As described in "—Employment Agreements—Michael Morhaime" below, in March 2009, the provision of Mr. Morhaime's employment agreement relating to profit sharing compensation was amended, so that, beginning in 2009, his opportunity to receive profit sharing payments is under the 2008 Plan rather than the Blizzard profit sharing plan in order to ensure that such payments are deductible as performance based compensation under Section 162(m) of the Internal Revenue Code. The amendment provides Mr. Morhaime with a maximum share of a "profit sharing pool" with the Compensation Committee retaining negative discretion to reduce the amount (but not below the minimum percentage of the pool specified in his employment agreement), and changes the timing of the payment to following year end, eliminating a mid-year payment.

        On November 4, 2009, Mr. Morhaime's employment agreement was further amended. Prior to that amendment, Mr. Morhaime was entitled under his employment agreement to a guaranteed minimum annual bonus of 37.5% of his base salary under our CAIP. His employment agreement also provided for a target annual incentive under the Blizzard Bonus Plan equal to 50% of his base salary, with a guaranteed minimum annual incentive under that plan equal to 25% of his base salary. Under the agreement as amended, as of January 1, 2010 the previously guaranteed portion of Mr. Morhaime's annual bonus under the CAIP was added to his base salary (bringing his annual base salary to $715,000), his annual target bonus under the CAIP was reduced from 75% to 27% of his base salary (with no minimum bonus guarantee), and his target and guaranteed annual incentive amounts under the Blizzard Bonus Plan were reduced from 50% and 25% of his base salary to 37% and 18.5% of his base salary, respectively.

  Long-Term Incentives

        Our long-term incentive program is intended to drive long-term value creation, create alignment with stockholders' interests and encourage retention. The program consists primarily of grants of stock options, as well as restricted stock, performance restricted stock and restricted share units (collectively referred to as "restricted share awards"). Stock options provide value to the executives only in the event the stock price increases, consistent with stockholder objectives. Restricted share awards mirror the ownership interest of stockholders, further aligning the interests of our executives with those of stockholders. Restricted share awards also serve as a retention vehicle, since we generally vest these grants based on continued employment. Certain restricted stock awards for Mr. Kotick and Mr. Tippl have been made with vesting contingent on the achievement of specified performance objectives. For Mr. Kotick the measure is total shareholder return and for Mr. Tippl the measure is reported non-GAAP earnings per diluted share. For additional information about these awards, please see "—Grants of Plan Based Awards for 2009" and "—Employment Agreements" below.

        We believe a combination of stock options and restricted share awards serves to appropriately balance the objectives of the program. In granting equity to executive officers, we typically place a 65-75% weight on options and a 25-35% weight on restricted share awards, except for Mr. Morhaime who receives 100% in stock options per the terms of his employment agreement. We weight options more heavily because their value to the executive is more strongly tied to our stock price growth, as options provide value to executives only if our stock price appreciates above the price on the grant date. Restricted share awards also reward executives for improved stock performance, while enhancing executive retention.

        For executive officers, we provide long-term incentive grants as part of employment agreements to secure long-term commitments to our multi-year business growth strategy. Since equity grants are provided to executive officers at the time of their hiring or the renewal of their employment agreement, the value of the awards reflects a multi-year award. We may provide supplemental long-term incentive grants to executive officers if there are circumstances that warrant such additional awards.

        All grants of equity securities to employees, including those to executive officers in connection with new or renewed employment agreements, are approved by our Compensation Committee, and, where appropriate, the Section 16 Subcommittee. The effective date of the grant is generally the third trading day following approval if approval is obtained during an open trading window under our insider trading policy. In the event that the Compensation Committee approves a grant when the window is not open because, for example, we are in a regularly scheduled quarter-end blackout period, the effective date of the grant ordinarily is delayed until the window is next scheduled to be open. All stock options have an exercise price equal to the NASDAQ Official Closing Price of our Common Stock on the effective date as reported on Nasdaq.com.

        During 2009 we provided long-term incentive awards to Messrs. Tippl, Morhaime, Hodous, and Walther. For Mr. Tippl the value of the equity award was determined based on the terms of his amended employment agreement and his new role as Chief Corporate Officer and Chief Financial Officer as a front-loaded grant for 5 years. For Mr. Morhaime, the number of options awarded was predetermined by the terms of his employment agreement and is intended as an annual grant. For Mr. Hodous, the value of the equity award was determined based on the terms of his new employment agreement and is a front-loaded grant for two years. For Mr. Walther the value of the equity award was determined based on the terms of his new employment agreement and is a front-loaded grant for three years. Details of each agreement are described in "—Employment Agreements."

  Retirement Arrangements

        We offer a 401(k) plan to all employees in the United States, including the named executive officers. We do not maintain other retirement benefit plans such as a qualified pension plan or a special non-qualified or supplemental deferred compensation plan for named executive officers. We believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of the named executive officers' long-term wealth accumulation depends on the achievement of Activision Blizzard profitability targets and the appreciation of our Common Stock.

        In 2008, Mr. Morhaime participated in a deferred compensation program which was a continuation of the deferred compensation program at Vivendi Games. We terminated the program effective January 2009 as the program was inconsistent with our philosophy regarding retirement arrangements. In January 2009, all deferred amounts were paid out to all participating employees, including Mr. Morhaime. For further details, please see "—Non-Qualified Deferred Compensation" below.

  Perquisites and Other Personal Benefits

        We provide limited perquisites and personal benefits to our named executive officers. Similar to our philosophy on retirement arrangements, we believe that many items that some employers provide as perquisites for their executives and certain personal benefits arrangements are particular to, and should remain the responsibility of, each individual officer. However, according to Mercer's 2009 Cost of Living survey, the Los Angeles urban area where our corporate headquarters is located is still the second most expensive metropolitan area in the United States. Given this relatively high cost of living and housing relative to the areas in which we have traditionally recruited and competed for executive talent, the Compensation Committee has used mortgage assistance, including associated tax reimbursements, to help recruit and retain executive talent. We provided mortgage assistance to Mr. Tippl through February 15, 2009. In addition, we provide Mr. Morhaime with certain other immaterial perquisites and benefits which are consistent with the arrangements he had at Vivendi Games, such as a car allowance and payment or reimbursement for the cost of financial planning services.

        In addition, our named executive officers may receive Company-paid life and disability insurance. They are also eligible to participate in benefit programs generally available to all employees, including medical, life and disability insurance benefits programs, generally at the same cost paid by other employees.

        We provide very few additional benefits to executives. For further information, please see "—Employment Agreements" and the "Summary Compensation Table" below.

  Termination of Employment and Change of Control Arrangements

        To attract and retain talented executives, we provide severance benefits under certain conditions, which are negotiated with each executive officer in connection with a new or renewed employment agreement. In addition, our Chief Executive Officer is provided certain change of control protection. The Compensation Committee believes these arrangements remain consistent with market practice and will assist the relevant individuals in maintaining objectivity in the context of a potential change of control transaction. These benefits for each of the named executive officers are described under "—Potential Payments upon Termination or Change of Control" below.

        In March 2009, Bruce Hack's employment with the Company as Chief Corporate Officer was terminated and his departure was considered by the Board to be an "involuntary termination" for purposes of his employment agreement. Upon signing of a mutual release agreement, Mr. Hack was entitled to a lump sum severance payment according to the terms of his employment agreement. The terms of his severance are described below in "—Potential Payments upon Termination or Change of Control"

        We also made certain amendments to Mr. Morhaime's employment agreement, as described in "—Potential Payments upon Termination or Change of Control" below.

  Impact of Tax and Accounting Considerations

        In structuring compensation programs, setting individual compensation levels and awarding bonuses and incentive plan payouts, the Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code. This section generally does not allow a publicly held corporation to take a tax deduction when compensation paid to a covered employee (generally, the chief executive officer and any of the corporation's three other highest paid officers other than the chief financial officer) exceeds $1.0 million in any taxable year unless:

  •
  the compensation is payable solely on account of the attainment of pre-established objective performance goals;

  •
  a committee of two or more outside directors determines such performance goals;

  •
  the company's stockholders approve the material terms of the compensation; and

  •
  the committee certifies that the employee has met the performance goals.

The tax deductibility of compensation paid to other executives is not subject to these limitations.

        The 2008 Plan permits us to structure performance-based incentives to covered employees in a manner that would allow payments under the 2008 Plan to satisfy the requirements of Section 162(m) for deductibility. This includes the CAIP and the Morhaime Profit Sharing Plan described above.

        In 2009, none of our covered employees' salaries exceeded $1.0 million; therefore we may deduct the full amount of each executive's salary. We generally attempt to preserve the deductibility of elements of our performance-based incentives. However, we believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract and retain the best executive talent, even though such elements may not be fully deductible under Section 162(m). For 2009, portions of compensation paid to the named executive officers will not be deductible.

        To the extent that any award granted under the 2008 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award.

        The Compensation Committee also takes accounting considerations, including the impact of ASC Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

  Recent Events

  Amendment to Thomas Tippl's Employment Agreement

        On March 23, 2010, we entered into an amendment to Mr. Tippl's employment agreement. The details of this amendment are discussed below under "—Employment Agreements—Thomas Tippl."

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under "Executive Compensation—Compensation Discussion and Analysis" above. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2009.

Members of the Compensation Committee

Jean-Bernard Lévy (Chairperson), Frédéric R. Crépin, Robert J. Corti,
Robert J. Morgado and Stéphane Roussel

Summary Compensation Table

        The table below presents compensation information for each of our named executive officers for services rendered during the periods indicated.

Name and Principal Position	Year(1)		Salary ($)	Bonus(2) ($)	Stock Awards(3)(4) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Robert A. Kotick	2009		953,654	500,000	—	—	1,667,250	30,104	3,151,008
President and Chief	9MO 08		743,980	5,000,000	34,062,314	—	1,433,550	3,990	41,243,834
Executive Officer	FY2008		899,560	5,000,000	—	25,292,704	3,079,798	10,750	34,282,812
	FY2007		797,200	—	—	282,258	881,571	8,990	1,970,019
Thomas Tippl	2009		726,423	—	2,645,000	7,970,880	664,417	20,818	12,027,538
Chief Corporate Officer	9MO 08		387,731	562,500	—	—	327,531	113,525	1,391,287
and Chief Financial	FY2008		483,385	—	—	—	631,620	164,519	1,279,524
Officer	FY2007		458,654	—	—	584,906	573,176	168,857	1,785,593
Bruce Hack(7)	2009		440,306	1,000,000	—	—	—	5,326,564	6,766,870
Chief Corporate Officer
Brian Hodous	2009		533,365	245,834	747,600	1,330,325	98,382	38,156	2,993,662
Chief Customer Officer	9MO 08		369,615	168,750	—	—	246,795	267,065	1,052,225
	FY2008		417,450	—	—	—	598,500	464,165	1,480,115
	FY2007		148,846	380,000	729,100	1,843,452	—	89,295	3,190,693
Michael Morhaime	2009		514,814	451,580	—	1,050,000	2,649,899	40,648	4,706,941
President and Chief Executive Officer, Blizzard Entertainment	9MO 08	(8)	232,667	415,625	—	4,177,314	3,492,386	20,428	8,338,420
Chris B. Walther(8)	2009		94,231	415,000	865,500	1,592,100	—	42,302	3,009,133
Chief Legal Officer

(1)
Upon the consummation of the Combination, we changed our fiscal year end from March 31st to December 31st. 9MO 08 refers to the nine month period from April 1, 2008 through December 31, 2008, FY2008 refers to Activision, Inc.'s 2008 fiscal year (from April 1, 2007 through March 31, 2008), and FY2007 refers to Activision, Inc.'s 2007 fiscal year (from April 1, 2006 through March 31, 2007).

(2)
For 2009, the amount paid to Mr. Kotick consists of a special achievement bonus paid to him for his performance during that period. Please see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Other Annual Incentive Plan and Bonus Programs for 2009" above. The amount paid to Mr. Hack for that period consists of a bonus paid to him in accordance with his employment agreement upon his achievement of certain goals relating to the integration of Activision Blizzard and Vivendi Games. Please see "—Employment Agreements—Bruce Hack" below for further details pertaining to that bonus. The amount paid to Mr. Morhaime for that period consists of amounts paid to him pursuant to the Blizzard Bonus Program and the guaranteed portion of his CAIP award. Please see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009" above and "—Employment Agreements—Michael Morhaime" below for further details pertaining to these bonus programs. The amount paid to Mr. Hodous for that period consists of a discretionary bonus to him to recognize his contributions that the Compensation Committee felt were not adequately reflected in his CAIP award and a renewal bonus paid to him in accordance with his employment agreement. Please see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Other Annual Incentive Plan and Bonus Programs for 2009" above and "—Employment Agreements—Brian Hodous" below. The amount paid to Mr. Walther for that period consists of a discretionary bonus to him as compensation for his contributions during that period and a signing bonus paid to him in accordance with his employment agreement. Please see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Other Annual Incentive Plan and Bonus Programs for 2009" above and "—Employment Agreements—Chris B. Walther" below.

(3)
The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and option awards granted in the period (in each case, computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of the grant date fair values for 2009 are discussed in footnote 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010. Assumptions and key variables used in the calculation of the grant date fair values for 9MO 08 are discussed in footnote 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 27, 2009. Assumptions and key variables used in the calculation of the grant date fair values for FY2008 are discussed in footnote 14 to Activision, Inc.'s audited financial statements included in its Annual Report on Form 10-K for the year ended March 31, 2008 filed with the SEC on May 30, 2008. Assumptions and key variables used in the calculation of the grant date fair values for FY2007 are discussed in footnote 14 to Activision, Inc.'s audited financial statements included in its Annual Report on Form 10-K for the year ended March 31, 2007 filed with the SEC on June 14, 2007. The amounts reported for each period prior to 2009 differs from the amounts we previously reported for those periods, as our prior disclosure consisted of the dollar amounts recognized for financial reporting purposes in the relevant period for awards granted in and prior to that period rather than the aggregate grant date fair value of awards granted in the period.

(4)
The grant date fair value of the performance shares awarded to Mr. Kotick in 9MO 08 is based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. If the highest level of performance were to be assumed, the grant date value of the award to Mr. Kotick would be $37,587,500. The grant date fair value of the performance shares awarded to Mr. Tippl in 2009 assumes the highest level of performance.

(5)
For 2009, the amounts in this column for the named executive officers other than Mr. Morhaime represent cash incentives paid under the CAIP. For Mr. Morhaime, the amount consists of amounts paid to him pursuant to the Morhaime Profit Sharing Plan and the portion of his payout under the CAIP in excess of the amount which was guaranteed under his employment agreement prior to it being amended in November 2009 (which guaranteed portion is reported herein as a bonus). For a discussion of non-equity incentive plans, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the 2009—Corporate Annual Incentive Plan" and "—Other Annual Incentive Plan and Bonus Programs for 2009."

(6)
For 2009, the amounts in this column include the following:

Name	Company 401(k) plan "matching" contributions	Life, disability or medical insurance premiums/ COBRA coverage	Mortgage assistance payments or relocation
Robert A. Kotick	$3,300	$26,804	—
Thomas Tippl	$3,300	$7,018	$10,500
Bruce Hack	$4,400	$46,693	—
Brian Hodous	$3,300	$7,995	$14,000
Michael Morhaime	$8,162	$19,386	—
Chris B. Walther	—	$508	$41,794

  In addition:

  •
  Mr. Hack received $5,177,160 in severance in connection with the termination of his employment (see "—Potential Payments upon Termination or Change of Control" below for further details), $37,135 in reimbursements for taxes he incurred with respect to a portion of that severance payment and $61,176 in respect of office facilities and staff support provided to him in New York (in addition to those provided to him in Santa Monica) prior to that termination;

  •
  Mr. Hodous received $12,861 in reimbursements for taxes he incurred with respect to his mortgage assistance payments; and

  •
  Mr. Morhaime received a car allowance and a stipend for personal financial, accounting, tax and legal services.

  We have calculated the incremental cost to us of the compensation listed above based on the amount of payments made by us for the provision of such benefits.

(7)
Mr. Hack's employment with us ended on March 31, 2009. (Following his termination, Mr. Tippl succeeded him in the position of our Chief Corporate Officer.)

(8)
Mr. Walther's employment with us began on October 26, 2009.

Grants of Plan-Based Awards for 2009

        The table below provides information regarding the grants of plan-based awards made during 2009:

														All Other Stock Awards: Number of Shares of Stock or Units(3) (#)		All Other Option Awards: Number of Securities Underlying Options(3) (#)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(3)								Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Approval Date		Threshold ($)(2)		Target ($)		Maximum ($)		Threshold (#)	Target (#)		Maximum (#)
Robert A. Kotick				—		1,900,000		3,059,000
Thomas Tippl				—		722,978		1,221,833
	05/11/2009	04/14/2009	(5)							—	80,000	(6)	—						920,000
	05/11/2009	04/14/2009	(5)											150,000	(7)				1,725,000
	05/11/2009	04/14/2009	(5)													1,200,000	(8)	11.50	7,970,880
Bruce Hack				—		—		—
Brian Hodous				—		401,014		675,709
	08/07/2009	07/31/2009	(5)											60,000	(9)				747,600
	08/07/2009	07/31/2009	(5)													200,000	(10)	12.46	1,330,325
Michael Morhaime				—		383,161		674,363
					(11)	3,272,580	(11)		(11)
	11/09/2009	11/03/2009	(5)													200,000	(12)	11.54	1,050,000
Chris B. Walther				—		—		—
	11/09/2009	11/03/2009	(5)											75,000	(13)				865,500
	11/09/2009	11/03/2009	(5)													300,000	(14)	11.54	1,592,100

(1)
The non-equity incentive plan award opportunities for which our named executive officers were eligible with respect to 2009 consisted of annual incentive plan awards made under the CAIP under our 2008 Plan.

(2)
The named executive officers participating in the CAIP for 2009 were not entitled to a minimum amount thereunder except for Mr. Morhaime, whose employment agreement guaranteed him an annual incentive bonus in an amount equal to 37.5% of his base salary at the time the amount of the payout under the CAIP was determined, until that employment agreement was amended in November 2009 to remove that guarantee with regard to performance periods beginning on or after January 1, 2010 (see "—Employment Agreements—Michael Morhaime" below). (Neither Mr. Hack nor Mr. Walther were eligible to participate in the CAIP for 2009.)

(3)
All grants of equity awards made to our named executive officers in 2010 were made under the 2008 Plan.

(4)
The grant date fair value of the stock and option awards is computed in accordance with ASC Topic 718. Please see footnote 3 to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of those grant date fair values.

(5)
These equity awards were approved during a "blackout period," as defined in our insider trading policy, so the effective date of the awards was delayed until the first trading day after that blackout period was no longer in effect.

(6)
This represents performance shares of our Common Stock, which were granted pursuant to Mr. Tippl's employment agreement with us. Please see "—Employment Agreements—Tippl Employment Agreement" below. The performance shares were to vest in their entirety on February 15, 2010 if our reported non-GAAP earnings per diluted share for 2009 was at least $0.68. (This performance metric was satisfied and, on February 15, 2010, the performance shares vested. Please see "Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Corporate Annual Incentive Plan—2009 Achievement of Performance Goals and Payouts" for a discussion of our performance vis-à-vis that target.)

(7)
This represents restricted shares of our Common Stock, which were granted pursuant to Mr. Tippl's employment agreement with us. Please see "—Employment Agreements—Tippl Employment Agreement" below. Restrictions lapse with respect to one-fifth of these shares of restricted stock on each of February 15, 2010, 2011, 2012, 2013 and 2014. (In accordance with that vesting schedule, the restrictions with respect to 30,000 shares lapsed on February 15, 2010.)

(8)
These options to purchase our Common Stock were granted pursuant to Mr. Tippl's employment agreement with us. Please see "—Employment Agreements—Tippl Employment Agreement" below. One-fifth of these options vest on each of February 15, 2010, 2011, 2012, 2013 and 2014. (In accordance with that vesting schedule, options with respect to 240,000 shares vested on February 15, 2010.)

(9)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, which were granted pursuant to Mr. Hodous' employment agreement with us. Please see "—Employment Agreements—Brian Hodous" below. One-half of these restricted share units vest on July 31, 2010 and the other half vest on July 31, 2011, subject to possible earlier vesting of that latter half on a date established by the Compensation Committee upon a determination that we had met or exceeded the non-GAAP operating income target in our annual operating plan for the year ended December 31, 2009. (We did not meet the operating income target for 2009 and the vesting of these restricted share units was not accelerated. Please see "Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Corporate Annual Incentive Plan—2009 Achievement of Performance Goals and Payouts" for a discussion of the target and our performance vis-à-vis that target.)

(10)
These options to purchase our Common Stock were granted pursuant to Mr. Hodous' employment agreement with us. Please see "—Employment Agreements—Brian Hodous" below. Three-eighths of these options vest on each of July 31, 2010 and 2011 and the remaining one-quarter of these options vest on July 31, 2012, subject to possible earlier vesting of that remaining quarter on a date established by the Compensation Committee if and when it determines that we have met or exceeded the non-GAAP operating income target in our annual operating plan for the year ending December 31, 2010.

(11)
Pursuant to his employment agreement with us, Mr. Morhaime is, subject to the minimum and maximum percentages specified in that agreement, entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon Blizzard Entertainment's profitability for that year. Because the amount to which Mr. Morhaime is entitled cannot be known at the beginning of a year, no target amount is determinable and the target amount shown is a representative amount equal to Mr. Morhaime's share of the aggregate pool paid to Blizzard Entertainment employees with respect to 2008. For more information about the Morhaime Profit Sharing Plan, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Other Annual Incentive Plan and Bonus Programs for 2009" above.

(12)
These options to purchase our Common Stock were granted pursuant to Mr. Morhaime's employment agreement with us. Please see "—Employment Agreements—Michael Morhaime" below. One-third of these options vest on each of November 9, 2010, 2011 and 2012.

(13)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, which were granted pursuant to Mr. Walther's employment agreement with us. Please see "—Employment Agreements—Chris B. Walther" below. One-third of these restricted share units vest on each of December 31, 2010, 2011 and 2012.

(14)
These options to purchase our Common Stock were granted pursuant to Mr. Walther's employment agreement with us. Please see "—Employment Agreements—Chris B. Walther" below. One-third of these options vest on each of December 31, 2010, 2011 and 2012.

Outstanding Equity Awards at December 31, 2009

        The table below sets forth the outstanding equity awards for the named executive officers as of December 31, 2009:

					Stock Awards
								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	Option Awards
						Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)
Robert A. Kotick					242,424(3)(4)	2,693,331
							2,500,000(4)(5)	27,775,000
	4(4)	—	0.51	5/22/2010
	284,988(4)	—	3.27	4/4/2011
	356,402(4)	—	2.65	10/1/2011
	703,296(4)	—	3.94	4/8/2012
	2,800,004(4)(6)	—	3.34	7/22/2012
	1,200,000(4)	—	1.77	4/1/2013
	816,000(4)	—	1.77	3/31/2013
	950,634(4)(7)	—	3.87	4/29/2014
	679,374(4)	—	6.66	6/20/2015
	83,364(4)	—	6.81	4/21/2016
	262,998(4)	—	9.57	6/15/2017
	1,480,000(4)	2,220,000(8)	13.29	12/1/2017
Thomas Tippl(9)					64,474(4)(10)	716,306
					150,000(4)(11)	1,666,500
							80,000(12)(13)	888,800
	391,114	639,998(4)(14)	7.61	10/3/2015
	—	80,000(12)(15)	6.81	4/21/2016
	—	1,200,000(4)(16)	11.50	5/11/2019
Bruce Hack	400,000(4)	—	16.47	7/14/2018
Brian Hodous					60,000(4)(17)	666,600
	480,000(4)	—	7.93	11/3/2016
	—	200,000(4)(18)	12.46	8/07/2019
Michael Morhaime	170,000(4)	430,000(19)	15.04	7/09/2018
	—	200,000(12)(20)	11.54	11/09/2019
Chris B. Walther	—	300,000(4)(21)	11.54	11/09/2019
					75,000(4)(22)	833,250

(1)
All exercisable options are currently vested.

(2)
Calculated using the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009, the last trading day in 2009.

(3)
These restricted share units vest in full on December 31, 2010.

(4)
The impact of the termination of the executive's employment on this equity award is governed by the executive's employment agreement. Please see "—Potential Payments upon Termination or Change of Control" below.

(5)
These performance shares vest in accordance with Mr. Kotick's employment agreement with us. Please see "—Employment Agreements—Robert A. Kotick" below.

(6)
As a result of Mr. Kotick's transfer by gift, options with respect to 547,410 shares are held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(7)
As a result of Mr. Kotick's transfer by gift, options with respect to 14,181 shares are held by the 45121I Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power, as to which he disclaims beneficial ownership.

(8)
These options vest with respect to one-sixtieth of the grant (which was for options to purchase 3,700,000 shares) on the first day of each month in the five years following the date of grant, commencing with January 1, 2008. (In accordance with that vesting schedule, options with respect to approximately 61,667 shares vested on each of January 1, 2010, February 1, 2010, March 1, 2010 and April 1, 2010.)

(9)
As a result of Mr. Tippl's transfer by gift, all of his outstanding equity incentive awards are held in the name of the Thomas and Laura Tippl Family Trust. Thomas and Laura Tippl are co-trustees of the trust and share voting and investment power with respect to those securities.

(10)
Restrictions lapse with respect to these shares of restricted stock on October 3, 2010.

(11)
Restrictions lapse with respect to one-fifth of these shares of restricted stock on each of February 15, 2010, 2011, 2012, 2013 and 2014. (In accordance with that vesting schedule, the restrictions with respect to 30,000 shares lapsed on February 15, 2010.)

(12)
The impact of the termination of the executive's employment on this equity award is not governed by the executive's employment agreement and, instead, is consistent with our standard forms of award agreement. Please see "—Potential Payments upon Termination or Change of Control" below.

(13)
These performance shares were to vest in their entirety on February 15, 2010 if our reported non-GAAP earnings per diluted share for 2009 was at least $0.68. (This performance metric was satisfied and, on February 15, 2010, the performance shares vested. Please see "Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Corporate Annual Incentive Plan—2009 Achievement of Performance Goals and Payouts" for a discussion of our performance vis-à-vis that target.)

(14)
These options vest in full on October 3, 2010.

(15)
These options vest in full on April 1, 2010.

(16)
One-fifth of these options vest on each of February 15, 2010, 2011, 2012, 2013 and 2014. (In accordance with that vesting schedule, options with respect to 240,000 shares vested on February 15, 2010.)

(17)
One-half of these restricted share units vest on July 31, 2010 and the other half vest on July 31, 2011, subject to possible earlier vesting of that latter half on a date established by the Compensation Committee upon a determination that we had met or exceeded the non-GAAP operating income target in our annual operating plan for the year ended December 31, 2009. (We did not meet the operating income target for 2009 and the vesting of these restricted share units was not accelerated. Please see "Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Corporate Annual Incentive Plan—2009 Achievement of Performance Goals and Payouts" for a discussion of the target and our performance vis-à-vis that target.)

(18)
Three-eighths of these options vest on each of July 31, 2010 and 2011 and the remaining one-quarter of these options vest on July 31, 2012, subject to possible earlier vesting of that remaining quarter on a date established by the Compensation Committee if and when it determines that we have met or exceeded the non-GAAP operating income target in our annual operating plan for the year ending December 31, 2010.

(19)
Options with respect to 10,000 shares vest on the ninth day of each month in the five years following the date of grant, commencing with August 9, 2008. (In accordance with that vesting schedule, options with respect to 10,000 shares vested on each of January 9, 2010, February 9, 2010, March 9, 2010 and April 9, 2010.)

(20)
One-third of these options vest on each of November 9, 2010, 2011 and 2012.

(21)
One-third of these options vest on each of December 31, 2010, 2011 and 2012.

(22)
One-third of these restricted share units vest on each of December 31, 2010, 2011 and 2012.

Option Exercises and Stock Vested for 2009

        The table below sets forth details with respect to the options exercised by, and the shares of restricted stock and restricted share units that vested for, the named executive officers in 2009:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Robert A. Kotick	10,106,654	(1)	107,460,184	242,425		2,693,342
Thomas Tippl	—		—	64,475	(2)	765,318
Bruce Hack	—		—	—		—
Brian Hodous	—		—	21,000		241,500
Michael Morhaime	—		—	—		—
Chris B. Walther	—		—	—		—

(1)
Of these shares, 488,270 were held at the time of exercise of the underlying award by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership, and 750,000 were held at the time of exercise of the underlying award by the 75260G Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick exercises voting and investment power.

(2)
These shares were held at the time of vesting by the Thomas and Laura Tippl Family Trust.

Non-Qualified Deferred Compensation

        The table below presents information with respect to Mr. Morhaime's 2009 participation in the Vivendi Games Executive Deferred Compensation Plan and the Vivendi Games Executive Deferred Compensation Plan II (together, the "DCP"), a deferred compensation program provided by Vivendi Games. The DCP constituted an unfunded, non-qualified deferred compensation plan, the purpose of which was to give selected management or highly compensated employees of Vivendi Games the opportunity to save for their retirement or for other long-term goals on a tax-deferred basis. Under the DCP, eligible employees could elect to contribute up to (1) 50% of their base salary to the DCP, less any required tax withholdings and (2) 100% of incentive bonuses and incentive compensation to the DCP, less any required tax withholdings. Contributions by Vivendi Games (or us, following the Combination) to the accounts of DCP participants was discretionary. Participants were at all times vested 100% in their DCP accounts. The amount in a participant's DCP account was adjusted for interest, gains and losses allocated to his or her account based on the participant's investment elections.

        In September 2008, we terminated the program effective January 23, 2009. In January 2009, all deferred amounts were paid out to participating employees, including Mr. Morhaime. Please see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Retirement Arrangements" above. None of the other named executive officers participated in a deferred compensation program during 2009.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert A. Kotick	—	—	—	—	—
Thomas Tippl	—	—	—	—	—
Bruce Hack	—	—	—	—	—
Brian Hodous	—	—	—	—	—
Michael Morhaime	—	—	—	1,887,262	—
Chris B. Walther	—	—	—	—	—

Employment Agreements

        We believe that, to attract and retain the executive talent necessary to lead us, we should enter into an employment agreement with each of our executive officers. The following is a summary of the material terms regarding compensation set forth in the employment agreement we have entered into with each of our named executive officers, other than provisions regarding payments and benefits upon termination or a change of control, which are described under "—Potential Payments upon Termination or Change of Control" below.

  Robert A. Kotick

        Robert A. Kotick is party to an employment agreement with us, pursuant to which he serves as our President and Chief Executive Officer. Mr. Kotick's term of employment under his employment agreement began on December 1, 2007 and will end on December 31, 2012.

        Pursuant to the agreement, Mr. Kotick's annual base salary was $950,000 on December 1, 2007 and was and will be increased automatically on January 1st of each year, in an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year, excluding any increases guaranteed by contract or due to an executive's significant promotion or modification in duties. For more information about Mr. Kotick's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Salary Analysis" above.

        Mr. Kotick is also entitled to receive an annual bonus under the CAIP, with a target amount of 200% of his base salary, the actual amount of which will be determined by the Compensation Committee based on his achievement of mutually agreed objectives and his overall performance and our financial performance, and the form of which will be determined by the Compensation Committee in its sole discretion. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—2009 Achievement of Performance Goals and Payouts" above. In addition, the Compensation Committee, in its sole discretion, may award Mr. Kotick a performance bonus at any time in an amount and form determined by the Compensation Committee. Mr. Kotick is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain an $8.55 million supplemental term life insurance policy for the benefit of his estate for a period of 10 years from the effective date of the agreement.

        As an inducement to enter into his employment agreement, Mr. Kotick received an option to purchase 3,700,000 shares of our Common Stock. In addition, upon the consummation of the Combination, Mr. Kotick received a grant of 2,500,000 performance shares, which vest in 20% increments on each of the first, second, third and fourth anniversaries of the consummation of the Combination, with another 20% to vest on the last day of the term of Mr. Kotick's agreement, in each case subject to our attaining the specified compound annual total stockholder return target for that vesting period (0% for the first year, 5% for the second, 7.5% for the third, 15% for the fourth and 18% for the fifth). If we do not achieve the performance target for a vesting period, none of Mr. Kotick's performance shares mentioned above will vest for that vesting period. If, however, we later achieve a performance target for a subsequent vesting period, then all of the unvested performance shares relating to prior vesting periods will vest on that subsequent vesting date.

        Mr. Kotick's employment agreement also provides that all stock options granted to Mr. Kotick prior to January 1, 2007 would vest in full upon the consummation of the Combination. As a result, options to purchase 300,000 shares of our Common Stock that would otherwise have vested on April 10, 2010 vested on July 9, 2008.

        Pursuant to the employment agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Kotick is restricted from soliciting the employment of anyone then employed by us or our affiliates (or anyone who was employed by us or them during the then-most recent six month period). In addition, Mr. Kotick is prohibited from competing with us during the term.

  Thomas Tippl

        Thomas Tippl is party to an employment agreement with us, which was amended in February 2009 and again in March 2010. Under the employment agreement, Mr. Tippl served as the Chief Financial Officer of Activision Publishing until the consummation of the Combination, as our Chief Financial Officer from the consummation of the Combination until February 2009 and as our Chief Corporate Officer and Chief Financial Officer from February 2009 until March 2010. As amended in March 2010, the agreement sets forth the terms under which he serves as our Chief Operating Officer (as well as continues to serve as our Chief Financial Officer until his replacement is hired).

        Mr. Tippl's initial term of employment under the agreement began on October 1, 2005 and the original expiration date under the agreement was September 30, 2010. Prior to the 2009 amendment of the agreement, Activision Publishing had the option to extend his term for an additional period of up to three years if Mr. Tippl's total compensation exceeded $15 million during the initial term, where "total compensation" consisted of his cumulative base salary, cumulative annual bonuses, realized and unrealized gains from all vested options issued to him, the market value of all restricted shares of our Common Stock issued to him that have vested and the amounts realized by him from the sale of any of those shares. As amended in 2009, Mr. Tippl's term of employment will expire on April 15, 2014 (and we will not be able to unilaterally extend that term).

        Pursuant to the agreement, Mr. Tippl's annual base salary was $450,000 on October 1, 2005 and was to be increased automatically on October 1st of each year by at least 4% (or whatever higher amount that the Board or the Compensation Committee determined in its sole discretion). As amended in February 2009, the agreement provided for an annual base salary of $750,000 as of February 15, 2009, with automatic increases on February 15th of each year by an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year, excluding any increases guaranteed by contract or due to an executive's significant promotion or modification in duties. Pursuant to the March 2010 amendment of his agreement, Mr. Tippl's annual base salary was increased to $850,000 as of March 23, 2010 and will be increased automatically each year in accordance with the 2009 amendment. For more information about Mr. Tippl's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Salary Analysis" above.

        Mr. Tippl is also eligible for an annual bonus under the CAIP. Initially, the target amount of that bonus was 75% of his base salary. As amended in February 2009, the agreement provided for a target equal to 100% of his base salary, and the agreement currently provides for a target equal to 120% of his base salary. The actual amount of any bonus will be determined by us in our sole discretion based on his overall performance and our performance. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—2009 Achievement of Performance Goals and Payouts" above. Mr. Tippl is also entitled to participate in all benefit plans generally available to our senior executive officers. Prior to the 2009 amendment to the agreement, we were required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment, which we agreed to increase to $3 million as part of the 2009 amendment.

        As an inducement to enter into the employment agreement in 2005, in connection with the commencement of his employment Mr. Tippl was paid a signing bonus of $100,000 and granted an option to purchase 1,600,000 shares of our Common Stock. In addition, in consideration for abandoning certain long-term compensation, pension benefits and related equity participations with his prior employer, in connection with the commencement of his employment Mr. Tippl was granted 193,424 restricted shares of our Common Stock. Pursuant to his agreement prior to the 2009 amendment, Mr. Tippl was also reimbursed for certain relocation costs and incremental income taxes resulting from those costs and was entitled to an aggregate of $420,000 in mortgage assistance during his initial term (as well as reimbursement for incremental taxes resulting from those payments for the first three years of assistance). However, pursuant to the agreement as amended in 2009, effective February 15, 2009 Mr. Tippl no longer receives mortgage assistance.

        As an inducement to enter into the 2009 amendment to the employment agreement, Mr. Tippl was granted (1) an option to purchase 1,200,000 shares of our Common Stock, (2) 150,000 restricted shares and (3) 80,000 performance shares that vested on February 15, 2010 upon our attainment of a specified non-GAAP earnings per diluted share target. Pursuant to the 2010 amendment to the employment agreement, if approved by the Compensation Committee, Mr. Tippl will receive a grant of (1) an option to purchase 525,000 shares, (2) 350,000 restricted share units, and (3) 225,000 performance shares which will vest ratably on each of February 15, 2011, 2012, 2013 and 2014 if our non-GAAP earnings per diluted share for the prior year is at least equal to the earnings per diluted share objective in our annual operating plan for the year (and, even if we fail to meet an objective, may vest in a subsequent year if we "over-deliver" in that subsequent year by an amount at least sufficient to make up for the shortfall).

        Pursuant to the employment agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Tippl is restricted from soliciting the employment of anyone who was employed by us or our affiliates during the term of his employment and from inducing any of our business partners to alter its relationship with us. Mr. Tippl is also generally not permitted to seek or negotiate for other employment before the final six months of the term. In addition, Mr. Tippl is prohibited from competing with us during the term.

  Bruce Hack

        Bruce Hack formerly served as our Chief Corporate Officer and our Vice Chairman pursuant to an employment agreement with us that became effective July 9, 2008 and was terminated on March 31, 2009 in conjunction with Mr. Hack's termination of employment with us.

        Pursuant to the agreement, Mr. Hack was entitled to an annual base salary of $1,500,000.

        Mr. Hack was also eligible for an annual bonus under the CAIP with a target amount of $1,000,000. The actual amount of the bonus was to be based upon the achievement of mutually agreed upon objectives, provided it was at least $500,000 and no more than $2,000,000. Mr. Hack was also entitled to participate in all benefits plans generally available to our senior executive officers and was furnished with office facilities and staff support in both Santa Monica and New York.

        In accordance with the agreement, Mr. Hack received a bonus of $1,000,000 upon the consummation of the Combination and was eligible for a bonus of $1,000,000 if he and we achieved merger integration objectives established by our Chief Executive Officer in consultation with Mr. Hack and approved by our Board.

        The agreement provided that we would recommend to the Compensation Committee that Mr. Hack receive a grant of an option to purchase 400,000 shares of our Common Stock (or an equity award of comparable value) at least once per year during the term of his agreement to the extent awards are being made to our other senior executives during that year. Mr. Hack was granted an option to purchase 400,000 shares of our Common Stock in July 2008 but received no other equity awards from us.

        Pursuant to the employment agreement, until March 31, 2010, Mr. Hack was restricted from soliciting the employment of anyone then employed by us or our affiliates. In addition, Mr. Hack was prohibited from competing with us during the term of his employment under the agreement.

  Brian Hodous

        Brian Hodous is party to an employment agreement with Activision Publishing, pursuant to which he serves as our Chief Customer Officer. Mr. Hodous's term of employment under the agreement began on August 1, 2009 and will end on July 31, 2011.

        Pursuant to the agreement, Mr. Hodous is entitled to an annual base salary of $575,000, with periodic increases at our discretion. For more information about Mr. Hodous's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Salary Analysis" above.

        Mr. Hodous is also eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which will be determined by us in our sole discretion based on his overall performance and our performance. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—2009 Achievement of Performance Goals and Payouts" above. Mr. Hodous is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

        As an inducement to enter into the employment agreement, Mr. Hodous was (1) paid a renewal bonus of $48,000, (2) granted an option to purchase 200,000 shares of our Common Stock and (3) granted 60,000 restricted share units.

        Pursuant to the employment agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Hodous is restricted from soliciting the employment of anyone then employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Hodous is also restricted from inducing any of our business partners to alter its relationship with us during the term. Mr. Hodous is also generally not permitted to negotiate for other employment before the final six months of the term. In addition, Mr. Hodous is prohibited from competing with us during the term.

  Michael Morhaime

        Michael Morhaime is party to an employment agreement with us, pursuant to which he serves as the President and Chief Executive Officer of Blizzard Entertainment. The agreement became effective July 9, 2008 and Mr. Morhaime's term under the agreement will expire on July 31, 2013. The agreement was amended twice in 2009: on March 31st, and again on November 4th. The material terms of the March 31, 2009 amendment were effective immediately and the material terms of the November 4, 2009 amendment took effect on January 1, 2010.

        Prior to the being amended in March 2009, Mr. Morhaime's annual base salary under the agreement was $475,000, subject to automatic increases. As amended in March 2009, the employment agreement provided for an annual base salary of $520,000 commencing on March 31, 2009, which was to be increased automatically on March 1 of each year by the greatest of (1) 5%, (2) the percentage increase in the consumer price index during the immediately preceding 12 months for Irvine, California as determined by the U.S. Department of Labor, Bureau of Labor Statistics, and (3) whatever other merit increase our Board approved. Pursuant to the agreement as amended in November 2009, Mr. Morhaime's annual base salary was increased to $715,000 as of January 1, 2010 and he is no longer entitled to automatic annual salary increases. For more information about Mr. Morhaime's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Salary Analysis" above.

        Mr. Morhaime is also eligible for an annual bonus under the CAIP. Ten percent of any such bonus will be based on our financial performance and 90% of that bonus will be based on his achievement of mutually agreed objectives and his overall performance and Blizzard Entertainment's financial performance. Prior being amended in November 2009, the employment agreement provided that the target amount of such bonus would be 75% of Mr. Morhaime's base salary and that the actual amount of such bonus would be at least 37.5%, and no more than 150%, of his base salary at the time his annual incentive plan payment was made, but would otherwise be in our discretion. Pursuant to the agreement as amended in November 2009, the target amount of Mr. Morhaime's bonus is 27% of his base salary and there is no longer any contractual guaranteed minimum, or stipulated maximum, amount of such bonus. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—2009 Achievement of Performance Goals and Payouts" above.

        Mr. Morhaime is also eligible to participate in the Blizzard Bonus Plan. Prior to the November 2009 amendment, the employment agreement provided that the target amount of such bonus would be 50% of his base salary and that the actual amount of such bonus would be at least 25% of Mr. Morhaime's base salary at the time the bonus is paid, but would otherwise be in our Chief

Executive Officer's discretion. Pursuant to the agreement as amended in November 2009, as of January 1, 2010 the target amount of Mr. Morhaime's bonus was reduced to 37% of his base salary and the guaranteed amount of such bonus was reduced to 18.5% of Mr. Morhaime's base salary at the time the bonus is paid. For more information about the Blizzard Bonus Plan, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Other Annual Incentive Plan and Bonus Programs for 2009" above.

        Prior to the March 2009 amendment to the employment agreement, Mr. Morhaime was also eligible to participate in the Blizzard profit sharing plan. The agreement provided that Mr. Morhaime would be entitled to a minimum percentage of the profit sharing pool but that the amount of his award would otherwise be in our Chief Executive Officer's discretion. Under his employment agreement as amended in March 2009, Mr. Morhaime no longer participates directly in the Blizzard profit sharing plan, but instead is entitled to performance-based cash compensation on an annual basis pursuant to our 2008 Plan (or any successor plan) based on a share of the earnings generated by Blizzard Entertainment. Mr. Morhaime is entitled to a specified percentage of the profit sharing pool, although the Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool (subject to a specified minimum percentage). For more information about the Blizzard Profit Sharing Plan, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Other Annual Incentive Plan and Bonus Programs for 2009" above.

        Mr. Morhaime is also entitled to participate in all benefit plans generally available to Blizzard Entertainment's senior executive officers (provided that in any case his benefits are in the aggregate at least as favorable to him as those provided to him by Blizzard Entertainment as of October 15, 2007). Mr. Morhaime was entitled to reimbursement of any legal fees he incurred in connection with the negotiation of his agreement. He also receives an annual stipend to reimburse him for his personal financial, accounting, tax and legal services and is entitled to participate in our executive auto allowance program.

        As an inducement to enter into the employment agreement, in connection with the commencement of his employment Mr. Morhaime was granted an option to purchase 600,000 shares of our Common Stock in July 2008. In addition, the agreement provides that we will, beginning in 2009, recommend to the Compensation Committee that Mr. Morhaime receive a grant of an option to purchase 200,000 shares of our Common Stock once per year during the term of his agreement to the extent awards are being made to our other senior executives during that year. Accordingly, in November 2009, the Compensation Committee, upon our recommendation, granted Mr. Morhaime an option to purchase 200,000 shares of our Common Stock.

        Pursuant to the employment agreement, during the term of his employment under the agreement and during any period following the expiration of the term in which he is receiving severance from us (as well as for any period corresponding to any lump sum severance payment he receives from us), Mr. Morhaime is restricted from soliciting the employment of anyone then employed by us or Blizzard Entertainment and from inducing any of our business partners or Blizzard Entertainment's business partners to terminate its relationship with us or them. In addition, Mr. Morhaime is prohibited from competing with us during the term. Further, during any period in which he is receiving severance from us (as well as for any period corresponding to any lump sum severance payment he receives from us), he must make himself reasonably available to us to provide any information or other assistance we may reasonably request with respect to matters relating to Blizzard Entertainment's business about which he has knowledge as a result of his employment. For information about the severance Mr. Morhaime may receive, see "—Potential Payments upon Termination or Change of Control" below.

  Chris B. Walther

        Chris B. Walther is party to an employment agreement with Activision Publishing, pursuant to which he serves as our Chief Legal Officer. Mr. Walther's term of employment under the agreement began on October 26, 2009 and will end on December 31, 2012 (subject to our right to extend the term by an additional year upon six months' notice to Mr. Walther).

        Pursuant to the agreement, Mr. Walther is entitled to an annual base salary of $500,000, with periodic increases at our discretion. For more information about Mr. Walther's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—Salary Analysis" above.

        Mr. Walther is also eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which will be determined by us in our sole discretion based on his overall performance and our performance. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for 2009—2009 Achievement of Performance Goals and Payouts" above. Mr. Walther is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

        As an inducement to enter into the employment agreement, Mr. Walther was (1) paid a signing bonus of $350,000, (2) granted an option to purchase 300,000 shares of our Common Stock and (3) granted 75,000 restricted share units. Pursuant to his agreement, Mr. Walther also received an aggregate of $41,794 to cover certain relocation costs.

        Pursuant to the employment agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Walther is restricted from soliciting the employment of anyone then employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Walther is also restricted from inducing any of our business partners to alter its relationship with us during the term. Mr. Walther is also generally not permitted to negotiate for other employment before the final six months of the term. In addition, Mr. Walther is prohibited from competing with us during the term.

Potential Payments upon Termination or Change of Control

           The table below describes the compensation payable to the named executive officers upon termination of employment or change of control. The calculations assume that each of these events occurred on December 31, 2009 with the exception of Mr. Hack's termination, which occurred on March 31, 2009.

Name and Type of Payment/Benefit	Death(1)	Disability(1)	Termination by Activision Blizzard For Cause or Performance Termination(2)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(3)	Change of Control(4)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason After Change of Control(3)(4)
Robert A. Kotick
2009 bonus(5)	$1,911,400	$1,911,400	$—	$1,911,400	$—	$1,911,400
Severance payment	—	950,000	—	5,700,000	—	8,550,000
Benefits continuation(6)	28,216	85,216	—	85,216	—	85,216
Value of accelerated equity awards(7)	2,693,331	2,693,331	—	2,693,331	11,110,000	2,693,331
Excise tax gross-up	—	—	—	—	—	—

Total	$4,632,947	$4,689,947	$—	$10,389,947	$11,110,000	$13,239,947

Thomas Tippl
2009 bonus(5)	$664,417	$664,417	$—	$664,417	$—	$664,417
Lump-sum payment	1,550,925	1,550,925	—	—	—	—
Salary continuation	—	—	—	3,213,699	—	3,213,699
Benefits continuation(6)	24,928	24,928	—	—	—	—
Value of accelerated equity awards(7)	2,249,783	660,851	660,851	—	—	—

Total	$4,490,053	$2,901,121	$660,851	$3,878,116	$—	$3,878,116

Bruce Hack(8)
2009 bonus				$—
Lump-sum payment				5,177,160
Benefits continuation				84,506
Value of accelerated equity awards				0

Total				$5,261,666

Brian Hodous
2009 bonus(5)	$296,216	$296,216	$—	$296,216	$—	$296,216
Lump-sum payment	1,725,000	1,725,000	—	—	—	—
Salary continuation	—	—	—	910,417	—	910,417
Value of accelerated equity awards(7)	666,600	666,600	—	666,600	—	666,600

Total	$2,687,816	$2,687,816	$—	$1,873,233	$—	$1,873,233

Michael Morhaime
2009 bonus(5)	$3,101,479	$3,101,479	$—	$3,101,479	$—	$3,101,479
Lump-sum payment	—	—	—	1,735,040	—	1,735,040
Salary continuation	—	—	—	1,863,334	—	1,863,334
Bonus continuation	—	—	—	6,545,160	—	6,545,160
Value of accelerated equity awards(7)	—	—	—	—	—	—

Total	$3,101,479	$3,101,479	$—	$13,245,013	$—	$13,245,013

Chris B. Walther
2009 bonus(5)	$—	$—	$—	$—	$—	$—
Lump-sum payment	1,000,000	—	—	—	—	—
Salary continuation	—	1,500,000	—	1,500,000	—	1,500,000
Value of accelerated equity awards(7)	—	—	—	—	—	—

Total	$1,000,000	$1,500,000	$—	$1,500,000	$—	$1,500,000

(1)
For each named executive officer, in the event of a termination of employment due to death or disability, the executive or his estate will receive, in addition to any amounts to which he is entitled under applicable law, such as earned but unpaid salary, accrued but unpaid vacation, unreimbursed business expenses and any amounts then due under our benefit plans, programs or policies (collectively, "basic severance") (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2009), the following:

  (a)
  Mr. Kotick will receive:

  •
  in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, an amount equal to 100% of his base salary at the rate in effect on his termination date (less, if the termination occurs following a change of control occurring prior to December 31, 2010, one dollar for each dollar by which the aggregate value, determined as of the date of the occurrence of the change of control, of the equity held by Mr. Kotick which is accelerated in accordance with his employment agreement upon the change of control, exceeds $25 million (see footnote (4)), which amount will be paid to him in equal installments over the 12 month period following his termination date;

  •
  continuation of health/medical insurance benefits for him and his family, as applicable, for a period of two years following his termination date; and

  •
  in the event of his termination due to disability, continuation of his supplemental life insurance benefits through December 1, 2017.

  (b)
  Mr. Tippl will receive:

  •
  a lump-sum payment equal to 300% of the base salary paid or payable to him for the most recent year immediately prior to termination; and

  •
  continuation of health/medical insurance benefits for him and his family, as applicable, for a period of two years following his termination date.

  (c)
  Mr. Hodous will receive:

  •
  in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, a lump-sum payment equal to 300% of his base salary at the rate in effect on his termination date.

  (d)
  Mr. Walther will receive:

  •
  in the event of his termination due to death, a lump-sum payment equal to 200% of his base salary at the rate in effect on his termination date, less any payments received under company-provided life insurance, if any, other than his company-provided $2,000,000 term life policy (which payments, for purposes of this table, are assumed to be zero); and

  •
  in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, salary continuation through December 31, 2012 in an amount equal to 100% of the base salary that would have been payable to him through that date, less certain payments received under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero).

  Unless otherwise stated, the amounts reflected in the table are in addition to any insurance proceeds the executive or his estate would receive upon death or disability, as the case may be.

  Any payment in respect of a bonus which any of the named executive officers would receive in connection with a termination of employment due to death or disability is discussed in footnote (5). The effects of a termination of employment due to death or disability on outstanding equity awards are discussed in footnote (7).

  We maintain a key man life insurance policy with respect to each of Messrs. Kotick, Tippl and Hodous and a key man disability insurance policy with respect to each of Messrs. Kotick and Hodous. As a result, in the event of a termination of the employment of Messrs. Kotick, Tippl or Hodous due to death or the termination of Messrs. Kotick or Hodous due to disability, we would receive insurance proceeds to fund a portion of the additional payments and benefits due to the executive or his estate upon that termination.

(2)
The employment of each of the named executive officers may be terminated for "cause" if any of the following occur:

•
Mr. Kotick: subject to his right to cure, he (1) engaged in act of fraud or embezzlement in respect of us or our funds, properties or assets, (2) was convicted of a felony relating to his actions as our executive (provided that all rights of appeal have been exercised or have lapsed), unless such acts were committed in the reasonable, good faith belief that his actions were in our best interests and the best interests of our stockholders and would not violate criminal law, (3) engaged in willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause us severe harm, or (4) was intentionally dishonest in the performance of his duties under his employment agreement and such dishonesty had a material adverse effect on us;

•
Mr. Tippl: he (1) engaged in willful, reckless or gross misconduct, (2) subject to his right to cure, materially breached his employment agreement, (3) was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude, (4) breached his duty of loyalty to us, or (5) violated our corporate governance policies;

•
Mr. Hodous: our good faith determination that he (1) engaged in misconduct or gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment, (2) engaged in fraud, dishonesty, or any other conduct that causes or has the potential to cause, harm to us or our subsidiaries, including our business or reputation, (3) subject to his right to cure, violated any of our lawful directives or policies or any applicable laws, rules or regulations, (4) materially breached his employment agreement, (5) materially breached any proprietary information or confidentiality agreement with us or our subsidiaries, (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude, or (7) breached his fiduciary duties to us or our subsidiaries;

  •
  Mr. Morhaime: he (1) subject to his right to cure, failed to perform his primary duties or breached his employment agreement, in either case resulting in material and demonstrable damage to us or our affiliates, (2) subject to his right to cure, intentionally and materially failed to comply with our material policies of which his has been provided written notice and the terms of which are equally and uniformly applied to all of our executive employees, or (3) was convicted of a felony or other crime involving dishonesty or fraud or that results or would reasonably be expected to result in our becoming subject to public reprimand or sanction; and

  •
  Mr. Walther: subject to his right to cure if curable without damage to us or our subsidiaries other than in the circumstance described in clause (6), our reasonable and good faith determination that he (1) engaged in gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment, (2) engaged in fraud, dishonesty, or any other serious misconduct that causes or has the potential to cause, harm to us or our subsidiaries, including our business or reputation, (3) materially violated any of our lawful directives or policies or any laws, rules or regulations applicable to his employment, (4) materially breached his employment agreement, (5) materially breached any proprietary information or confidentiality agreement with us or our subsidiaries, (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude, or (7) materially breached his fiduciary duties to us or our subsidiaries.

  In addition, for Mr. Tippl, a "performance termination" occurs if we terminate his employment by reason of his failure to perform the functions of the position at the appropriate level.

  Each of the named executive officers will receive basic severance in connection with a performance termination or a termination for cause, and none of them will receive any salary-related severance or bonus with respect to the year of termination in connection with a performance termination or a termination for cause. In addition:

  In the event of a termination of employment for cause, Mr. Kotick will receive, in addition to any basic severance:

    •
    any earned but unpaid bonuses for prior years; and

    •
    continuation of his supplemental life insurance benefits through December 1, 2017.

  The effects of a termination of employment in connection with a performance termination or a termination for cause on outstanding equity awards are discussed in footnote (7).

(3)
Each of the named executive officers may terminate his employment for "good reason" upon the occurrence of any of the following without his consent:

•
Mr. Kotick: (1) a reduction in his base salary, (2) a material reduction in certain benefits to which he is contractually entitled, (3) the assignment to him or any duties in consistent with his position, duties, responsibilities, authority or status with us or a change in his reporting responsibilities, titles or offices as in effect prior to such assignment or change, (4) our material breach or failure to performance, when due, any of our obligations under his employment agreement, (5) any purported termination of his employment in contravention of his employment agreement or in violation of our Bylaws, or (6) a good faith determination by him that he is not able to discharge his duties effectively by reason of directives from our Board requiring him to perform duties not directly related to our operations;

•
Mr. Tippl: our relocation to a location more than 25 miles from Los Angeles County which is materially adverse to him;

•
Messrs. Hodous and Walther: a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute; and

•
Mr. Morhaime: (1) a reduction in his base salary or any contractually guaranteed minimum bonuses or bonus opportunities, (2) a material reduction in certain benefits to which he is contractually entitled, (3) any change to the CAIP, the Blizzard Bonus Plan or the Morhaime Profit Sharing Plan that materially reduces his opportunity to earn compensation under those plans, when taken as a whole, (4) any change to the Blizzard Profit Sharing Plan that materially reduces the aggregate compensation opportunities available to Blizzard Entertainment's employees under that plan, (5) our material default by us in paying or providing him with any compensation or benefits required or any material obligations owed to him under his employment agreement, (6) our termination without cause of any member of Blizzard Entertainment's management team, (7) a change in location of his primary place of employment to a location more than 15 miles from Blizzard Entertainment's existing office in Irvine, California, (8) a change in title that conveys lesser responsibility or lower status, or the imposition of any restriction or constraint upon him or the undertaking of any other act which materially diminishes his position, office, responsibility, duties or authority, (9) a change in his reporting structure and responsibilities as set forth in his employment agreement, (10) a change in control of Blizzard Entertainment, or (11) subject to certain exceptions and limitations on his authority, our engaging in conduct with respect to the operations or activities of Blizzard Entertainment which, taken individually or as a whole, prevent or materially interfere with him having authority, ability, accountability, and control over the conduct of Blizzard Entertainment's strategic, operational and daily business activities, or otherwise prevent him from effectively acting as Blizzard Entertainment's chief executive office.

  Upon a termination of employment by us without cause or by the named executive officer for good reason, the named executive officers will receive, in addition to any basic severance, the following:

  (a)
  Mr. Kotick will receive:

  •
  subject to his execution of an effective and irrevocable release, an amount equal to 200% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurs (unless such termination follows a change of control occurring prior to December 31, 2010, in which case the amount will be equal to 300% of that sum, less one dollar for each dollar by which the aggregate value, determined as of the date of the occurrence of the change of control, of the equity held by Mr. Kotick which is accelerated in accordance with his employment agreement upon the change of control, exceeds $25 million (see footnote (4))), which amount will be paid to him in equal installments over the 12 month period following his termination date;

    •
    continuation of health/medical insurance benefits for him and his family for a period of two years following his termination date; and

    •
    continuation of his supplemental life insurance benefits through December 1, 2017.

  (b)
  Mr. Tippl will receive:

  •
  salary continuation through April 15, 2014 in an amount equal to 100% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement, which increases are not reflected in this table because the amount thereof cannot be determined, as they are based upon increases approved for other members of the executive leadership team for the year in question).

    (Mr. Tippl will also receive these amounts if his employment is terminated as a result of his loss of immigration status and legal ability to work for us in the United States.)

  (c)
  Mr. Hodous will receive:

  •
  subject to his execution of an effective and irrevocable release, salary continuation through July 31, 2011 in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date.

  (d)
  Mr. Morhaime will receive:

  •
  a lump-sum payment equal to the sum of the following components as determined from his termination date through the last day of the unexpired then-current term of his employment agreement (i.e., July 31, 2013), or, if longer, through the date which is two years from and after the date of termination:

  •
  100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date;

  •
  an amount equal to the actual annual bonus paid under each of the CAIP and Blizzard Bonus Plan for the year immediately preceding the year of termination (reduced, but not below zero, by $195,000 in the event of a termination before January 1, 2011); and

  •
  health/medical insurance benefits and life and disability insurance benefits; and

  •
  a lump-sum payment equal to 200% of the actual annual bonus compensation paid to Mr. Morhaime under the Morhaime Profit Sharing Plan for the year immediately prior to termination.

    In addition, if Mr. Morhaime's employment had been terminated without cause or for good reason on December 31, 2009 and the sum of the total amount of compensation paid Mr. Morhaime as of that date had not exceeded the "required total compensation" (defined as the product of (i) $4,000,000 multiplied by (ii) the total number of years (including any partial year expressed as a percentage of an entire year) during which Mr. Morhaime remained employed by us under the agreement), he would have been entitled to the shortfall in a single lump sum (which, had he been terminated as of December 31, 2009, would have been $0). Pursuant to the November 2009 amendment to his employment agreement, effective January 1, 2010, instead of the payment described in the preceding sentence, Mr. Morhaime is entitled to (a) a payment of $1,500,000 if his employment is terminated without cause and (b) if his employment is terminated for good reason, a payment of $300,000 if that termination occurs during 2010, $600,000 if that termination occurs during 2011, $900,000 if that termination occurs during 2012, $1,200,000 if that termination occurs during 2012 or $1,500,000 if that termination occurs during 2013.

  (e)
  Mr. Walther will receive:

  •
  subject to his execution of an effective and irrevocable release, salary continuation through December 31, 2012 in an amount equal to 100% of the base salary (in the rate in effect on his termination date) that would have been payable to him through that date.

  Any payment in respect of a bonus which any of the named executive officers would receive in connection with a termination of employment by us without cause or by the named executive officer for good reason is discussed in footnote (5). The effects of a termination of employment by us without cause or by the named executive officer for good reason on outstanding equity awards are discussed in footnote (7).

  All benefits to which each of Messrs. Hodous and Walther is otherwise entitled with the exception of the basic severance will cease if he breaches the post-termination non-solicitation provisions of his employment agreement. Please see, respectively, "—Employment Agreements—Brian Hodous" and "—Employment Agreements—Chris B. Walther" above for a description of those obligations. In addition, all payments and benefits to Mr. Hodous with the exception of the basic severance will cease if he obtains any subsequent employment or otherwise provides services of any kind for compensation, and if Mr. Walther obtains any subsequent employment or otherwise provides services of any kind for compensation during the period in which he is receiving salary continuation, the amount of such salary continuation will generally be offset by the base salary he earns during that period.

(4)
For Mr. Kotick, in the event of a change of control:

(a)
Upon a subsequent termination of employment by us without cause or by Mr. Kotick for good reason during the twelve month period following the effective date of that change of control, he will receive, in addition to any basic severance, the following:

•
subject to his execution of an effective and irrevocable release, an amount equal to 300% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which termination date occurs (less one dollar for each dollar by which the aggregate value, determined as of the date of the occurrence of the change of control, of the equity held by Mr. Kotick which is accelerated in accordance with his employment agreement upon the change of control, exceeds $25 million (see (c) below)), which amount will be paid to him in equal installments over the 12 month period following his termination date;

•
continuation of health/medical insurance benefits for him and his family, as applicable, for a period of two years following his termination date; and

•
continuation of his supplemental life insurance benefits through December 1, 2017.

(b)
The amounts shown represent:

•
the value of any unvested options, the vesting of which accelerates upon Mr. Kotick's termination, which equals the excess, if any, of the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009 over the exercise price of the options; and

•
the value of any restricted shares, restricted share units or performance shares as to which the restrictions lapse upon Mr. Kotick's termination, which equals the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009.

(c)
If a change of control had occurred on December 31, 2009, upon the change of control (whether or not he was subsequently terminated):

•
40 percent of the options granted to him on December 5, 2007 (i.e., 1,480,000 additional options) would have immediately vested and all options vested as of that date would have remained exercisable until their original expiration date and the options granted to him on or prior to June 15, 2007 would have remained exercisable until their original expiration date; and

•
40 percent of the performance shares granted to him on July 9, 2008 (i.e., 1,000,000 performance shares) would have immediately vested.

    If he is subsequently terminated due to disability or by us without cause or by him for good reason:

    •
    the unvested portion of the restricted share units granted to him on July 9, 2008 will immediately vest.

    The effects of a termination of employment due to death on outstanding equity awards are the same following a change of control as they are when there is no change of control and are discussed in footnote (7).

    In addition, if the NASDAQ Official Closing Price of our Common Stock on the date of the change of control is greater than the exercise price of any of his vested options, Mr. Kotick will have the right to forfeit the options in exchange for a cash payment equal in value to the number of shares of our Common Stock underlying those options multiplied by the amount that the NASDAQ Official Closing Price exceeds the exercise price of the options. For purposes of this table, no value is attributed this provision of his employment agreement, as Mr. Kotick could obtain the same value by exercising those options and selling the shares purchased upon exercise in the open market.

  (d)
  Pursuant to his employment agreement, Mr. Kotick is entitled to be grossed-up in respect of any excise taxes for which he is responsible in respect of payments by us to him as a result of a change of control. Assuming that a change of control occurred on December 31, 2009, any payment owed to him under the employment agreement as a result of that change of control would not have exceeded the necessary safe harbor cap under the Internal Revenue Code to trigger a gross-up payment for him.

  For purposes of Mr. Kotick's employment agreements, a change of control is defined to include the acquisition of 25% or more of our outstanding voting stock (except if the person or group acquiring that stock beneficially owns fewer shares than Vivendi and its affiliates in the aggregate and does not have, by virtue of that beneficial ownership or by contract the right to elect a majority of the Board), the failure of the incumbent directors (or their designated successors) to constitute a majority of the Board, or a consolidation, merger or sale of all or substantially all of our assets in which our stockholders do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from that transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before the transaction. No change of control will be deemed to have occurred upon the acquisition of additional control of Activision Blizzard by Vivendi or by any one person or more than one person acting as a group that beneficially owns, directly or indirectly, more than 50% of our total outstanding voting stock.

(5)
In the event of a termination of employment without cause or for good reason, or in the event of a termination of employment due to death or disability, each of the named executive officers is entitled to any earned but unpaid bonuses for prior years, as well as a pro rata bonus for the year in which the termination occurs as follows:

(a)
Mr. Kotick will receive, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

•
a lump-sum payment equal to the annual bonus earned for the year immediately preceding the year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days worked in the year in which the termination occurs and the denominator of which is 365.

(b)
Mr. Tippl will receive, to the extent the bonus is earned:

•
a lump-sum payment equal to the annual bonus for the year in which the termination occurs (where all goals will be measured by actual performance), multiplied by a fraction, the numerator of which is the number of days worked in the year in which the termination occurs and the denominator of which is 365.

(c)
Messrs. Hodous and Walther will each receive, to the extent the bonus is earned and subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

•
a lump-sum payment equal to the annual bonus for the year in which the termination occurs (where all goals will be measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurs and the denominator of which is 12. (No amount is shown in the table for Mr. Walther with respect thereto, because he was not eligible to participate in the CAIP in 2009.)

(d)
Mr. Morhaime will receive, to the extent the bonus is earned:

•
a lump-sum payment equal to the annual bonus and any amounts he would have received under the CAIP, Morhaime Profit Sharing Plan and Blizzard Bonus Plan for the year in which the termination occurs (where all goals will be measured by actual performance), multiplied by a fraction, the numerator of which is the number of days prior to and including his termination date in the year in which the termination occurs and the denominator of which is 365.

  None of the named executive officers shall be entitled to a bonus with respect to the year of termination of his employment in connection with a performance termination or a termination for cause (although Mr. Tippl will receive any earned but unpaid bonus for prior years in the event of a performance termination and Mr. Kotick will receive any such bonus in the event of a termination of his employment for cause).

(6)
The amounts shown represent the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life and disability insurance benefits for the required period, based on the cost to the Company of providing those benefits during the year ended December 31, 2009.

(7)
The amounts shown represent:

•
the value of any unvested options, the vesting of which accelerates upon termination, which equals the excess, if any, of the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009 over the exercise price of the options; and

•
the value of any restricted shares, restricted share units or performance shares as to which the restrictions lapse upon termination, which equals the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009.

  The outstanding equity awards that continue to vest in accordance with their vesting schedules do not have any additional value attributed to them in this table over the value based on the $11.11 stock price on December 31, 2009 because the market price of our Common Stock at the time of vesting cannot be determined. Assuming the stock price on the date of vesting is equal to the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009, the value of the vesting is as described below and reflects only the intrinsic value on that date.

  The effects of termination on the outstanding equity awards held by each named executive officer as of December 31, 2009 are as follows:

  (a)
  For Mr. Kotick, with respect to equity awards granted pursuant to, or otherwise governed by, his employment agreement, on the date of termination:

  •
  in the event of a termination of employment due to death or disability or in the event of a termination of employment without cause or for good reason, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

  •
  provided that any such termination due to his disability, without cause or for good reason does not follow a change of control, 40 percent of the options granted to him on December 5, 2007 will immediately vest (i.e., 1,480,000 additional options) and all options vested as that date will remain exercisable until their original expiration date, the options granted to him prior to January 1, 2007 will remain exercisable until the earlier of the fifth anniversary of his termination date and their original expiration date and the options granted to him on June 15, 2007 will remain exercisable until their original expiration date;

  •
  the unvested portion of the restricted share units granted to him on July 9, 2008 will immediately vest; and

      •
      provided that any such termination does not follow a change of control, any unvested portion of his performance shares will be treated as follows:

      •
      if the performance target for the relevant performance period (i.e., the period ending on July 9, 2010) has been meet as of his termination date, the performance shares that would have vested on July 9, 2010 had Mr. Kotick remained employed through that date will immediately vest;

      •
      if the performance target for the relevant performance period was not met as of his termination date but has been met as of July 9, 2010, the performance shares that would have vested on July 9, 2010 had Mr. Kotick remained employed through that date will vest on July 9, 2010;

      •
      if the performance target for the subsequent performance period (i.e., the period ending on July 9, 2011) has been meet as of his termination date, the performance shares that would have vested on July 9, 2011 had Mr. Kotick remained employed through that date will immediately vest; and

      •
      to the extent any performance shares do not vest in the manner described in the preceding bullet points, if the performance target for any subsequent performance period (i.e., the period ending on July 9, 2011, July 9, 2012 or December 31, 2012) has been met as of the last day of such performance period, then a pro-rated portion of the remaining performance shares will vest on such date, where the pro-rated portion is determined using a fraction, the numerator of which is the number of days beginning on July 9, 2008 and ending on the termination date and the denominator of which is the number of days beginning on July 9, 2008 and ending on December 31, 2012 (i.e., the expiration date of the agreement).

    (For purposes of this table, no value is attributed to this potential acceleration of the performance shares, as the performance metric for neither the performance period ending on July 9, 2010 nor the performance period ending on July 9, 2011 was met as of December 31, 2009, and any other potential post-termination vesting would have occurred after December 31, 2009.)

  For the effects of a change in control and any subsequent termination on Mr. Kotick's outstanding equity awards see footnote (4).

    •
    in the event of a termination of employment for cause:

    •
    his options (whether or not vested) will be cancelled;

    •
    the unvested portion of the restricted share units granted to him on July 9, 2008 will be cancelled; and

    •
    the unvested portion of his performance shares will be cancelled.

    •
    in the event of a termination of employment for any other reason:

    •
    his options will cease to vest on and, to the extent vested, will generally remain exercisable for 30 days;

    •
    the unvested portion of the restricted share units granted to him on July 9, 2008 will immediately vest; and

    •
    the unvested portion of his performance shares will be cancelled.

    As of December 31, 2009, all outstanding equity awards granted to Mr. Kotick were governed by his employment agreement. Specifically, there were: (1) unvested options to purchase 2,220,000 shares of our Common Stock; (2) 242,424 unvested restricted share units, and (3) 2,500,000 unvested performance shares. Please see "—Outstanding Equity Awards at December 31, 2009" for further details about these awards.

  (b)
  For Mr. Tippl, with respect to equity awards granted pursuant to, or otherwise governed by, his employment agreement:

  •
  in the event of a termination of employment due to death, on the date of termination:

  •
  a pro rata portion (determined based upon the amount of time between October 1, 2005 (i.e., the date on which the initial term of employment under his employment agreement commenced) and the date of his death) of his unvested options to purchase 533,333 shares of our Common Stock (which are otherwise scheduled to vest on October 3, 2010) will vest and become exercisable (i.e., 453,333 options); the remainder of his unvested options will cease to vest; and, to the extent vested, his options will generally remain exercisable for 30 days; and

  •
  his unvested restricted shares will vest such that the value of the aggregate number of his restricted shares already vested but not yet sold, if any, and the newly-vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1,500,000, less the amount, if any, of the after-tax proceeds of any vested shares already sold by him, and the remainder of his restricted shares will be cancelled; based on the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009, if he had been terminated on that date, restricted shares with a value of $660,851, or 59,483 shares, would have immediately vested.

  •
  in the event of a termination of employment due to disability, on the date of termination:

  •
  his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days; and

  •
  his unvested restricted shares will vest such that the value of the aggregate number of his restricted shares already vested but not yet sold, if any, and the newly-vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1,500,000, less the amount, if any, of the after-tax proceeds of any vested shares already sold by him, and the remainder of his restricted shares will be cancelled; based on the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009, if he had been terminated on that date, restricted shares with a value of $660,851, or 59,483 shares, would have immediately vested.

    •
    in the event of a termination of employment for cause or as a result of a performance termination, on the date of termination:

    •
    his options (whether or not vested) will be cancelled; and

    •
    because he abandoned certain long-term compensation, pension benefits and related equity participations with his prior employer, his unvested restricted shares will vest such that the value of the aggregate number of his restricted shares already vested but not yet sold, if any, and the newly-vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1,500,000, less the amount, if any, of the after-tax proceeds of any vested shares already sold by him, and the remainder of his restricted shares will be cancelled; based on the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009, if he had been terminated on that date, restricted shares with a value of $660,851, or 59,483 shares, would have immediately vested.

    •
    in the event of a termination of employment without cause or for good reason (or as a result of his loss of immigration status and legal ability to work for us in the United States):

    •
    if his aggregate earned value (defined as the aggregate of the value of restricted stock vested prior to termination (as determined by reference to the NASDAQ Official Closing Price on the vesting date) and the value of exercised stock options (where all options are deemed to have been exercised upon vesting)) is equal to or exceeds the valuation limit determined by multiplying 2.5 by the number that is equal to the sum of his initial base salary and target annual bonus ($1,968,750) multiplied by the number of full and partial years worked as of the date of termination, Mr. Tippl's remaining unvested restricted shares and stock options will be canceled; otherwise, Mr. Tippl's restricted shares and stock options will continue to vest until his aggregate earned value in respect of that equity exceeds the valuation limit (or he begins to compete with us, in which case the vesting will cease as of the day he begins the competitive activity); based on the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009, Mr. Tippl's aggregate earned value exceeded the valuation limit of $8,371,233; therefore, his outstanding and unvested restricted shares and stock options would be canceled upon termination of employment without cause or for good reason.

    •
    in the event of a termination of employment for any other reason, on the date of termination:

    •
    his options (whether or not vested) will be cancelled; and

    •
    his unvested restricted shares will be cancelled.

    As of December 31, 2009, the outstanding equity awards granted to Mr. Tippl pursuant to his employment agreement were as follows: (1) unvested options to purchase 1,839,998 shares of our Common Stock and (2) 214,474 unvested shares of restricted stock. Please see "—Outstanding Equity Awards at December 31, 2009" for further details about these awards.

  (c)
  For Mr. Hodous, with respect to equity awards granted to Mr. Hodous pursuant to his employment agreement:

  •
  in the event of a termination of employment due to death, on the date of termination:

  •
  his unvested options will continue to vest through July 31, 2011 as if his employment had not been terminated and will generally remain exercisable for one year thereafter; and

  •
  his unvested restricted share units will immediately vest.

  •
  in the event of a termination of employment due to disability, without cause or for good reason, on the date of termination, subject to his execution of an effective and irrevocable release:

  •
  his unvested options will continue to vest through July 31, 2011 as if his employment had not been terminated and will generally remain exercisable for 30 days thereafter; and

  •
  his unvested restricted share units will vest as of the 60th day following his termination date.

  •
  in the event of a termination of employment with cause, on the date of termination:

  •
  his outstanding options and restricted share units (whether or not vested) will be cancelled.

  •
  in the event of a termination of employment for any other reason:

  •
  his unvested options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days; and

  •
  his unvested restricted share units will be cancelled.

    As of December 31, 2009, the outstanding equity awards granted to Mr. Hodous pursuant to his employment agreement were as follows: (1) unvested options to purchase 200,000 shares of our Common Stock and (2) 60,000 unvested restricted share units. Please see "—Outstanding Equity Awards at December 31, 2009" for further details about these awards.

  (d)
  For Mr. Morhaime, with respect to equity awards granted to Mr. Morhaime pursuant to his employment agreement:

  •
  in the event of a termination of employment due to death or disability, on the date of termination:

  •
  his options will cease to vest and, to the extent vested, will generally remain exercisable for one year.

  •
  in the event of a termination of employment with cause, on the date of termination:

  •
  his options (whether or not vested) will be cancelled.

    •
    in the event of a termination of employment for any other reason, on the date of termination:

    •
    his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days.

    As of December 31, 2009, the outstanding equity awards granted to Mr. Morhaime pursuant to his employment agreement were as follows: unvested options to purchase 430,000 shares of our Common Stock granted pursuant to his current employment agreement. Please see "—Outstanding Equity Awards at December 31, 2009" for further details about these awards.

  (e)
  For Mr. Walther, with respect to equity awards granted to Mr. Walther pursuant to his employment agreement:

  •
  in the event of a termination of employment due to death, on the date of termination:

  •
  his unvested options will cease to vest and, to the extent vested, will generally remain exercisable for one year; and

  •
  his unvested restricted share units will be cancelled.

  •
  in the event of a termination of employment with cause, on the date of termination:

  •
  his options (whether or not vested) will be cancelled; and

  •
  his unvested restricted share units will be cancelled.

  •
  in the event of a termination of employment for any other reason, on the date of termination:

  •
  his unvested options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days; and

  •
  his unvested restricted share units will cease be cancelled.

    As of December 31, 2009, the outstanding equity awards granted to Mr. Walther pursuant to his employment agreement were as follows: (1) unvested options to purchase 300,000 shares of our Common Stock and (2) 75,000 unvested restricted share units. Please see "—Outstanding Equity Awards at December 31, 2009" for further details about these awards.

  (f)
  Tippl and Morhaime—Other Equity. With respect to outstanding options held by each of Messrs. Tippl and Morhaime as of December 31, 2009 (other than the awards made pursuant to employment agreements addressed above), on the date of termination of employment:

  •
  in the event of his termination due to death or disability, his options will cease to vest and, to the extent vested, will generally remain exercisable for one year; and

  •
  in the event of a termination of employment for cause, his options (whether or not vested) will be cancelled immediately;

  •
  in the event of a termination of employment for any other reason, his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days.

    As of December 31, 2009, the outstanding options held by Messrs. Tippl and Morhaime (other than the awards made pursuant to employment agreements addressed above) were as follows:

    •
    Mr. Tippl had unvested options to purchase 80,000 shares of our Common Stock; and

    •
    Mr. Morhaime had unvested options to purchase 200,000 shares of our Common Stock.

    Mr. Tippl also had 80,000 unvested performance shares of our Common Stock outstanding as of December 31, 2009. In the event his employment had terminated for any reason prior to February 15, 2010, on the date of termination, the performance shares would have ceased to vest and would have been cancelled immediately.

(8)
On March 31, 2009, Bruce Hack's employment with the Company as Chief Corporate Officer was terminated and his departure was considered by the Board to be an "involuntary termination" for purposes of his employment agreement. Upon his execution of an effective and irrevocable release, Mr. Hack received, in addition to the basic severance to which he was entitled, and a $1,000,000 bonus paid to him in accordance with his employment agreement upon his achievement of certain goals relating to the integration of Activision Blizzard and Vivendi Games to which is he was entitled (regardless of whether he was terminated), the following:

•
a lump-sum payment equal to 200% of the sum of his base salary at the rate in effect on March 31, 2009 and the target annual bonus for 2009 (discounted to present value from the time at which such amount would have been paid absent any accelerated payment at an annual discount rate for the relevant periods equal to the "mid-term applicable Federal rate" (within the meaning of Section 1274(d) of the Internal Revenue Code), compounded annually, in effect on the date of termination);

•
a lump-sum payment equal to the target bonus for 2009 (where all goals were measured by actual performance), multiplied by a fraction, the numerator of which is the number of days worked in the year in 2009 and the denominator of which is 365;

•
in lieu of the continuation of health/medical benefits for him and his family for a period of two years following his termination date to which he was otherwise entitled, (a) Company-paid continued coverage for him and his family under the health/medical plans in accordance with COBRA (Consolidated Omnibus Budget Reconciliation Act of 1986) for 18 months following his termination, (b) a lump sum payment of $10,0000, and (c) reimbursement to his attorney of $35,000 in fees Mr. Hack incurred in connection with the termination (as well as reimbursement to Mr. Hack for the incremental taxes resulting from such payment).

•
immediate vesting of his then-unvested options to purchase 266,667 shares of our Common Stock granted pursuant to his employment agreement (where the value for purposes of the table equals the excess, if any, of the NASDAQ Official Closing Price of $11.11 per share of our Common Stock on December 31, 2009 over the exercise price of the options); additionally, all options vested as of his termination date will remain exercisable until their original expiration date; and

•
one year of company-paid outplacement assistance.

DIRECTOR COMPENSATION

General

        Directors of Activision Blizzard who are not employed by us or any of our subsidiaries, or by Vivendi or any of its controlled affiliates (collectively, the "unaffiliated directors"), receive a mix of compensation, which includes an annual cash retainer, specific cash fees for services rendered and equity incentive awards. Directors of Activision Blizzard who are employed by us or any of our subsidiaries are not entitled to receive any compensation for their services on our Board. Directors of Activision Blizzard who are employed by Vivendi or any of its controlled affiliates are, pursuant to our Bylaws, entitled to receive the equity needed to satisfy our stock ownership requirements for non-employee directors, but otherwise receive no compensation for their service on our Board. All of our directors are reimbursed by us or Vivendi for expenses incurred in attending Board, Board committee and stockholder meetings. In accordance with our Corporate Governance Principles and Policies, our directors receive no perquisites.

        The Compensation Committee annually reviews the compensation plans and policies applicable to all directors and makes recommendations to our Board regarding those plans and policies. In June 2008, the Compensation Committee engaged Cook & Co. to consider whether the program should be revised in connection with the consummation of the Combination and, upon the recommendation of Cook & Co., the Compensation Committee approved changes to the program effective as of July 16, 2008.

Cash Compensation

        The following table sets forth a summary of the cash compensation program that has been in effect for our unaffiliated directors since July 16, 2008:

Cash Compensation
Annual Retainer	$50,000
For Serving as Chairperson of the Audit Committee	$25,000
For Serving as Chairperson of the Compensation Committee	$20,000
For Serving as Chairperson of the Nominating and Corporate Governance Committee	$15,000
For Serving as an Audit Committee Member	$10,000
For Serving as a Compensation Committee or Nominating and Governance Committee Member	$5,000
For each Board Meeting Attended in Person	$3,000
For each Board Meeting Attended by Telephone	$3,000
For each Committee Meeting Attended in Person	$3,000
For each Committee Meeting Attended by Telephone	$3,000
Per Day for Special Assignments	$5,000

Equity Compensation and Stock Ownership Guidelines

        Our director compensation program is closely linked with stockholders' interests through the grant of equity incentive awards and the promulgation of stock ownership guidelines. Our Board believes that directors more effectively represent our stockholders, whose interests our Board is charged with protecting, if they are stockholders themselves. Pursuant to our Corporate Governance Principles and Policies, directors receiving shares of our Common Stock as a part of their annual director compensation are required to retain those shares for a period of eighteen months after the date of grant or receipt.

        Under the equity compensation program for our unaffiliated directors (as amended on June 5, 2009 to adjust the awards made under the program to reflect the September 2008 two-for-one split of our Common Stock), upon an unaffiliated director's initial election to our Board and re-election to our Board following each ten year period of continuous service, that director receives options to purchase 40,000 shares of our Common Stock and 20,000 restricted share units which vest in eight equal installments (on a quarterly basis for the two years following the date of grant, subject to continued service on our Board). In addition, upon the annual re-election of an unaffiliated director to our Board, that director receives options to purchase 20,000 shares of our Common Stock and 10,000 restricted share units which vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board).

        Pursuant to our director compensation program and our Corporate Governance Principles and Policies, each non-affiliated director is required, within four years following his initial election to our Board, to own shares of our Common Stock (including any restricted shares of Common Stock) or restricted share units having an aggregate value at least equal to three times the amount of the annual cash retainer that we then pay that director for service on our Board. The program (as amended by the Board on June 5, 2009 to clarify certain provisions thereof) specifies that the value of shares owned by each non-affiliated director will be calculated as of January 2nd of each applicable year (or if that date is not a trading date, the next trading date) based on (a) the higher of: (i) the closing price of our Common Stock as quoted on the NASDAQ National Market on that day, or (ii) the closing price of our Common Stock as quoted on the NASDAQ National Market on the date of grant (or if that date is not a trading date, the next trading date), for any shares awarded to the director by us, and (b) the actual cost to the director for any other shares. Non-affiliated directors are subject to these guidelines for as long as they continue to serve on our Board. As January 4, 2010, each of our non-affiliated directors who, as of that date, had been a member of our Board for four or more years was in compliance with these guidelines.

        In addition, in accordance with our Corporate Governance Principles and Policies, each of our directors (including the unaffiliated directors) is required, within eighteen months following the director's initial election to our Board, to acquire no less than 7,000 shares of our Common Stock. As of April 1, 2010, each of our directors who, as of that date, had been a member of our Board for 18 or more months was in compliance with these guidelines.

        As noted above, our Bylaws require that we provide each Vivendi Director with the equity needed to satisfy any stock ownership requirements for directors. In furtherance of this requirement, on July 10, 2009, our Board granted each of Messrs. Roussel and Turrini an award of 10,000 restricted share units. The restricted share units vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board).

Indemnification

        We maintain a directors and officers insurance policy that insures all of our directors from any claim arising out of an alleged wrongful act by them in their capacity as directors of Activision Blizzard.

        In addition, we have entered into indemnification agreements with our unaffiliated directors containing provisions that, in certain respects, provide broader indemnification than the indemnification required by the Delaware General Corporation Law. The indemnification agreements require us, among other things, to indemnify those directors against certain liabilities that may arise by reason of their status or service as directors, provided that they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests (provided further that, with respect to any criminal action, suit or proceeding, they had no reasonable cause to believe that their conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by our unaffiliated directors as a result of any proceeding against them as to which they could be indemnified. We believe that these agreements are necessary to attract and retain qualified persons as directors.

Compensation for 2009

        The following table sets forth a summary of certain information regarding the compensation of our directors for 2009, excluding Messrs. Hack and Kotick, each of whom is also a named executive officer of Activision Blizzard included in the "Summary Compensation Table" above and neither of whom received any additional compensation for his Board service in 2009. Mr. Kelly also receives no additional compensation for his Board service and the information in the table reflects his compensation as an employee of the Company.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(2)(3) ($)	Option Awards(1)(2)(3) ($)	All Other Compensation(4) ($)		Total ($)
Philippe G. H. Capron	—	(5)	—	—	—		—
Robert J. Corti	155,000		128,100	127,145	—		410,245
Frédéric R. Crépin	—	(5)	—	—	—		—
Brian G. Kelly	2,458,654	(6)	—	—	10,253	(6)	2,468,907	(6)
Jean-Bernard Lévy	—	(5)	—	—	—		—
Robert J. Morgado	151,000		128,100	127,145	—		406,245
Douglas P. Morris	—	(5)	—	—	—		—
René P. Pénisson(7)	—	(5)	—	—	—		—
Stéphane Roussel(7)	—	(5)	128,100	—	—		128,100
Richard Sarnoff	119,000		128,100	127,145	—		374,245
Régis Turrini(7)	—	(5)	128,100	—	—		128,100

(1)
The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and option awards granted in 2009 to each person who served on our Board during 2009 who is not a named executive officer (in each case, computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010.

(2)
The following table sets forth the number of shares underlying stock awards, which consisted of restricted share units and option awards, granted in 2009 to each person who served on our Board during 2009 who is not a named executive officer and the grant date fair value of those restricted share units and option awards, as applicable (in each case, computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010.

Name	Number of Shares Underlying Restricted Share Units Granted in 2009 (#)	Grant Date Fair Value of Restricted Share Units Granted in 2009 ($)	Number of Shares Underlying Options Granted in 2009 (#)	Grant Date Fair Value of Options Granted in 2009 ($)
Philippe G. H. Capron	—	—	—	—
Robert J. Corti	10,000	128,100	20,000	127,145
Frédéric R. Crépin	—	—	—	—
Brian G. Kelly	—	—	—	—
Jean-Bernard Lévy	—	—	—	—
Robert J. Morgado	10,000	128,100	20,000	127,145
Douglas P. Morris	—	—	—	—
René P. Pénisson	—	—	—	—
Stéphane Roussel	10,000	128,100	—	—
Richard Sarnoff	10,000	128,100	20,000	127,145
Régis Turrini	10,000	128,100	—	—
(3)
The following table presents as of December 31, 2009 the number of shares underlying options and restricted share units held by each director who served in 2009 and who is not a named executive officer:

Name	Number of Shares Underlying Options as of December 31, 2009	Number of Shares Underlying Restricted Share Units as of December 31, 2009
Philippe G. H. Capron	—	—
Robert J. Corti	322,780	10,000
Frédéric R. Crépin	—	—
Brian G. Kelly	1,829,032	727,274
Jean-Bernard Lévy	—	—
Robert J. Morgado	349,446	10,000
Douglas P. Morris	—	—
René P. Pénisson	—	—
Stéphane Roussel	—	10,000
Richard Sarnoff	198,334	10,000
Régis Turrini	—	10,000
(4)
The table does not reflect perquisites and other personal benefits provided to any director other than Mr. Kelly because the aggregate value of any such compensation received by each director in 2009 was less than $10,000.

(5)
None of Messrs. Capron, Crépin, Lévy, Morris, Pénisson, Roussel or Turrini was entitled to cash compensation in connection with his service on our Board for 2009, as each was a Vivendi Director.

(6)
Mr. Kelly is party to an employment agreement with the Company, which is dated as of December 1, 2007 and expires on March 31, 2011, and pursuant to which he serves as the Co-Chairman of our Board. At the time of the Combination, it was anticipated that Mr. Kelly would have a less active role in the operational leadership of the Company. His employment agreement with the Company was amended commensurately, providing for a reduction in his annual base salary to $450,000 as of April 1, 2008 (with annual increases at the discretion of the Compensation Committee) and the elimination of any entitlement to an annual bonus unless otherwise determined by the Compensation Committee in its sole discretion. He has not received any equity or other long-term incentive compensation since the Combination and received an aggregate salary of $458,654 during 2009.

  Regardless of expectations, however, since the Combination, Mr. Kelly has played an important and active role in the Company as an advisor to management throughout 2008 and 2009, notably in respect of Activision Publishing's restructuring and Activision Blizzard's leadership succession. In recognition of Mr. Kelly's continued significant contributions to the Company since the Combination, the Compensation Committee awarded Mr. Kelly a special performance bonus of $2 million.

  In addition, pursuant his employment agreement, Mr. Kelly is entitled to participate in all benefits plans generally available to our senior executive officers and we are required to maintain a $6 million supplemental term life insurance policy for the benefit of his estate through the term of his employment. As a result, during 2009, he also received other compensation consisting of $6,953 in insurance premiums paid by us with respect to life and long-term disability insurance for his benefit and $3,300 in "matching" contributions by us to his account under our 401(k) plan.

(7)
On June 5, 2009, Messrs. Hack and Pénisson each ceased serving as a director and Messrs. Roussel and Turrini were elected to our Board in their stead.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

  Charter and Bylaw Provisions Relating to Vivendi and Its Affiliates

        Our Certificate of Incorporation and our Bylaws, which were amended in connection with the Combination, include various provisions governing transactions and other relationships between us and Vivendi. These provisions are summarized in this section.

  Transactions with Vivendi and its Controlled Affiliates

        Our Certificate of Incorporation provides that no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between us, on the one hand, and Vivendi and its controlled affiliates, on the other hand, will be void or voidable solely for the reason that Vivendi or its controlled affiliates is a party thereto, or solely because any of our directors or officers who are affiliated with Vivendi are present at or participate in the meeting of our Board or committee of the Board which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for that purpose, but that any the contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) will be governed by the provisions of our Certificate of Incorporation, our Bylaws, Delaware law and any other applicable law.

        In addition, our Certificate of Incorporation provides that, unless Vivendi's voting interest (1) equals or exceeds 90% or (2) is less than 35%, with respect to any merger, business combination or similar transaction involving us or any of our subsidiaries, on the one hand, and Vivendi or its controlled affiliates, on the other hand, in addition to any approval required by Delaware law or our Bylaws, the approval of the transaction requires the affirmative vote of a majority in interest of our stockholders, other than Vivendi and its controlled affiliates, that are present and entitled to vote at the meeting called to approve the transaction.

        Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi, its controlled affiliates, nor any of their respective officers or directors will be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of Activision Blizzard or the derivation of any improper personal benefit by reason of the fact that Vivendi, its controlled affiliates or an officer or director of Vivendi or any of its controlled affiliates in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between us, on the one hand, and Vivendi and its controlled affiliates, on the other hand.

        Our Bylaws require that, until July 9, 2013, any transaction or agreement between us or any of our subsidiaries, on the one hand, and Vivendi or any of its controlled affiliates, on the other hand, including any merger, business combination or similar transaction involving those parties, must, in addition to any approval required by law, be approved by (1) the affirmative vote of a majority of the votes present or otherwise able to be cast at a meeting of our Board and (2) the affirmative vote of at least a majority of the Independent Directors (as defined in our Bylaws).

        A "controlled affiliate" of Vivendi is an affiliate as defined under the Exchange Act that is controlled, directly or indirectly, by Vivendi.

  Business Activities

        Under our Certificate of Incorporation, neither Vivendi nor any of its controlled affiliates may engage, directly or indirectly, in any "competing business," which is defined as the business of developing or publishing (1) interactive games for video game consoles or personal computers or (2) massive multi-player online role playing games. The businesses conducted by Vivendi and its controlled affiliates as of the consummation of the Combination (and reasonable enhancements, extensions and derivations of those businesses) are not considered to be competing businesses. In addition, our Certificate of Incorporation contains procedures pursuant to which certain businesses Vivendi or its controlled affiliates may acquire would not be considered competing businesses.

        Vivendi and its affiliates are not otherwise obligated to refrain from engaging in the same or similar business activities or lines of business as we do. Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi nor any of its officers or directors will be liable to us or our stockholders for breach of any fiduciary duty by reason of those activities or because that person participated in them.

  Corporate Opportunities

        Our Certificate of Incorporation provides that, in the event that Vivendi acquires knowledge of a potential corporate opportunity for both Activision Blizzard and Vivendi, Vivendi will have no duty to communicate or offer the corporate opportunity to us; provided, however, that if that corporate opportunity is offered to an officer or director of Activision Blizzard who is also an officer, director or employee of Vivendi, expressly in that person's capacity as a director or officer of Activision Blizzard, then the corporate opportunity will not be pursued by Vivendi.

        Subject to the provisions of our Certificate of Incorporation described in the prior paragraph, to the fullest extent permitted by law, (1) Vivendi will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder of Activision Blizzard by reason of the fact that Vivendi acquires or seeks the corporate opportunity for itself, directs the corporate opportunity to another person or entity, or otherwise does not communicate information regarding the corporate opportunity to us, and (2) a director or officer of ours who is also a director, officer or employee of Vivendi who acts in a manner consistent with these standards will have satisfied and fulfilled his or her fiduciary duty to us and our stockholders with respect to the corporate opportunity.

        The provisions of our Certificate of Incorporation described above under the headings "—Business Activities" and "—Corporate Opportunities" expire on the date that Vivendi and its controlled affiliates cease to beneficially own at least 10% of the outstanding shares of our Common Stock and no person who is a director or officer of Activision Blizzard is also a director or officer of Vivendi.

  Review, Approval or Ratification of Transactions with Related Persons

        Pursuant to the Audit Committee charter, the Audit Committee is responsible for establishing and implementing policies and procedures for reviewing and approving or disapproving all transactions or courses of dealing involving us in which any director or executive officer, or members of their immediate families, has an interest, including, without limitation, transactions required to be disclosed under the SEC's related persons transactions disclosure rule. The Audit Committee is also responsible for reviewing our policies relating to the ethical handling of conflicts of interest, including related party transactions, and reviewing past or proposed transactions between us and the members of our management.

        In addition to the provisions in our Certificate of Incorporation and Bylaws pertaining to the approval of transactions and other relationships between us and Vivendi described above, our Code of Conduct addresses the handling of actual and potential conflicts of interest between our interests and the interests of our employees, including our executive officers, and our directors, which may include related party transactions. In accordance with our Code of Conduct, such conflicts of interest should be avoided and if an executive officer or director believes, after consultation with our Chief Legal Officer, Chief Public Policy Officer or Principal Compliance officer, that he may have a conflict of interest, he should consult with the Audit Committee, which is responsible for determining whether a conflict actually exists.

Relationships and Transactions

  Relationships and Transactions with Vivendi and its Affiliates

  Combination of Activision and Vivendi Games and Post-Closing Tender Offer

        On July 9, 2008, the parties to the Business Combination Agreement dated December 1, 2007 (the "Business Combination Agreement")—Activision Blizzard (then known as Activision, Inc.), Sego Merger Corporation, Vivendi, VGAC and Vivendi Games—consummated the Combination. In that transaction:

  •
  a wholly owned subsidiary of ours merged with Vivendi Games, and VGAC, a wholly owned subsidiary of Vivendi and the former sole stockholder of Vivendi Games, received approximately 591,000,000 newly issued shares of our Common Stock; and

  •
  VGAC purchased approximately 126,000,000 newly issued shares of our Common Stock.

Vivendi and its subsidiaries owned approximately 54% of the issued and outstanding shares of our Common Stock following the consummation of the Combination and owned approximately 57% of the issued and outstanding shares of our Common Stock as of December 31, 2009.

        Upon the consummation of the Combination, our Certificate of Incorporation and Bylaws were amended and restated to provide for, among other things, (1) the change of our name to Activision Blizzard, Inc., (2) the change of our fiscal year end to December 31, (3) an increase in the authorized number of shares of our Common Stock, (4) certain majority and minority stockholder protections and (5) certain changes to the structure of our Board. As a result of these amendments, among other things, Vivendi is entitled to appoint a majority of our Board. For more information about our corporate governance, see "Corporate Governance Matters" above and "—Investor Agreement" below.

        The transactions with Vivendi described below were entered into in connection with the Combination before Vivendi and we were related parties.

  Credit Facility Provided by Vivendi

        On April 29, 2008, we entered into a senior unsecured credit agreement with Vivendi, which we and Vivendi amended in connection with the consummation of the Combination. Pursuant to the credit agreement, as amended, Vivendi provides us with a revolving credit facility in an aggregate amount of up to $475 million at any time to be used for general corporate purposes. The revolving facility will terminate and any amounts outstanding will be payable in full on March 31, 2011. The revolving facility is subject to customary negative covenants, subject to certain exceptions, qualifications and baskets, including limitations on: indebtedness; liens; investments, mergers, consolidations and acquisitions; transactions with affiliates; issuance of preferred stock by subsidiaries; sale and leaseback transactions; restricted payments; and certain restrictions with respect to subsidiaries.

        Borrowings under the revolving facility bear interest by reference to LIBOR (and under limited circumstances, at Vivendi's election, a "base rate"). The applicable margin with respect to loans bearing interest by reference to LIBOR is 1.20% per annum and the applicable margin with respect to loans bearing interest with reference to the base rate, if any, is 0.20% per annum. We did not borrow any amounts under the revolving facility in 2009. Any unused amounts under the revolving facility are subject to a commitment fee of 0.42% per annum, and we paid Vivendi an aggregate of $2,022,709 during 2009 with respect thereto.

  Voting and Lock-Up Agreements

        On December 1, 2007, in connection with entering into the Business Combination Agreement, we and Vivendi entered into voting and lock-up agreements with Mr. Kotick, our Chief Executive Officer, and Mr. Kelly, the Co-Chairman of our Board. Among other things, these agreements governed the voting of Messrs. Kotick and Kelly on the Combination and restricted transfers by each of more than a third of his Activision, Inc. shares and other Activision, Inc. equity securities until 120 days after the consummation of the Combination. These agreements also provide Messrs. Kotick and Kelly with certain registration rights which were effective as of the consummation of the Combination, including the right to require us to file a registration statement with the SEC relating to the sale of their securities and the right to participate in any proposed registered public offering of our securities.

  Investor Agreement

        In connection with the consummation of the Combination, on July 9, 2008, we, Vivendi, VGAC and Vivendi Games entered into an investor agreement. The investor agreement contains various agreements among the parties regarding, among other things:

  •
  Vivendi's and VGAC's agreement to vote their respective shares of our Common Stock in favor of (1) the nominees proposed for election as directors of Activision Blizzard by the Independent Nominating Committee, subject to certain limited exceptions, and (2) the nominees proposed for election as directors of Activision Blizzard by the Executive Nominating Committee, in each case, as long as those nominees are nominated in accordance with our Certificate of Incorporation and Bylaws (for more information, see "Corporate Governance Matters—Special Nominating Subcommittees" above);

  •
  our agreement to reimburse Vivendi for stock-settled equity award expenses and to make payments in respect of the exercise of cash-settled equity awards, in each case as they relate to certain equity awards granted by Vivendi and its controlled affiliates to Vivendi Games' employees prior to the consummation of the Combination;

  •
  our agreement to provide Vivendi with our quarterly consolidated financial statements, to use reasonable best efforts to comply with Vivendi's consolidation and financial reporting process and to provide to Vivendi with that financial and tax-related information with respect to us and our subsidiaries as is reasonably necessary in order for Vivendi to comply with certain reporting obligations and regulatory requirements;

  •
  our grant of certain registration rights to Vivendi and its affiliates, including demand and piggyback registration rights and our agreement to indemnify certain parties for certain liabilities in connection with those registrations; and

  •
  Vivendi's and VGAC's agreements to provide us with at least five business days notice of their intention to enter into any agreement to consummate a "control block sale" (as that term is defined in the investor agreement) and to provide certain other information related thereto.

In accordance with the investor agreement, during 2009:

  •
  we reimbursed Vivendi for an aggregate of $1,200,987 in respect of expenses it incurred relating to certain stock-settled equity awards granted by it and its controlled affiliates to Vivendi Games' employees prior to the consummation of the Combination;

  •
  we paid an aggregate of $82,301 to former employees of Vivendi Games in connection with their exercise of cash-settled equity awards granted by Vivendi and its controlled affiliates to Vivendi Games' employees prior to the consummation of the Combination and an aggregate of $134,579 of dividend equivalents in respect of those awards; and

  •
  Vivendi reimbursed us for an aggregate of $1,189,869 in respect expenses we incurred relating to our reporting obligations to Vivendi.

        In addition, in accordance with the investor agreement and the employment agreement between us and our former Chief Merger Officer, Jean-Francois Grollemund, dated July 16, 2008, until Mr. Grollemund's employment ended on December 31, 2009, we were obligated to reimburse, on a quarterly basis, Vivendi or any of its controlled affiliates for contributions made by Vivendi or any of its controlled affiliates to the French social security system in respect of the employment of Mr. Grollemund (but in no event in excess of the maximum amount of the social security contributions required under applicable law). During 2009, we paid to Vivendi $136,531 for reimbursement of those social security contributions.

  Tax Sharing Agreement

        Also in connection with the consummation of the Combination, on July 9, 2008, we entered into a tax sharing agreement with Vivendi Games and Vivendi Holding I Corp., a subsidiary of Vivendi ("VHIC"). The tax sharing agreement sets forth various agreements among the parties relating to, among other things:

  •
  the joining of Activision Blizzard or certain of our subsidiaries in the filing of certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file;

  •
  the payment by us and our subsidiaries to VHIC of amounts representing certain tax liabilities attributable to us and our subsidiaries;

  •
  the payment by VHIC to us of (or the offsetting of certain of our obligations to pay VHIC with) amounts in respect of fifty percent of the tax liability associated with certain distributions that may be made by non-U.S. subsidiaries of Vivendi Games to us (or certain of our U.S. subsidiaries) during the five year period following the consummation of the Combination;

  •
  VHIC's indemnification of us for certain tax liabilities imposed on us arising in periods prior to the consummation of the Combination in respect of Vivendi Games or its subsidiaries or resulting from VHIC's failure to pay the Vivendi group's tax liabilities and our indemnification of VHIC for certain tax liabilities imposed on the Vivendi group for our failure to pay our tax liabilities;

  •
  the control of certain tax contests with certain taxing authorities; and

  •
  the resolution of certain tax disputes between the parties.

In addition, the agreement specifies certain procedural matters that will apply in any tax contest with any taxing authority. There were no amounts paid to Vivendi during 2009 in accordance with the tax sharing agreement and Vivendi paid us an aggregate of $407,388 in accordance with the agreement.

  Cash Management Services Agreement

        On June 19, 2008, we entered into a cash management services agreement with Vivendi effective as of the consummation of the Combination on July 9, 2008, pursuant to which Vivendi provides certain treasury-related services to certain of our subsidiaries. The agreement has a term of three years, subject to possible extensions, and may be terminated by either party on not less than three months prior written notice. Vivendi charges us a fee based on Vivendi's estimated cost of providing these services and we reimburse Vivendi for its out-of-pocket expenses incurred in connection with the services. We also license software from Vivendi on a royalty-free basis in connection with certain of these services. We paid Vivendi an aggregate of $450,000 during 2009 in accordance with the cash management services agreement.

  Relationships with Universal Music Group and its Affiliates

        Our subsidiaries are party to a number of agreements with Universal Music Group, a wholly owned subsidiary of Vivendi, and its affiliates. These agreements pertain to the licensing of master recordings and compositions for our games and for marketing and promotional purposes. During 2009 we paid an aggregate of $14,140,687 in royalties and other fees (including fees relating to the marketing of artists whose music was licensed for our games) to Universal Music Group and its affiliates for those uses.

AUDIT COMMITTEE REPORT

        Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and our system of internal control over financial reporting.

        The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board auditing standard AU 380, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm's independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees).

        Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2009 for filing with the SEC.

Members of the Audit Committee

Robert J. Corti (Chairperson), Robert J. Morgado and Richard Sarnoff

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Auditors

        Our Audit Committee has engaged PricewaterhouseCoopers LLP to be our independent registered public accounting firm for the current fiscal year ending December 31, 2010. PricewaterhouseCoopers LLP audited our financial statements for the periods ended December 31, 2009 and 2008.

        PricewaterhouseCoopers LLP audited the financial statements of Activision, Inc. for its fiscal years ended March 31, 2008, 2007 and 2006 and Ernst & Young LLP audited the financial statements of Vivendi Games for its fiscal years ended December 31, 2007 and 2006. The Combination was treated as a reverse acquisition for accounting purposes and as such, the historical financial statements of the accounting acquirer, Vivendi Games, have become Activision Blizzard's historical financial statements. The SEC has released guidance that, unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change of accountants. Upon the consummation of the Combination, the Audit Committee chose to dismiss Ernst & Young LLP, the independent auditors that were previously engaged to audit the financial statements of Vivendi Games, and engaged PricewaterhouseCoopers LLP to be the independent registered public accounting firm for Activision Blizzard for the period ended December 31, 2008, resulting in a change of accountants for Activision Blizzard.

        During Vivendi Games' fiscal years ended December 31, 2007 and 2006 and the subsequent interim period from January 1, 2008 through July 9, 2008, neither we nor Vivendi Games consulted with PricewaterhouseCoopers LLP in regards to Vivendi Games' financial statements, which were audited by Ernst & Young LLP, with respect to any of (1) the application of accounting principles to a specified transaction, either completed or proposed or (2) the type of audit opinion that might be rendered on the Vivendi Games' financial statements or the type of audit opinion that might be rendered on our financial statements and there was no matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K).

        No report issued by Ernst & Young LLP on the financial statements of Vivendi Games for its fiscal years ended December 31, 2007 or 2006 contained an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during Vivendi Games' fiscal years ended December 31, 2007 and 2006 and through the date on which Ernst & Young LLP was dismissed, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

        Except as described below, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K with respect to Vivendi Games' fiscal years ended December 31, 2007 and 2006 and during the subsequent interim period through July 9, 2008.

        During its fiscal years ended December 31, 2007 and 2006, Vivendi Games was a wholly owned subsidiary of Vivendi. As a wholly owned subsidiary operating as a business unit within the Vivendi group, Vivendi Games had not historically prepared financial statements for separate stand alone purposes, had its taxable income processed within the Vivendi U.S. tax returns and did not maintain an external financial reporting group or a tax group. Internal controls have proven to be adequate to comply with Vivendi's internal reporting requirements under International Financial Reporting Standards. The U.S. GAAP stand-alone financial statements of Vivendi Games for its fiscal years ended December 31, 2007 and 2006 were prepared for the purpose of inclusion in our proxy statement relating to the Combination and were issued after the announcement of the transaction.

        Management of Vivendi Games has discussed the material weaknesses described below with Ernst & Young LLP, and management of Vivendi Games and Vivendi have authorized Ernst & Young LLP to respond fully to the inquiries of a successor auditor concerning the subject matter below. Ernst & Young LLP considered the material weaknesses in determining the nature, timing and extent of their audit procedures performed on the 2007 and 2006 financial statements of Vivendi Games.

        In connection with Ernst & Young LLP's audit of the financial statements of Vivendi Games for the fiscal years ended December 31, 2007 and 2006, Ernst & Young LLP advised Vivendi Games that it believed the following matters constituted material weaknesses as it related to those stand-alone financial statements: In connection with the preparation of its financial statements, on a stand-alone U.S. GAAP basis, for the fiscal years ended December 31, 2007 and 2006, Vivendi Games management did not detect certain errors in the preparation, classification and disclosure of those financial statements; additionally, Vivendi Games management did not detect certain errors in the stand alone-tax provision and related tax disclosures in the financial statements for the fiscal year ended December 31, 2007. These errors were detected by Ernst & Young LLP during the audit process and required certain modifications to the financial statements and related disclosures prior to their issuance. These modifications were made prior to the delivery of these financial statements by Vivendi Games management to us.

        We provided each of Ernst & Young LLP and PricewaterhouseCoopers LLP with a copy of the foregoing disclosure and an opportunity to comment on it.

Auditor Attendance at Annual Meeting

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Auditor Fees

        The table below sets forth the categories and amounts (including out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with providing such services and billed to us) paid to PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2009 and for the fiscal year ended December 31, 2008 (which consisted of the nine month period from April 1, 2008 to December 31, 2008). Amounts in the table for periods prior to the consummation of the Combination on July 9, 2008 reflect amounts paid by Activision, Inc. to PricewaterhouseCoopers LLP.

	Fiscal Year Ended
	December 31, 2009	December 31, 2008
Audit fees(1)
Worldwide including statutory audit fees	$3,884,683	$3,156,500
Accounting assistance and SEC documents	122,400	719,700

Total audit fees	4,007,083	3,876,200

Audit-related fees(2)	—	77,120

Tax fees(3)
Compliance	785,344	207,794
Planning and advice	1,663,985	1,040,373

Total tax fees	2,449,329	1,248,167

All other fees(4)	9,300	43,067

Total	$6,465,712	$5,244,554

(1)
Audit Fees: This category includes services provided in connection with the annual audit of our financial statements (including required quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q), services provided in connection with the annual audit of our internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance with and review of documents filed with the SEC and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. For the year ended December 31, 2008, such services consisted primarily of assurance services associated with the Combination.

(3)
Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit and other technical tax consulting.

(4)
All Other Fees: This category includes fees for all other services except those described above. For the year ended December 31, 2009, such services consisted of our license of an online research tool. For the year ended December 31, 2008, such services consisted of our license of an online research tool, assistance with expatriated employee tax returns, training and research materials.

Pre-Approval Policies and Procedures

        In accordance with the Audit Committee charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent auditor. The Audit Committee charter provides that pre-approval of audit and permitted non-audit fees may be made by the Audit Committee or by one or more members of the Audit Committee as designated by the chair of the Audit Committee, although no such designation has yet been made. Any approval granted pursuant to such delegation must be reported to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Those persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no Forms 5 were required, we believe that during 2009, all of our executive officers, directors and persons who beneficially owned more than 10% of our Common Stock were in compliance with all filing requirements of Section 16(a) of the Exchange Act with the exception of Ronald Doornink, an advisor to our Board, who delinquently reported, on a filing made on March 17, 2009, four sales of our Common Stock, and Ms. Weiser, who delinquently reported, on a filing made on December 23, 2009, an aggregate of nine purchases and sales of our Common Stock effected without her prior knowledge or specific direction under broker-directed separately managed accounts.

AVAILABILITY OF PROXY MATERIALS ON THE INTERNET

        In lieu of distributing a printed copy of proxy materials for the Annual Meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended December 31, 2009 available to our stockholders on the Internet. Each of our stockholders who, as of the date on which the notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a notice regarding the Internet availability of those materials, which will include instructions on how to access them, as well as how to vote online.

        If you received the notice and would prefer to receive a copy of the materials for the Annual Meeting or future annual meetings of our stockholders via email or would prefer to receive a printed copy of those materials via mail, in each case at no charge, please follow the instructions for obtaining the materials on the notice.

 DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet or a single copy of proxy materials to multiple stockholders sharing an address, unless a company has received contrary instructions from one or more of the stockholders at that address. In accordance with those rules, we may deliver a single notice or copy of proxy materials to multiple stockholders sharing an address but, upon request, will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2011 ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement for, and consideration at, our 2011 annual meeting by submitting their proposals to us in a timely manner and otherwise in compliance with Rule 14a-8. To be timely, Rule 14a-8 requires that we must receive stockholder proposals at our principal executive offices, on or before December 21, 2010. Proposals should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica California 90405.

        Under our Bylaws, nominations for directors and proposals of business other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by stockholders who are entitled to vote at the meeting if notice is timely given, if the notice contains the information required by our Bylaws and if that business is a proper matter for stockholder action under the Delaware General Corporation Law. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. Except as noted below, to be timely a notice with respect to the 2011 annual meeting must be delivered in writing to our Corporate Secretary no earlier than February 7, 2011 and no later than March 9, 2011. However, if the date of the 2011 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2010 Annual Meeting, the notice must be submitted by the later of the 90th day before the 2011 annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

        Our Bylaws specify requirements relating to the content of the notice that stockholders must provide to our Corporate Secretary. Any proposal of business or nomination should be mailed to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

FINANCIAL AND OTHER INFORMATION

        Our annual report to stockholders for the period ended December 31, 2009, including financial statements, is being provided to our stockholders at the same time as this proxy statement. If you would like to receive a copy of our Annual Report on Form 10-K for the period ended December 31, 2009, or any of the exhibits listed therein, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by emailing ir@activision.com, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

 OTHER MATTERS

        Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Annual Meeting. Pursuant to our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. The proxy may be voted in the discretion of the named proxies on matters incident to the conduct of the meeting.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY PROXY. YOU MAY VOTE YOUR SHARES BY PROXY BY FOLLOWING THE INSTRUCTIONS UNDER THE HEADING "PROCEDURAL MATTERS" IN THIS PROXY STATEMENT. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOU PROVIDE YOUR PROXY PROMPTLY SO THAT WE CAN AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Chris B. Walther Chief Legal Officer

April 20, 2010
Santa Monica, California

APPENDIX A

ACTIVISION BLIZZARD, INC.
AMENDED AND RESTATED
2008 INCENTIVE PLAN
(as proposed to be amended and restated)

        1.    Purpose.    The purpose of the Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan is to attract and retain directors, officers and other employees of and consultants to Activision Blizzard, Inc., a Delaware corporation, and its Subsidiaries, and to provide to such persons incentives and rewards for performance.

        2.    Definitions.    As used in the Plan:

          (a)   "Award" means a grant of a Stock Option, SARs, Performance Shares, Performance Units or a Senior Executive Bonus or a grant or sale of Restricted Shares, Restricted Share Units or an award contemplated by Section 10.

          (b)   "Base Price" means the price per share specified in an Evidence of Award of a Freestanding SAR.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e)   "Committee" means the Compensation Committee of the Board or such other committee of the Board responsible for administering the Plan pursuant to Section 11.

          (f)    "Common Shares" means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12.

          (g)   "Company" means Activision Blizzard, Inc., a Delaware corporation, and its successors.

          (h)   "Covered Employee" means an "executive officer" of the Company within the meaning of Rule 3b-7 promulgated under the Exchange Act (or any successor rule).

          (i)    "Date of Grant" means the date on which the Committee determines the terms of an Award (including the number of Common Shares to which it pertains, if any) or such later (but not earlier) date as may be specified by the Committee as the date on which such Award becomes effective.

          (j)    "Deferral Period" means the period of time during which Restricted Share Units are subject to deferral limitations, as provided in Section 7.

          (k)   "Director" means a member of the Board of Directors of the Company.

          (l)    "Effective Date" means the date of approval of the Plan by the Company's stockholders.

          (m)  "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of Awards. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.

          (o)   "Exercise Price" means the purchase price per share payable on exercise of a Stock Option.

          (p)   "Fiscal Year" means the fiscal year of the Company.

          (q)   "Freestanding SAR" means a SAR that is not granted in tandem with a Stock Option.

          (r)   "Incentive Stock Option" means a Stock Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

          (s)   "Management Objectives" means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Senior Executive Plan Bonuses, or, when so determined by the Committee, Stock Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units and other Awards pursuant to the Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department or function within the Company or a Subsidiary. The Committee may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any Fiscal Year, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Subtopic 225-20 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. Without limiting the generality of the foregoing, the Management Objectives applicable to any Award to a Covered Employee which is intended to be deductible under Section 162(m) of the Code will be based on specified levels of, or relative peer company, performance in any one or more of the following objectives, or any combination thereof, as determined by the Committee in its sole discretion:

            (A)  Adjusted net earnings

            (B)  Appreciation in and/or maintenance of the price of Common Shares (or any other publicly-traded securities of the Company), including, without limitation, comparisons with various stock market indices

            (C)  Attainment of strategic and operational initiatives

            (D)  Budget

            (E)  Cash flow (including, without limitation, free cash flow)

            (F)  Cost of capital

            (G)  Cost reduction

            (H)  Earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization)

            (I)   Maintenance of internal controls over financial reporting and corporate governance practices

            (J)   Market share

            (K)  Market value added

            (L)  Net income

            (M) Net sales

            (N)  Operating profit and operating income

            (O)  Pretax income before allocation of corporate overhead and bonus

            (P)   Quality

            (Q)  Recruitment and development of associates

            (R)  Reductions in costs

            (S)   Return on assets and return on net assets

            (T)  Return on equity

            (U)  Return on invested capital

            (V)  Sales and sales growth

            (W) Successful acquisition/divestiture

            (X)  Total stockholder return and improvement of stockholder return

          If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any such modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

          (t)    "Market Value per Share" means, as of any particular date, (i) one hundred percent (100%) of the closing price per Common Share as reported on the principal securities exchange, association or quotation system on which Common Shares are then listed or quoted, or (ii) if clause (i) does not apply, the fair market value of a Common Share as determined by the Committee.

          (u)   "Optionee" means the optionee named in an Evidence of Award evidencing an outstanding Stock Option.

          (v)   "Participant" means a person who is selected by the Committee to receive benefits under the Plan and who is at the time an officer, employee, consultant, advisor or director of the Company or of any Subsidiary.

          (w)  "Performance Period" means, in respect of a Performance Share, Performance Unit or Senior Executive Plan Bonus, a period of time established pursuant to Section 8 or Section 9, as the case may be, within which the Management Objectives or, in the case of a Performance Share or Performance Unit, other performance criteria relating to such Award are to be achieved. The Performance Period for a Senior Executive Plan Bonus will be the Fiscal Year and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

          (x)   "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8.

          (y)   "Performance Unit" means a bookkeeping entry awarded pursuant to Section 8 that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

          (z)   "Plan" means this Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan, as may be amended from time to time.

          (aa) "Prior Plan" means any of the following: (i) Activision, Inc. 1998 Incentive Plan, as amended, (ii) Activision, Inc. 1999 Incentive Plan, as amended, (iii) Activision, Inc. 2001 Incentive Plan, as amended, (iv) Activision, Inc. 2002 Incentive Plan, as amended, (v) Activision, Inc. 2002 Executive Incentive Plan, as amended, (vi) Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended, (vii) Activision, Inc. 2003 Incentive Plan, as amended, and (viii) Activision, Inc. 2007 Incentive Plan.

          (bb) "Related SAR" means a SAR granted pursuant to Section 5 that is granted in tandem with a Stock Option.

          (cc) "Restricted Shares" means Common Shares granted or sold pursuant to Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

          (dd) "Restricted Share Unit" means an award granted pursuant to Section 7 of the right to receive Common Shares or cash at the end of a specified period.

          (ee) "SAR" or "Share Appreciation Right" means a right granted pursuant to Section 5 to receive a percentage of the Spread upon exercise, and includes both Freestanding SARs and Related SARs.

          (ff)  "Senior Executive Plan Bonus" means an award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 9.

          (gg) "Spread" means the excess of the Market Value per Share on the date when a SAR is exercised over the Exercise Price or Base Price provided for in the related Stock Option or Freestanding SAR, respectively.

          (hh) "Stock Option" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.

          (ii)   "Subsidiary" means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interests representing the right generally to make decisions for such other entity are, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

          (jj)   "2007 Plan" means the Activision, Inc. 2007 Incentive Plan.

        3.    Shares Available Under the Plan.

          (a)   Subject to adjustment as provided in Section 12, the number of Common Shares that may be issued or transferred (i) upon the exercise of Stock Options, (ii) in payment of SARs, (iii) as Restricted Shares, (iv) in payment of Restricted Share Units, (v) in payment of Performance Shares or Performance Units, (vi) in payment of Senior Executive Bonuses, (vii) as or pursuant to Awards contemplated by Section 10, or (viii) in payment of dividend equivalents paid with respect to Awards made under the Plan will not exceed in the aggregate 100,000,000 Common Shares, plus the number of Common Shares that were reserved for issuance under the Prior Plans, other than the 2007 Plan, that were not subject to outstanding awards on September 27, 2007, plus the number of Common Shares subject to outstanding awards under the Prior Plans, other than the

  2007 Plan, on September 27, 2007 that became available for issuance pursuant to the terms of the 2007 Plan prior to the Effective Date, plus the number of shares subject to awards made under the 2007 Plan that became available for issuance pursuant to the terms of the 2007 Plan prior to the Effective Date, minus the number of shares subject to awards issued under the 2007 Plan prior to the Effective Date, which maximum number will be increased by the following: (A) the number of shares relating to awards outstanding under any Prior Plan as of the Effective Date that (1) expire, or are forfeited, terminated or cancelled, without the issuance of shares, (2) are settled in cash in lieu of shares, or (3) are exchanged prior to the issuance of Common Shares, for awards not involving Common Shares; and (B) if the exercise price of any stock option outstanding under any Prior Plan as of the Effective Date is, or the tax withholding requirements with respect to any award outstanding under any Prior Plan as of the Effective Date are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares.

          (b)   Under the Plan, (i) if all or any portion of an Award expires, or is forfeited, terminated or cancelled, without the issuance of Common Shares, or is settled in cash in lieu of Common Shares, or is exchanged with the Committee's permission, prior to the issuance of Common Shares, for an Award not involving Common Shares, the number of Common Shares expired, forfeited, terminated or cancelled, or settled or exchanged, as the case may be, will again be available for issuance or transfer under the Plan; (ii) if the Exercise Price of any Stock Option granted under the Plan is, or the tax withholding requirements with respect to any Award granted under the Plan are, satisfied through the withholding by the Company of shares otherwise then deliverable in respect of such Award or actual or constructive transfer to the Company of shares already owned, a number of shares equal to such withheld or transferred shares will again be available for issuance or transfer under the Plan; and (iii) if a SAR is exercised and settled in Common Shares, a number of shares equal to the difference between the total number of shares for which the SAR was exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the Plan, with the result being that only the number of Common Shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of Common Shares available for issuance or transfer under the Plan. Shares utilized under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

          (c)   Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 12:

    (i)
    The number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed that number of shares equal to the sum of 70,000,000 and the number of shares available for grant under the 2007 Plan at the time the 2008 Plan is approved by stockholders in the aggregate.

    (ii)
    The number of Common Shares actually issued or transferred by the Company as or pursuant to Awards other than Options or SARs will not exceed 50,000,000 in the aggregate, including no more than 20,000,000 in the aggregate as or pursuant to Awards granted under Section 10.

    (iii)
    The number of shares issuable or transferable in respect of Stock Options and SARs granted to any one Participant in a single Fiscal Year may not exceed 4,000,000 in the aggregate.

    (iv)
    The number of (A) Restricted Shares granted to any one Participant in a single Fiscal Year and (B) Common Shares issuable or transferable in respect of Restricted Share Units granted to such Participant in such Fiscal Year, may not exceed 2,000,000 in the aggregate.

    (v)
    The number of Performance Shares granted to any one Participant in a single Fiscal Year may not exceed 3,000,000 in the aggregate.

    (vi)
    The value of Performance Units granted to any one Participant in a single Fiscal Year may not exceed $6,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

    (vii)
    The amount of any Senior Executive Plan Bonuses paid to any one Participant for any single Fiscal Year may not exceed $6,000,000 in the aggregate.

    (viii)
    The number of Common Shares issuable or transferable in respect of Awards contemplated by Section 10 granted to any one Participant in a single Fiscal Year may not exceed 3,000,000 in the aggregate. The value of any Awards contemplated by Section 10 that do not involve the issuance or transfer of Common Shares granted to any one Participant in a single Fiscal Year may not exceed $6,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

          (d)   If a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

        4.    Stock Options.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each grant will specify an Exercise Price per share, which may not be less than the Market Value per Share on the Date of Grant.

          (c)   Each grant may specify that the Exercise Price will be payable (i) by bank check or certified check or by wire transfer of immediately available funds, (ii) through the delivery of irrevocable instructions, in form acceptable to the Company, to a brokerage firm approved by the Optionee to sell some or all of the Common Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate Exercise Price of the Common Shares being purchased, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee.

          (d)   Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (e)   Each grant will specify the period or periods of continuous employment or other service by the Optionee with the Company or a Subsidiary that is necessary before the Stock Options or installments thereof will become exercisable. A grant of Stock Options may provide for the accelerated vesting and exercisability of all or a portion of such Stock Options in the event of the retirement, death, disability or other termination of the Optionee's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (f)    A grant of Stock Options may specify Management Objectives or other performance criteria that must be achieved as a condition to the exercise of such rights or that may result in the accelerated exercisability of such rights.

          (g)   Stock Options may be (i) options that are intended to qualify under the Code as Incentive Stock Options, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.

          (h)   The exercise of a Stock Option will result in the cancellation on a share- for-share basis of any Related SAR authorized under Section 5.

          (i)    No Stock Option will be exercisable more than 10 years from the Date of Grant.

          (j)    Each grant of Stock Options will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time. In addition, notice of each grant of Stock Options will be given to the Optionee no more than one week after the Date of Grant.

          (k)   Each Optionee is responsible for complying with all laws and regulations applicable to recipients and holders of Stock Options, including any applicable federal or state securities laws, and any Company policy or procedure that pertains to the trading of the Company's securities. The Company will adopt or maintain policies and procedures to notify Optionees of their obligations under such laws, regulations, policies and procedures and will monitor Optionees' compliance therewith.

        5.    SARs.    The Committee may also authorize the grant to any Optionee of Related SARs in respect of Stock Options granted hereunder and the grant to any Participant of Freestanding SARs. A Related SAR will be a right of the Optionee, exercisable by surrender of the related Stock Option, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Related SARs must be granted concurrently with the related Stock Option. A Freestanding SAR will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each grant of SARs may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each grant of Freestanding SARs will specify the Base Price, which may not be less than the Market Value per Share on the Date of Grant.

          (c)   Upon exercise, each SAR will be payable in Common Shares having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread).

          (d)   A grant may specify that the amount payable on exercise of a SAR may not exceed a maximum specified by the Committee at the Date of Grant.

          (e)   A grant may specify waiting periods before exercise and permissible exercise dates or periods.

          (f)    A grant may specify that the exercisability of a SAR may be conditioned on, or may be accelerated in whole or in part in the event of, the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (g)   A grant of SARs may specify Management Objectives or other performance criteria that must be achieved as a condition of the exercise of such SARs or that may result in the accelerated exercisability of such SARs.

          (h)   Each grant of SARs will be evidenced by an Evidence of Award, which Evidence of Award will describe such SARs, identify the related Stock Options (if applicable), and contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

          (i)    A grant of Related SARs will provide that such Related SARs may be exercised only at a time when the related Stock Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Stock Option for cancellation. Successive grants of Related SARs may be made to the same Participant regardless of whether any Related SARs previously granted to the Participant remain unexercised.

          (j)    Successive grants of Freestanding SARs may be made to the same Participant regardless of whether any Freestanding SARs previously granted to the Participant remain unexercised.

          (k)   No Freestanding SAR granted under the Plan may be exercised more than 10 years from the Date of Grant.

        6.    Restricted Shares.    The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services or other benefit to the Company, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture (within the meaning of Section 83 of the Code) and restrictions on transfer hereinafter referred to. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant.

          (c)   Each such grant or sale will specify the period or periods of continuous employment or other service by the Participant with the Company or a Subsidiary (or other risk of forfeiture) that must be satisfied before the restrictions described in Section 6(c) will lapse and the Restricted Shares will become vested, and/or may provide that all or a portion of the restrictions on the Restricted Shares will lapse upon the achievement of Management Objectives or other performance criteria (as provided in Section 6(d) below).

          (d)   Each such grant or sale will provide that, during the period for which the risk of forfeiture continues, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e)   A grant of Restricted Shares may specify Management Objectives or other performance criteria that, if achieved, will result in the lapse or early lapse of the restrictions applicable to all or a portion of such Restricted Shares. Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares with respect to which restrictions will lapse if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

          (f)    Notwithstanding anything to the contrary contained in the Plan, a grant or sale of Restricted Shares may provide for the acceleration in whole or in part of the lapse of the restrictions on the Restricted Shares in the event of the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (g)   A grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Shares, which may be subject to the same restrictions as the underlying Award.

          (h)   Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve. Unless otherwise directed by the Committee, all Restricted Shares will be held in custody by the Company or its transfer agent and registrar until all restrictions thereon have lapsed.

        7.    Restricted Share Units.    The Committee may also authorize the grant or sale of Restricted Share Units to Participants. Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services or other benefit to the Company, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives or other performance criteria) during the Deferral Period as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Share Units which will vest if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

          (c)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d)   Notwithstanding anything to the contrary contained in the Plan, a grant or sale may provide for the accelerated vesting of Restricted Share Units and the lapse or other modification of the Deferral Period in whole or in part in the event of the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (e)   During the Deferral Period, the Participant will have no rights of ownership in the Restricted Share Units and will have no right to vote Common Shares underlying the Restricted Share Units, but an Evidence of Award may authorize the payment of dividend equivalents on such Restricted Share Units on either a current or deferred or contingent basis, either in cash or in Common Shares.

          (f)    Each grant or sale will specify the time and manner of payment of the Restricted Share Units that have been earned. A grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (g)   Each grant or sale of Restricted Share Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

        8.    Performance Shares and Performance Units.    The Committee may also authorize the grant of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives or other performance criteria during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered

  Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

          (b)   The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the Date of Grant, which may be subject to earlier lapse or other modification in the event of the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (c)   A grant of Performance Shares or Performance Units will specify Management Objectives or other performance criteria which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives or other performance criteria a level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level or levels, but falls short of maximum achievement of the specified Management Objectives or criteria.

          (d)   Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. A grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (e)   A grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. A grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

          (f)    The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in Common Shares.

          (g)   Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

        9.    Senior Executive Plan Bonuses.    The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is a Covered Employee, which incentive compensation will become payable upon achievement of specified Management Objectives. Subject to Section 3(b)(vii), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a)   No later than 90 days after the first day of the Fiscal Year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such Fiscal Year.

          (b)   Following the close of the Fiscal Year, the Committee will certify in writing whether the specified Management Objectives have been achieved. Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose. The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) Common Shares having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable, or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

          (c)   The Committee may provide that, if a change in control of the Company occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period. In such event, the Senior Executive Plan Bonus will be paid at such time following the change in control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a change in control.

          (d)   Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant's termination of employment by reason of retirement, death, disability or otherwise.

        10.    Other Awards.

          (a)   In addition to Stock Options, SARs, Performance Shares, Performance Units, Restricted Shares, Restricted Share Units and Senior Executive Plan Bonuses, the Committee may, subject to limitations under applicable law, make other Awards (i) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, (ii) with value and payment contingent upon performance of the Company or specified Subsidiaries or other business units thereof or any other factors designated by the Committee (including, without limitation, achievement of Management Objectives), or (iii) valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee determines.

          (b)   Cash awards, as an element of or a supplement to any other Award made under the Plan, may also be made pursuant to this Section 10.

          (c)   The Committee may grant Common Shares as a bonus, or may make other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Committee from time to time.

        11.    Administration of the Plan.

          (a)   The Plan will be administered by the Committee. The composition of the Committee will comply with applicable independence requirements under the rules and regulations of any securities exchange, association or quotation system on which Common Shares are then listed or quoted, and the Board will also consider the advisability of appointing to the Committee members who satisfy the requirements of (i) the definition of the term "non-employee director" used Rule 16b-3 promulgated under the Exchange Act and (ii) the definition of the term "outside director" used in Section 162(m) of the Code.

          (b)   The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee of the Committee or to any other committee of the Board or a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such committee or subcommittee.

          (c)   Notwithstanding any other provision of the Plan, any Award to a member of the Committee must be approved by the Board to be effective.

          (d)   The Committee will have sole discretion to (i) interpret any provision of the Plan or an Evidence of Award, (ii) make any determination necessary or advisable for the administration of the Plan and Awards hereunder, and (iii) waive any condition or right of the Company under an Award or discontinue or terminate an Evidence of Award. Without intending to limit the generality or effect of the foregoing, any decision or determination made by the Committee with respect to the Plan or an Award, including whether to grant or withhold any required consent, will be made by the Committee in its sole and absolute discretion, subject to the terms of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Evidence of Award and any determination by the Committee pursuant to any provision of the Plan or of any such Evidence of Award will be final and conclusive.

          (e)   The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been so delegated, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Without limiting the foregoing and subject to applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under the Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for Awards to an executive officer or any person subject to Section 162(m) of the Code; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards made pursuant to the authority delegated.

        12.    Adjustments.    The Committee will make or provide for such adjustments in the number of Common Shares authorized under Section 3, in the number of Common Shares covered by outstanding Awards, in the Exercise Price of outstanding Stock Options and any amounts payable for Common Shares under other outstanding Awards, in the Base Price of outstanding SARs, and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including, without limitation, cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3(c) as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the numbers specified in Sections 3(c)(i) and 3(c)(ii) will be made only if and to the extent that (i) such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify and (ii) such adjustment would not result in negative tax consequences under Section 409A of the Code. Without limiting the generality of the foregoing, in the event that the Company issues warrants or other rights to acquire Common Shares on a pro rata basis to all stockholders, the Committee will make such adjustments in the number of Common Shares authorized under the Plan and in the limits contained herein as it may deem to be equitable, including, without limitation, proportionately increasing the number of authorized Common Shares or any such limit.

        13.    Non U.S. Participants.    In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        14.    Transferability.

          (a)   Except as provided below or as otherwise determined by the Committee, (i) no Award will be transferable by a Participant except by will or the laws of descent and distribution and (ii) Stock Options and SARs will be exercisable during the Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity to do so, by the Participant's guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision. With the consent of the Company, which may be granted or withheld in its sole and absolute discretion, a Participant may transfer an Award for estate planning purposes or pursuant to a domestic relations order; provided that such transferee will be bound by and subject to all of the terms and conditions of the Plan and the Evidence of Award relating to the Award and executes an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant will remain bound by the terms and conditions of the Plan. Notwithstanding the foregoing, no Stock Option that is intended to be an Incentive Stock Option or any Related SAR granted in tandem therewith may be transferred.

          (b)   The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or SARs, upon the termination of the Deferral Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares, Performance Units or a Senior Executive Plan Bonus or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6, will be subject to further restrictions on transfer.

        15.    Withholding Taxes.    To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company or Subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.

        16.    Compliance with Section 409A of the Code.    To the extent applicable, it is intended that the Plan and any Awards hereunder comply with the provisions of Section 409A of the Code. The Plan and any Awards hereunder will be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any Award to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in the Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated by the U.S. Department of the Treasury or the Internal Revenue Service.

          17.   Amendments.

          (a)   The Committee may at any time and from time to time amend or suspend the Plan in whole or in part; provided, however, that, if an amendment must be approved by the stockholders of the Company in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which the Common Shares are then listed or quoted, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Without intending to limit the generality or effect of the foregoing, if an amendment to the Plan would increase the number of Common Shares that may be issued or transferred upon the exercise of Incentive Stock Options, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

          (b)   The Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Base Price. Furthermore, no Stock Option or SAR will be cancelled and replaced with Awards having a lower Exercise Price or Base Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of "underwater" Stock Options and SARs and will not be construed to prohibit the adjustments provided for in Section 12.

          (c)   Subject to Section 17(b) hereof, the Committee may amend the terms of any Award under the Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 12, no amendment to any Award may materially and adversely affect the rights of any Participant taken as a whole without his or her consent.

          (d)   If permitted by Section 409A of the Code, in case of termination of employment by reason of the death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds a Stock Option or SAR not immediately exercisable in full, or any Restricted Shares as to which the risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Share Units as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other Award made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b), the Committee may, in its sole discretion, accelerate the time at which such Stock Option, SAR or other Award may be exercised, the time at which such risk of forfeiture or prohibition or restriction on transfer will lapse, the time when such Deferral Period will end, the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such Award.

          (e)   The Committee may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

        18.    Governing Law.    The Plan and all Awards and actions taken thereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

        19.    Term of Plan.    The Plan will be effective as of the Effective Date. No Award will be made under the Plan more than 10 years after the Effective Date, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

        20.    Miscellaneous Provisions.

          (a)   The Company will not be required to issue any fractional Common Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

          (b)   The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or a Subsidiary, nor will it interfere in any way with any right the Company or a Subsidiary would otherwise have to terminate such Participant's employment or other service at any time. Except as specifically provided by the Committee, the Company will not be liable for the loss of existing or potential profit with respect to an Award hereunder in the event of termination of employment or other relationship, even if the termination is in violation of an obligation of the Company or a Subsidiary to the Participant. The Committee's making of an Award to a Participant hereunder will not confer upon the Participant any right to receive any other Awards hereunder or under any other plan or arrangement.

          (c)   Any Evidence of Award may provide for the effect on any Common Shares issued or other payment made with respect to the Award of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to the Company or any Subsidiary.

          (d)   Notwithstanding any other provision of the Plan or any Award to the contrary, no Award may be effectuated, through exercise by the holder thereof or otherwise, if the delivery of cash or stock to the holder of such Award pursuant to the terms thereof would be, based on advice of counsel to the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan. Notwithstanding any other provision of the Plan to the contrary, each issuance of Common Shares to a Participant pursuant to the Plan or an Award will be made for such consideration as is required by applicable law to ensure that such Common Shares are validly issued, fully paid and nonassessable upon such issuance.

          (e)   Absence on leave approved by a duly constituted officer of the Company or a Subsidiary will not be considered interruption or termination of service of any employee for any purposes of the Plan or an Award, except that no Award may be made to an employee while he or she is absent on leave.

          (f)    No Participant will have any rights as a stockholder with respect to any Common Shares subject to an Award made to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

          (g)   The Committee may condition any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

          (h)   If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, will be stricken and the remainder of the Plan will remain in full force and effect.

          (i)    Each individual who is or has been a member of the Board or a committee appointed by the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof with the Company's approval, or paid in satisfaction of any judgment in any such action, suit or proceeding against the individual, provided the Company is given the opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before the individual undertakes to handle and defend such claim, action, suit or proceeding on his or her own behalf, unless such loss, cost, liability or expense is a result of such individual's own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval. SIGNATURE: DATE: TIME: Registered Quantity Broker Quantity Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes (THIS BOXED AREA DOES NOT PRINT) PRINT AUTHORIZATION Label Area 4” x 1 1/2” 1. The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying proxy statement. UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO SUNGUARD WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS Shares through the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Shares by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Activision Blizzard, Inc. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING THROUGH THE INTERNET OR BY PHONE OR OR As a stockholder of Activision Blizzard, Inc., you have the option of voting your shares electronically through the Internet or by the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Daylight Time, on June 2, 2010. Signature Signature Date, 2010. Note: Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ABOVE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR PROPOSAL 2. MARK HERE IF YOU PLAN TO ATTEND THE MEETING. 2. Approve 2008 Incentive Plan, as amended and restated; Board recommends vote FOR the amendment and restatement THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES AND FOR PROPOSAL 2. FOR AGAINST ABSTAIN 02 Robert J. Corti FOR AGAINST ABSTAIN 03 Frédéric R. Crépin FOR AGAINST ABSTAIN 04 Brian G. Kelly FOR AGAINST ABSTAIN 05 Robert A. Kotick FOR AGAINST ABSTAIN 06 Jean-Bernard Lévy FOR AGAINST ABSTAIN 07 Robert J. Morgado FOR AGAINST ABSTAIN 08 Douglas P. Morris FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Philippe G. H. Capron FOR AGAINST ABSTAIN 10 Richard Sarnoff FOR AGAINST ABSTAIN 11 Régis Turrini FOR AGAINST ABSTAIN 09 Stéphane Roussel Board recommends vote FOR each nominee

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 3, 2010. The Proxy Statement and our 2009 Annual Report to Stockholders are available at: http://www.cstproxy.com/activision/2010 FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY ACTIVISION BLIZZARD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS VOTE BY INTERNET, TELEPHONE OR MAIL As a stockholder of Activision Blizzard, Inc., a Delaware corporation(the “Company”), you have the option of voting your shares of common stock of the Company by proxy using the Internet, telephone or mail. If you vote electronically by the Internet or by telephone, you do not need to return the attached proxy card. Your vote through proxy authorizes Frédéric R. Crépin, Brian G. Kelly and RobertA. Kotick and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that you are entitled to vote at the 2010 Annual Meeting of Stockholders of Activision Blizzard, Inc. to be held on Thursday, June 3, 2010, beginning at 9:00 a.m., Pacific Daylight Time, at the offices of Equity Office at 3200 Ocean Park Boulevard, Santa Monica, California, 90405, and at any adjournment(s) or postponement(s) thereof, with the same effect as if you were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. (Continued, and to be marked, dated and signed, on the other side)

Dear Stockholder, The Annual Meeting will be held at Equity Office at 3200 Ocean Park Boulevard, Santa Monica, California, 90405, on Thursday, June 3, 2010, beginning at 9:00 a.m., Pacific Daylight Time, for the following purposes: 1. To elect eleven directors. The nominees are Philippe G. H. Capron, Robert J. Corti, Frédéric R. Crépin, Brian G. Kelly, Robert A. Kotick, Jean-Bernard Lévy, Robert J. Morgado, Douglas P. Morris, Stéphane Roussel, Richard Sarnoff and Régis Turrini. 2. Approval of the 2008 Incentive Plan, as amended and restated. The Board of Directors recommends that you vote FOR the election of each nominee for director and FOR proposal 2. Only stockholders of record of the company at the close of business on April 6, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. For directions to the Annual Meeting, please contact our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com. To access your proxy materials online, vote online or request to receive a paper or e-mail copy of your proxy materials, please see the instructions on the reverse side of this Notice. If you wish to vote your shares in person at the meeting, you will need to request a ballot at the meeting. Please refer to the meeting materials for the special requirements regarding attendance at the meeting. Label Area 4” x 1 1/2” The Proxy Materials are available for review at: www.cstproxy.com/activision/2010 ACTIVISION BLIZZARD, INC. 3100 Ocean Park Boulevard Santa Monica, CA 90405 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS and NOTICE OF ANNUAL MEETING June 3, 2010 Proxy materials for the 2010 Annual Meeting of Stockholders of Activision Blizzard, Inc., are now available on the Internet. Important information regarding the Internet availability of the company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice. Label Area 4” x 1 1/2” You May Submit Your Proxy When You View The Materials On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares. Your electronic vote by proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Vote Your shares on the Internet: Go to www.continentalstock.com Have your notice available when you access the above website. Follow the prompts to vote your shares. THIS AREA LEFT BLANK INTENTIONALLY COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: You will need your COMPANY ID, PROXY NUMBER & ACCOUNT NUMBER in order to access your proxy materials online, vote online or request to receive a paper or email copy of your proxy materials.

ACTIVISION BLIZZARD, INC. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 3, 2010 • This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. • The Company’s Proxy Statement and Annual Report to Stockholders are available at: www.cstproxy.com/activision/2010 • If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 25, 2010 to facilitate timely delivery. The following proxy materials are available for you to view online at www.cstproxy.com/activision/2010 • the Notice and Proxy Statement for the Annual Meeting; • the Company’s Annual Report to Stockholders for the period ended December 31, 2009. ACCESSING YOUR PROXY MATERIALS ONLINE If you have access to the Internet, you can view your proxy materials and complete the voting process in a few easy steps: Step 1: Go to www.cstproxy.com/activision/2010 Step 2: Follow the instructions on the screen to log in. Step 3: Click the appropriate button to view the Company’s proxy materials. Step 4: Make your selection as instructed to choose your delivery preferences and to VOTE. You will not be required to provide any identifying information other than your COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER to complete the voting process online. OBTAINING A FREE PAPER OR E-MAIL COPY OF THE PROXY MATERIALS If you prefer, you may request to receive your proxy materials for the Annual Meeting or for future annual meetings of the Company’s stockholders on paper or via e-mail in any of the following ways: Telephone: Call us toll-free at 1-888-221-0690. Internet: Go to www.cstproxy.com/activision/2010 and request a printed version of the materials. E-mail: Send a message to proxy@continentalstock.com with Activision in the subject field and include your registered holder name, address and COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER.